Exhibit 10.2

EXECUTION VERSION

AMENDMENT AGREEMENT dated as of September 5, 2013 (this “Amendment”), to the Amended and Restated Credit and Guaranty Agreement dated as of March 15, 2011 (as amended by that certain Amendment to Credit Agreement, dated as of April 22, 2011, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement, dated as of April 18, 2013, and as further amended, restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), by and among FAIRMOUNT MINERALS, LTD., a Delaware corporation (the “U.S. Borrower” or the “Borrower Representative”), FAIRMOUNT MINERALS HOLDINGS, INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES OF THE U.S. BORROWER, as Guarantors, LAKE SHORE SAND COMPANY (Ontario) LTD., an entity organized under the laws of the province of Ontario, Canada, as Canadian Borrower (the “Canadian Borrower”, and, together with the U.S. Borrower, the “Borrowers”), the Lenders party thereto from time to time, BARCLAYS BANK PLC (“Barclays Bank”), as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”), and the other agents party thereto.

A. Pursuant to the Existing Credit Agreement, the Lenders party thereto have extended, and have agreed to extend, credit to the Borrowers.

B. Pursuant to Section 9.07(c) of the Existing Credit Agreement, PNC Bank, National Association desires to resign as Revolving Administrative Agent (in such capacity, the “Existing Revolving Agent”) under the Existing Credit Agreement and the other Loan Documents and the Borrowers and the Required Lenders desire to ratify the appointment of Barclays Bank PLC as successor Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”) under the Second Amended and Restated Credit Agreement and the other Loan Documents and the Revolving Administrative Agent wishes to accept such appointment.

C. The Borrowers and the Required Lenders under the Existing Credit Agreement desire to amend the Existing Credit Agreement in the form of the Second Amended and Restated Credit Agreement attached hereto as Annex A (the “Second Amended and Restated Credit Agreement”; except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms therein), subject to the satisfaction of the conditions precedent to effectiveness referred to in Section 4 hereof.

D. The Borrowers and the Guarantors are party to one or more of the Security Documents, pursuant to which, among other things, the Borrowers and Guarantors provided security for the Obligations.

E. On the Restatement Date (as defined in Section 4 below), the U.S. Borrower shall (a)(i) borrow new term loans in an aggregate principal amount of $325,000,000 having the terms set forth for Tranche B-1 Term Loans (under and as defined in the Second Amended and Restated Credit Agreement), (ii) borrow new term loans in an aggregate principal amount of $885,000,000 having the terms set forth for Tranche B-2 Term Loans (under and as defined in the Second Amended and Restated Credit Agreement (the Tranche B-1 Term Loans, together with the Tranche B-2 Term Loans, collectively, the “New Term Loan Facility”) and (iii) repay and terminate the Revolving Commitments (under and as defined in the Existing Credit Agreement) and establish the Revolving Commitments under the Second Amended and Restated Credit Agreement (the “New Revolving Loan Facilities” and together with the New Term Loan Facility, the “New Credit Facilities”) and (b) use the proceeds of the New Credit Facilities (i) to repay in full all existing Term Loans and Revolving Loans (each as defined in the Existing Credit Agreement), (ii) to pay the consideration in connection with the Acquisition, (iii) to pay fees and expenses incurred in connection with the foregoing and (iv) to the extent remaining after the application of proceeds for the foregoing, for working capital and general corporate purposes of the Borrowers. The transactions described in this paragraph are collectively referred to herein as the “Transactions”.

F. (i) The Lenders set forth on Schedules 1.01(a) and (b) to the Second Amended and Restated Credit Agreement attached hereto as part of Annex B (the “New Term Lenders”) are willing to make Tranche B-1 Term Loans and Tranche B-2 Term Loans, respectively, under the New Term Loan Facility to the U.S. Borrower on the Restatement Date, (ii) the Lenders set forth on Schedule 1.01(c) to the Second Amended and Restated Credit Agreement attached hereto as part of Annex B (“New Revolving Lenders”) are willing to extend U.S. Revolving Commitments under the New Revolving Loan Facilities to the U.S. Borrower (and as noted on said Schedule, Canadian Revolving Commitments to the Canadian Borrower) on the Restatement Date and (iii) the Required Lenders under the Existing Credit Agreement are willing to agree to the amendment and restatement to the Existing Credit Agreement provided for herein, in each case on the terms set forth herein and in the Second Amended and Restated Credit Agreement and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment and Restatement of Existing Credit Agreement.

The Loan Parties, the Required Lenders under the Existing Credit Agreement and the other parties hereto each agree that:

(a) the Existing Credit Agreement shall be amended and restated on the Restatement Date, as reflected in the Second Amended and Restated Credit Agreement attached as Exhibit A hereto and any term or provision of the Existing Credit Agreement which is different from that set forth in the Second Amended and Restated Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Second Amended and Restated Credit Agreement;

(b) all of the Schedules to the Existing Credit Agreement will be amended and restated in their entirety on the Restatement Date, in the form attached hereto as Annex B; and

(c) the Administrative Agent is authorized to amend Exhibits A-1, A-2, B-1, B-2, C and E of the Existing Credit Agreement to reflect the Tranche B-1 Term Loans and the

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Tranche B-2 Term Loans and the changes to the definition of Consolidated Adjusted EBITDA and other conforming changes to the Second Amended and Restated Credit Agreement.

SECTION 2. Loans. Each Lender set forth on Schedules 1.01(a) and (b) to the Second Amended and Restated Credit Agreement agrees, severally and not jointly, to make, on the Restatement Date, a Tranche B-1 Term Loan and Tranche B-2 Term Loan, respectively, to the U.S. Borrower pursuant to and as set forth in Section 2.01(b) of the Second Amended and Restated Credit Agreement. Each Lender set forth on Schedule 1.01(c) to the Second Amended and Restated Credit Agreement agrees, severally and not jointly, to make, on the Restatement Date, Revolving Commitments available to the U.S. Borrower pursuant and as set forth in Section 2.02(b) of the Second Amended and Restated Credit Agreement. The proceeds of the New Credit Facilities are to be used by the U.S. Borrower solely for the purposes set forth in Recital E of this Amendment. For the avoidance of doubt, from and after the Restatement Date, references in the Second Amended and Restated Credit Agreement to the “Term Loans” shall be the Term Loans made by the Lenders to the U.S. Borrower on the Restatement Date and not the Term Loans under and as defined in the Existing Credit Agreement.

SECTION 3. Reaffirmation of Guaranty. Each Loan Party party to the Existing Credit Agreement, subject to the terms and limits contained in the Second Amended and Restated Credit Agreement and in the Security Documents, reaffirms its guaranty of the Obligations pursuant to the Existing Credit Agreement as amended and restated by the Second Amended and Restated Credit Agreement. Each Loan Party party to the Existing Credit Agreement hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendment and restatement of the Existing Credit Agreement effected pursuant to this Amendment. Each Loan Party to the Existing Credit Agreement hereby confirms that each Loan Document to which it is a party or is otherwise bound will continue to be in full force and effect as amended by this Amendment and all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment.

SECTION 4. Amendment Agreement Effectiveness; Conditions Precedent to Borrowing of Loans. The effectiveness of this Amendment and the obligations of the Lenders to make Tranche B-1 Term Loans and Tranche B-2 Term Loans under the New Term Loan Facility and Revolving Commitments under the New Revolving Loan Facilities shall be subject to the following conditions precedent: (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers, the Guarantors, the Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, each Lender making a Tranche B-1 Term Loan or a Tranche B-2 Term Loan under the New Term Loan Facility and each Lender making a Revolving Commitment under the New Revolving Loan Facilities (b) the Administrative Agent shall have received duly executed consents from the Required Lenders approving and directing the Administrative Agent to execute and deliver this Amendment; (c) each of the conditions in Section 3.01 and Section 3.02 of the Second Amended and Restated Credit Agreement shall be satisfied (or waived in accordance therewith); and (d) the Administrative Agent shall have received the fees set forth in Section 2.11(e) of the Second Amended and Restated Credit Agreement and all other fees and reimbursement of all costs and expenses required to be paid by the U.S. Borrower in connection with the transactions contemplated hereby. The date on which such conditions have been satisfied (or waived) is referred to herein as the “Restatement Date”.

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SECTION 5. Resignation of Revolving Administrative Agent. Effective upon the Restatement Date, PNC Bank shall resign as Revolving Administrative Agent and Swing Line Lender. The Required Lenders under the Existing Credit Agreement hereby appoint Barclays Bank PLC as Revolving Administrative Agent (and the Borrower Representative hereby consents to such appointment). Barclays Bank PLC shall also act as Swing Line Lender under the Second Amended and Restated Credit Agreement. The Borrowers and Required Lenders under the Existing Credit Agreement hereby waive any notice requirement provided for under the Loan Documents in respect of such resignation or appointment. The parties hereto confirm that all of the provisions of the Existing Credit Agreement, including, without limitation, Article IX (Agents) to the extent they pertain to the Existing Revolving Agent, continue in effect for the benefit of the Existing Revolving Agent and its Agent Affiliates in respect of any actions taken or omitted to be taken by them while the Existing Revolving Agent was acting as Revolving Administrative Agent under the Existing Credit Agreement.

SECTION 6. Effect of Amendment. On and after the Restatement Date, each reference to the Existing Credit Agreement in any Loan Document shall be deemed to be a reference to the Second Amended and Restated Credit Agreement. Except as expressly provided in this Amendment, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Second Amended and Restated Credit Agreement or any other Loan Document in similar or different circumstances. On and after the Restatement Date, this Amendment shall constitute a “Loan Document” for all purposes of the Second Amended and Restated Credit Agreement and the other Loan Documents. On and after the Restatement Date, as used in the Second Amended and Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean the Second Amended and Restated Credit Agreement.

SECTION 7. Consent. Each Lender (as defined in the Existing Credit Agreement) that delivers an executed counterpart of this Amendment on or prior to the Restatement Date hereby consents to this Amendment and the transactions contemplated hereby.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 9. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE

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OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 10. Submission to Jurisdiction. Section 10.15 of the Second Amended and Restated Credit Agreement is hereby incorporated by reference.

SECTION 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

FAIRMOUNT MINERALS, LTD.

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

LAKE SHORE SAND COMPANY (ONTARIO) LTD.

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

[Fairmount Minerals Amendment Agreement Signature Page]

FAIRMOUNT MINERALS HOLDINGS, INC.

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

BEST SAND CORPORATION

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

BEST SAND OF PENNSYLVANIA, INC.

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

CHEYENNE SAND CORP.

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC.

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

FAIRMOUNT WATER SOLUTIONS, LLC

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

[Fairmount Minerals Amendment Agreement Signature Page]

MINERAL VISIONS INC.

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

SPECIALTY SANDS, INC.

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

STANDARD SAND CORPORATION

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

TECHNIMAT LLC

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

TECHNISAND, INC.

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

WEDRON SILICA COMPANY

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

[Fairmount Minerals Amendment Agreement Signature Page]

WEXFORD SAND CO.

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

WISCONSIN INDUSTRIAL SAND COMPANY, LLC

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

WISCONSIN SPECIALTY SANDS, INC.

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

ALPHA RESINS, LLC

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

BLACK LAB LLC

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

FAIRMOUNT MINERALS, LLC

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

[Fairmount Minerals Amendment Agreement Signature Page]

SELF-SUSPENDING PROPPANT LLC

By:	/s/ Christopher L. Nagel
Name: Christopher L. Nagel Title: Chief Financial Officer

[Fairmount Minerals Amendment Agreement Signature Page]

BARCLAYS BANK PLC, as Administrative Agent, Revolving Administrative Agent and New Term Lender and New Revolving Lender

By:	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

[Fairmount Minerals Amendment Agreement Signature Page]

KEYBANK NATIONAL ASSOCIATION, as New Revolving Lender

By:	/s/
Name:
Title:

[Fairmount Minerals Amendment Agreement Signature Page]

PNC BANK, NATIONAL ASSOCIATION, as New Revolving Lender

By:	/s/ Christian S. Brown
Name: Christian S. Brown
Title: Senior Vice President

[Fairmount Minerals Amendment Agreement Signature Page]

SUMITOMO MITSUI BANKING CORP, as New Revolving Lender

By:	/s/ David Kee
Name: David Kee
Title: Managing Director

[Fairmount Minerals Amendment Agreement Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as New Revolving Lender

By:	/s/ Kristen Brockman
Name: Kristen Brockman
Title: Vice President

[Fairmount Minerals Amendment Agreement Signature Page]

FIRST MERIT BANK NA, as New Revolving Lender

By:	/s/ Robert G. Marlan
Name: Robert G. Marlan
Title: Senior Vice President

[Fairmount Minerals Amendment Agreement Signature Page]

SIEMENS FINANCIAL SERVICES INC, as New Revolving Lender

By:	/s/ Ernest Errigo
Name: Ernest Errigo
Title: Senior Transaction Coordinator

[Fairmount Minerals Amendment Agreement Signature Page]

Annex A

Second Amended and Restated Credit and Guaranty Agreement

[See Attached]

[Fairmount Minerals Amendment Agreement Signature Page]

SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

dated as of September 5, 2013

among

FAIRMOUNT MINERALS, LTD.,

as U.S. Borrower,

LAKE SHORE SAND COMPANY (ONTARIO) LTD.,

as Canadian Borrower,

FAIRMOUNT MINERALS HOLDINGS, INC.,

CERTAIN SUBSIDIARIES OF FAIRMOUNT MINERALS, LTD.,

as Guarantors,

VARIOUS LENDERS,

BARCLAYS BANK PLC and KEYBANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers,

BARCLAYS BANK PLC, KEYBANK NATIONAL ASSOCIATION,

PNC CAPITAL MARKETS LLC and WELLS FARGO SECURITIES, LLC

as Joint Bookrunners,

KEYBANK NATIONAL ASSOCIATION,

as Syndication Agent,

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent,

BARCLAYS BANK PLC,

as Revolving Administrative Agent,

and

PNC BANK, NATIONAL ASSOCIATION and WELLS FARGO SECURITIES, LLC,

as Co-Documentation Agents

$1,285,000,000 Senior Secured Credit Facilities

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3

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SCHEDULES:	1.01(a)	Tranche B-1 Term Loan Commitments
	1.01(b)	Tranche B-2 Term Loan Commitments
	1.01(c)	Revolving Commitments
	1.01(d)	Notice Addresses
	4.01	Jurisdictions of Organization and Qualification
	4.02	Equity Interests and Ownership
	4.13	Real Estate Assets
	4.16	Material Contracts
	5.17(b)	Restatement Date Mortgaged Properties
	6.01	Certain Indebtedness
	6.02	Certain Liens
	6.06	Certain Investments

EXHIBITS:	A-1	Borrowing Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Tranche B-1 Term Loan Note
	B-2	Tranche B-2 Term Loan Note
	B-3	Revolving Loan Note
	B-4	Swing Line Note
	C	Compliance Certificate
	D	[Reserved]
	E	Assignment Agreement
	F	Certificate re Non-Bank Status
	G-1	Restatement Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	Mortgage
	K	Landlord Waiver and Consent Agreement
	L	Intercompany Note
	M	Joinder Agreement

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SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of September 5, 2013, is entered into by and among FAIRMOUNT MINERALS, LTD., a Delaware corporation (the “U.S. Borrower” or the “Borrower Representative”), FAIRMOUNT MINERALS HOLDINGS, INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES OF THE U.S. BORROWER, as Guarantors, LAKE SHORE SAND COMPANY (Ontario) LTD., an entity organized under the laws of the province of Ontario, Canada, as Canadian Borrower (the “Canadian Borrower”, and, together with the U.S. Borrower, the “Borrowers”), the Lenders party hereto from time to time, BARCLAYS BANK PLC (“Barclays Bank”), as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”), as Revolving Administrative Agent (together with its permitted successors in such capacity, the “Revolving Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, the “Collateral Agent”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”) as Syndication Agent (together with its permitted successors in such capacity, the “Syndication Agent”), and PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”) and WELLS FARGO SECURITIES, LLC (“Wells Fargo Securities”), as Co-Documentation Agents (together with their permitted successors in such capacity, the “Co-Documentation Agents”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, the Borrowers, the other loan parties from time to time party thereto, the lenders, agents, issuing banks, Barclays Bank as administrative agent and collateral agent and PNC Bank as revolving administrative agent, are parties to the Credit and Guaranty Agreement, dated as of August 5, 2010 (as amended and restated by that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 15, 2011, as amended by that certain Amendment to Credit Agreement, dated as of April 22, 2011, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement, dated as of April 18, 2013, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of July 23, 2013 (the “Acquisition Agreement”), the U.S. Borrower agreed to acquire (the “Acquisition”) certain assets and liabilities of FTS International Services, LLC, FTS International Logistics, LLC and FTS International Manufacturing, LLC (collectively, the “Sellers”) comprising the Proppants business of the Sellers (the “Target”).

WHEREAS, the Borrowers have agreed to secure all of their Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of their respective assets, including with respect to the U.S. Borrower, a pledge of all of the Equity Interests of each of its Domestic Subsidiaries, 66.0% (or in the case of Guarantors with respect to the Obligations of the Canadian Borrower, 100%) of all of the voting Equity Interests of each of its Foreign Subsidiaries and all of the non-voting Equity Interests of each of its Foreign Subsidiaries, and including with respect to the Canadian Borrower, a pledge of all the Equity Interests of each of its Subsidiaries;

WHEREAS, the Guarantors have agreed to guarantee the Obligations of the Borrowers hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Equity Interests of each of their respective Domestic Subsidiaries (including a pledge by Holdings of all of its interests in the U.S. Borrower), 66.0% (or in the case of Guarantors with respect to the Obligations of the Canadian Borrower, 100%) of all of the voting Equity Interests of each of their respective Foreign Subsidiaries and all of the non-voting Equity Interests of each of their respective Foreign Subsidiaries; and

WHEREAS, pursuant to the Amendment Agreement, the Borrowers, the Required Lenders (as defined in the Existing Credit Agreement), the Administrative Agent and the Revolving Administrative Agent have agreed to amend and restate the Existing Credit Agreement in the form hereof. The amendment and restatement of the Existing Credit Agreement evidenced by this Agreement shall become effective as provided in the Amendment Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acquisition” has the meaning specified in the recitals hereto.

“Acquisition Agreement” has the meaning specified in the recitals hereto.

“Acquisition Documents” means the Acquisition Agreement, together with all other instruments and agreements entered into by the U.S. Borrower or its Subsidiaries in connection therewith.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the greater of (I) 1.00% per annum and (II) the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1.00%) (i) (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01 page) (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement. Notwithstanding the foregoing, with respect to any determination of the Adjusted Eurodollar Rate with respect to Revolving Loans or Tranche B-1 Term Loans, clause (I) of the foregoing shall be disregarded.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Lender” has the meaning set forth in Section 2.18(b).

“Affected Loans” has the meaning set forth in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, that no Agent or Lender shall be deemed to be an Affiliate of any Loan Party.

“Agent” means each of the Administrative Agent, the Revolving Administrative Agent, the Syndication Agent, the Collateral Agent and the Co-Documentation Agents.

“Agent Affiliates” has the meaning set forth in Section 10.01(b)(iii).

“Aggregate Amounts Due” has the meaning set forth in Section 2.17.

“Aggregate Payments” has the meaning set forth in Section 7.02.

“Agreement” means this Second Amended and Restated Credit and Guaranty Agreement, dated as of September 5, 2013, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning set forth in Section 10.24.

“Amendment Agreement” means the Amendment Agreement, dated as of the Restatement Date, effecting, among other things, this amendment and restatement of the Existing Credit Agreement.

“Applicable Margin” means for any day, with respect to (i) (a) Tranche B-1 Term Loans or Tranche B-2 Term Loans that are Eurodollar Rate Loans, 4.00% per annum and (b) Tranche B-1 Term Loans or Tranche B-2 Term Loans that are Base Rate Loans, 3.00% per annum, (ii) (a) Revolving Loans that are Eurodollar Rate Loans, 4.00% per annum and (b) Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans, 3.00% per annum; provided that commencing upon the date that financial statements are delivered for the Fiscal Quarter ending December 31, 2013, if the Leverage Ratio (calculated on a pro forma basis) as of the date of the most recently delivered financial statements is less than 2.75:1.00, each percentage figure in the preceding clause (ii) shall be reduced by 25 basis points (e.g. 4.00% shall be reduced to 3.75%). Changes in the Applicable Margin resulting from changes in the Leverage Ratio shall become effective on the date on which quarterly or annual financial statements are delivered to the Lenders pursuant to Section 5.01 and shall remain in effect until the next change to be effected pursuant to this definition. If any financial statements referred to above are not delivered within the time periods specified in Section 5.01, then, at the option of (and upon delivery of notice (telephonic or otherwise) by) the Required Revolving Lenders, until such financial statements are delivered, the Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be in excess of 2.75:1.00. In the event that any financial statement or certificate delivered pursuant to Section 5.01 is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the U.S. Borrower shall immediately deliver to the Administrative Agent a correct certificate required by Section 5.01 for such Applicable Period and (ii) the U.S. Borrower (or the Canadian Borrower, as applicable) shall immediately pay to the Revolving Administrative Agent the accrued additional fees owing as a result of such increased Applicable Margin for such Applicable Period.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Applicable Revolving Commitment Fee Percentage” means 0.50% per annum.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or to the Lenders by means of electronic communications pursuant to Section 10.01(b).

“Arrangers” means Barclays Bank and KeyBank in their capacities as joint lead arrangers.

“Asset Sale” means a sale, sale and leaseback, assignment, transfer or other disposition to, or any exchange of property with (or any lease or sub-lease (as lessor or sublessor) or exclusive license (as licensor or sublicensor) having substantially the same effect as any of the foregoing), any Person (other than the Borrowers or any Wholly-Owned Subsidiary Guarantor), in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Holdings’ Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), (ii) dispositions of Cash and Cash Equivalents in the ordinary course of business and (iii) sales, leases or licenses out of other assets for aggregate consideration of less than $5,000,000 with respect to any transaction or series of related transactions.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent.

“Assignment Effective Date” has the meaning set forth in Section 10.06(b).

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease, the amount of Indebtedness represented thereby will be determined in accordance with GAAP.

“Available Amount” means, as of any date, the sum, without duplication, of: (i) the aggregate cumulative amount of any Consolidated Excess Cash Flow to the extent not otherwise required to be applied pursuant to Section 2.14(e), beginning with the Fiscal Year ending December 31, 2010 (provided, that, notwithstanding the foregoing, with respect to the Fiscal Year ending December 31, 2013, with respect to which no prepayment is required under Section 2.14(e), only 50% of the Consolidated Excess Cash Flow for such Fiscal Year shall be included in the determination of “Available Amount”), (ii) the Net Cash Proceeds received after the

Original Closing Date and on or prior to the date of such determination of the Available Amount, of any sale of Equity Interests by, or capital contribution to, the U.S. Borrower (which, in the case of any such sale of Equity Interests is not Disqualified Equity Interests, are not issued in connection with the Transactions, used to make Capital Expenditures or consummate Permitted Acquisitions and are not required to repay the Loans pursuant to Section 2.14(c)) and (iii) an amount equal to any returns (including dividends, interest, distributions, returns on principal, profits on sale, repayments, income and similar amounts) actually received in cash and Cash Equivalents by any Loan Party in respect of any Investments made pursuant to Section 6.06(j), less, the sum of any Available Amount used to make (w) Restricted Junior Payments pursuant to Section 6.04(f), (x) Investments permitted by Section 6.06(m), (y) Permitted Acquisitions pursuant to Section 6.08(f) and (z) below par purchases of Term Loans in accordance with Section 2.13(c). The Available Amount as of the Restatement Date is $154,587,000.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Barclays Bank” has the meaning specified in the preamble hereto.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1.00%, (iii) 2.00% and (iv) the Adjusted Eurodollar Rate that would be payable on such day for a Eurodollar Rate Loan with a one-month Interest Period plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. Notwithstanding the foregoing, with respect to any determination of the Base Rate with respect to Revolving Loans or Tranche B-1 Term Loans, clause (iii) of the foregoing shall be disregarded.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Bookrunners” means Barclays Bank, KeyBank, PNC Capital Markets LLC and Wells Fargo in their capacities as joint bookrunners.

“Borrower Representative” has the meaning specified in the preamble hereto.

“Borrowers” has the meaning specified in the preamble hereto.

“Borrowing Notice” means a notice substantially in the form of Exhibit A-1.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market and (iii) with respect to all interest rate settings, funding disbursement, settlements and payments in Canadian Dollars, the term “Business Day” shall additionally exclude any day on which commercial banks in Toronto Ontario are authorized or required by law to close.

“Canadian Borrower” has the meaning specified in the preamble hereto.

“Canadian Dollars” or “C$” means the lawful money of Canada.

“Canadian Issuing Bank” means an Issuing Bank that has agreed to issue Canadian Letters of Credit.

“Canadian Letter of Credit” means any commercial or standby letter of credit issued or to be issued by an Issuing Bank for the account of the Canadian Borrower or any of its Subsidiaries pursuant to Section 2.04(a)(ii) of this Agreement.

“Canadian Letter of Credit Sublimit” means the lesser of (a) $1,000,000 and (b) the aggregate unused amount of the Canadian Revolving Commitments then in effect.

“Canadian Letter of Credit Usage” means, as at any date of determination, the sum of (i) the Dollar Equivalent of the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Canadian Letters of Credit then outstanding, and (ii) the Dollar Equivalent of the aggregate amount of all drawings under Canadian Letters of Credit honored by a Canadian Issuing Bank and not theretofore reimbursed by or on behalf of the Canadian Borrower.

“Canadian Prime Rate” means, for any date, the rate of interest per annum equal to the higher of: (a) the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75.0% of the nation’s thirty (30) largest banks), as in effect from time to time and (b) the CDOR Rate (as defined herein) calculated with reference to a 30 day Interest Period plus one percent (1.00%) per annum, in each case, such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate.

“Canadian Prime Rate Loans” means Loans for which the applicable rate of interest is based upon the Canadian Prime Rate.

“Canadian Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Canadian Revolving Loan and to acquire participations in Canadian Letters of Credit hereunder and “Canadian Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Canadian Revolving Commitment, if any, is set forth on Schedule 1.01(c) or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Canadian Revolving Commitments as of the Restatement Date is $1,000,000.

“Canadian Revolving Commitment Period” means the period from the Restatement Date to but excluding the Canadian Revolving Commitment Termination Date.

“Canadian Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Restatement Date, (ii) the date the Canadian Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14 and (iii) the date of the termination of the Canadian Revolving Commitments pursuant to Section 8.01.

“Canadian Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Canadian Revolving Commitments, that Lender’s Canadian Revolving Commitment; and (ii) after the termination of the Canadian Revolving Commitments, the sum of (a) the Dollar Equivalent of the aggregate outstanding principal amount of the Canadian Revolving Loans of that Lender, (b) in the case of a Canadian Issuing Bank, the Dollar Equivalent of the aggregate Canadian Letter of Credit Usage in respect of all Canadian Letters of Credit issued by such Issuing Bank (net of any participations by Lenders in such Canadian Letters of Credit) and (c) the Dollar Equivalent of the aggregate amount of all participations by that Lender in any outstanding Canadian Letters of Credit or any unreimbursed drawing under any Canadian Letter of Credit.

“Canadian Revolving Loan” means Loans made by a Lender in respect of its Canadian Revolving Commitment to the Canadian Borrower pursuant to Section 2.02(a)(ii) and/or Section 2.24.

“Canadian Security Documents” means the Canadian Pledge and Security Agreement and all other instruments, documents and agreements delivered by the Canadian Borrower pursuant to this Agreement or any of the other Loan Documents in order to grant to the Collateral Agent, for the benefit of Secured Parties, a Lien on any assets or property of the Canadian Borrower as security for the Obligations, including PPSA financing statements and amendments thereto.

“Capital Expenditures” means for any period, the aggregate of all expenditures of the U.S. Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the U.S. Borrower and its Subsidiaries; provided, that Capital Expenditures shall not include any expenditures which constitute a Permitted Acquisition permitted under Section 6.06 or Section 6.08.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, that notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP as of the Restatement Date, be considered a “Capital Lease” as a result of any changes in GAAP subsequent to the Restatement Date.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed or insured as to interest and principal by the United States or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) certificates of deposit, time deposits or bankers’ acceptances maturing within six (6) months after such date and issued or accepted by any Lender or by any commercial bank organized under or licensed by the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000 and (c) has a rating of at least AA- from S&P and Aa3 from Moody’s; (iv) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $2,000,000,000 and (c) has the highest rating obtainable from either S&P or Moody’s; and (v) in the case of Foreign Subsidiaries (including the Canadian Borrower), Investments made locally of a type comparable to those described in clauses (i) through (iv) of this definition.

“Cash Management Products” shall mean any one or more of the following types of services or facilities extended to any Loan Party by any Agent, any Lender, or any Affiliate of any Agent or a Lender in reliance on such Agent’s or such Lender’s agreement to indemnify such Affiliate: (i) Automated Clearing House (ACH) transactions and other similar money transfer services; (ii) cash management, including controlled disbursement and lockbox services; (iii) establishing and maintaining deposit accounts; and (iv) credit card or stored value cards, in each case, entered into with and provided by a Lender Counterparty.

“CDOR Rate” means, on any day and for any period, the rate applicable to Canadian Dollar bankers’ acceptances for the applicable Interest Period appearing on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. 2000 definitions, as modified and amended from time to time), at approximately 10:00 a.m. (Eastern Time), on such day, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page on such day the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Revolving Administrative Agent, as of 10:00 a.m. (Eastern Time) on such day or, if such day is not a Business Day, then on the immediately preceding Business Day.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change in Law” has the meaning set forth in Section 2.19(a).

“Change of Control” means, (i) at any time prior to consummation of a Qualifying IPO, the Permitted Investors shall cease to beneficially own and control at least 50% on a fully diluted basis of the voting interests in the Equity Interests of FML Holdings; (ii) at any time on or after consummation of a Qualifying IPO, any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Permitted Investors (a)(x) shall have acquired beneficial ownership or control of 35.0% or more on a fully diluted basis of the voting interests in the Equity Interests of FML Holdings or (y) shall have acquired beneficial ownership or control of voting interests in the Equity Interests of FML Holdings in excess of those interests owned and controlled by the Permitted Investors at such time or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of FML Holdings; (iii) the Sponsor shall cease to beneficially own and control at least 35.0% in the aggregate, on a fully diluted basis, of the voting interests in the Equity Interests of FML Holdings; (iv) FML Holdings shall cease to beneficially own and control, free and clear of all Liens (other than any inchoate tax liens and Liens in favor of the Collateral Agent for the benefit of Secured Parties), directly or indirectly, 100.0% on a fully diluted basis of the economic and voting interest in the Equity Interests of the U.S. Borrower; (v) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of FML Holdings cease to be occupied by Persons who either (a) were members of the board of directors of FML Holdings on the Restatement Date or (b) were nominated for election by the board of directors of FML Holdings, a majority of whom were directors on the Restatement Date or whose election or nomination for election was previously approved by a majority of such directors; or (vi) any “change of control” (or similar event, however denominated) shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness, to which Holdings or any of its Subsidiaries is a party.

“China Joint Venture” means Santrol (Yixing) Proppant Co., Ltd., a Chinese company.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Tranche B-1 Term Loan Exposure, (b) Lenders having Tranche B-2 Term Loan Exposure, (c) Lenders having Revolving Exposure (including the Swing Line Lenders) and (d) Lenders having Incremental Term Loan Exposure of each applicable Series, and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche B-1 Term Loans, (b) Tranche B-2 Term Loans, (c) Revolving Loans (including Swing Line Loans) and (d) each Series of Incremental Term Loans.

“Co-Documentation Agents” has the meaning set forth in the preamble.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Commodities Account” has the meaning set forth in the UCC.

“Company Representations” mean the representations made by or with respect to the Sellers and the Target under the Acquisition Agreement, but only to the extent that the U.S. Borrower or its Affiliates has the right to terminate its obligations under the Acquisition Agreement or the right not to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for the U.S. Borrower and its Subsidiaries on a consolidated basis equal to (i) Consolidated Net Income for such period, plus, to the extent reducing Consolidated Net Income in such period, the sum, without duplication, of amounts for (a) consolidated interest expense, (b) provisions for taxes based on income, profits or capital, (c) total depreciation and depletion expense, (d) total amortization expense, (e) management fees and reimbursement of out-of-pocket expenses paid to the Sponsor pursuant to the Management Agreement, (f) costs and expenses incurred in connection with the Transactions and any related transactions in an aggregate amount not to exceed $25,000,000, (g) all other non-recurring expenses or losses reducing Consolidated Net Income for such period, (h) transaction costs, fees, losses and expenses incurred in connection with the incurrence of indebtedness, disposition of assets, the making of Permitted Acquisitions or other Investments permitted hereunder (in each case whether or not consummated), and (i) other non-Cash charges reducing Consolidated Net Income for such period (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period), minus (ii) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period), minus (iii) amounts distributed to Holdings pursuant to Section 6.04(c)(i) and minus (iv) all non-recurring gains increasing Consolidated Net Income for such period. For the avoidance of doubt, the Consolidated Adjusted EBITDA for the U.S. Borrower and its Subsidiaries (including the Target) for the fiscal quarters ended September 30, 2012, December 31, 2012, March 31, 2013 and June 30, 2013 was $92,617,000, $85,896,000, $87,812,000, and $92,638,000, respectively. In addition and notwithstanding the foregoing and the immediately following paragraph, for purposes of determining Consolidated Adjusted EBITDA of the Target, such Consolidated Adjusted EBITDA shall be deemed to be $17,750,000 for the fiscal quarter ending September 30, 2013.

With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenant set forth in Section 6.07, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis, including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, and the reasonable cost savings and other operating improvements projected by the Borrower to be realized as a result of any Permitted Acquisition or Asset Sale (including the termination or discontinuance of activities constituting such business) in each case calculated on a pro forma basis as though such pro forma adjustments, reasonable cost savings and other operating improvements had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in the Consolidated Net Income for such period, provided that such pro forma adjustments, reasonable cost savings and other operating improvements shall not exceed 10% in any four fiscal quarter period and such pro forma, reasonable cost savings and other operating improvements shall be certified by the chief financial officer or vice president of Finance of the U.S. Borrower using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the U.S. Borrower and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to:

(i)	the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus, (b) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-Cash charges reducing Consolidated Net Income, including for depreciation and amortization and depletion (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period), plus (c) the Consolidated Working Capital Adjustment, minus

(ii)

the sum, without duplication, of (a) to the extent not already reducing Consolidated Net Income, the amounts for such period paid in cash from operating cash flow of (1) scheduled repayments of Indebtedness for borrowed money (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) and scheduled repayments of obligations under Capital Leases (excluding any interest expense portion thereof), (2) Capital Expenditures, (3) out-of-pocket costs and expenses paid to the Sponsor in accordance with the terms and provisions of the Management Agreement, (4) management fees paid to the Sponsor in accordance with the terms and provisions of the Management Agreement and (5) without duplication, the amount of any Restricted Junior

Payments actually made to FML Holdings pursuant to Section 6.04(c)(i) and (ii), plus (b) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period).

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of the U.S. Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of the U.S. Borrower) in which any other Person (other than the U.S. Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the U.S. Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the U.S. Borrower or is merged into or consolidated with the U.S. Borrower or any of its Subsidiaries or that Person’s assets are acquired by the U.S. Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of the U.S. Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax non-Cash gains (or losses) attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses. For avoidance of doubt, amounts distributed to FML Holdings pursuant to Section 6.04(h) shall not reduce Consolidated Net Income.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the U.S. Borrower and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness) determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of the U.S. Borrower and its Subsidiaries over Consolidated Current Liabilities of the U.S. Borrower and its Subsidiaries.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period; provided, that there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” has the meaning set forth in Section 7.02.

“Control Agreement” means a Securities Account Control Agreement, a Deposit Account Control Agreement or a Commodities Account Control Agreement, each as defined in the Pledge and Security Agreement.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Loan Party pursuant to Section 5.10(a).

“Covenant Triggering Event” has the meaning set forth in Section 6.07.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan or the issuing, renewal or amendment of a Letter of Credit.

“Cure Amount” has the meaning set forth in Section 8.02.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.10.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Revolving Commitment within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower Representative, the Administrative Agent, the Revolving Administrative Agent or any Lender in writing, or has otherwise indicated through a public statement, that it does not intend to comply with its funding obligations hereunder and generally under agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after receipt of a written request from the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, examiner, liquidator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof; provided, further, that if the Borrower Representative, the Administrative Agent, the Revolving Administrative Agent, the Swing Line Lenders and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateralization of Letters of Credit and/or Swing Line Loans), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Revolving Administrative Agent may determine to be necessary to cause the obligations of the Swing Line Lender and/or the Issuing Bank and the funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.22), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

“Defaulting Revolving Lender” has the meaning set forth in Section 2.22.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for scheduled payments or dividends in cash or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term Loan Maturity Date, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior Payment in Full of all Obligations.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Dollar Equivalent” means, with respect to an amount denominated in Dollars, such amount, and with respect to an amount denominated in Canadian Dollars, the equivalent in Dollars of such amount determined at the Exchange Rate on the applicable Valuation Date. In making the determination of the Dollar Equivalent for purposes of determining the aggregate available Canadian Revolving Commitments or U.S. Revolving Commitments on any Credit Date, the Revolving Administrative Agent shall use the Exchange Rate in effect at the date on which the applicable Borrower requests the extension of credit for such Credit Date pursuant to the provisions of this Agreement.

“Domestic Subsidiary” means (i) any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia and (ii) any Subsidiary treated as a disregarded entity for U.S. federal income tax purposes which is directly owned by the U.S. Borrower, a Guarantor or a Subsidiary described in clause (i) or this clause (ii).

“Earn Out Indebtedness” has the meaning set forth in Section 6.01(d).

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, that no Loan Party nor any or its Subsidiaries shall be an Eligible Assignee except pursuant to Section 2.13(c) or (iii) the Sponsor, so long as the Sponsor is an “accredited investor” (as defined under Regulation D of the Securities Act).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates or with respect to which Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, litigation, cause of action, proceeding, demand, abatement order or other order, decree or directive (conditional or otherwise) by any Governmental Authority or any other Person, directly or indirectly, arising (i) pursuant to or otherwise related to any Environmental Law, (ii) in connection with any actual or alleged violation of, or liability pursuant to, any Environmental Law, including any Governmental Authorizations issued pursuant to Environmental Law, (iii) in connection with any Hazardous Material, including the generation, use, handling, transportation, storage, treatment, disposal, presence, threatened Release or Release of, or exposure to, any Hazardous Materials and any abatement, removal, remedial, corrective or other response action related to Hazardous Materials or (iv) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal, state or local laws (including any common law), statutes, ordinances, orders, rules, regulations,

judgments or any other requirements of Governmental Authorities relating to or imposing liability or standards of conduct with respect to (i) environmental matters, (ii) the generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials; or (iii) the use, operation, development, mining, closure or reclamation of any surface or underground mines or (iv) occupational and other human safety and health (with respect to exposure to Hazardous Materials), industrial hygiene, land use or the protection of natural resources, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Equity Issuance” means any issuance or sale by, or capital contribution to, Holdings or any of its Subsidiaries of any Equity Interests of FML Holdings or any such Subsidiary, as applicable, except in each case for (a) any issuance or sale to FML Holdings or any of its Subsidiaries, (b) any issuance of directors’ qualifying shares, (c) sales or issuances of common stock of Holdings to management or employees of Holdings or any of its Subsidiary under any employee stock option, stock purchase plan, employee benefit plan or other similar arrangements in existence from time to time and (d) sales or issuances of Equity Interests of FML Holdings to any Permitted Investor, (e) issuances pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to another class of equity securities and (f) issuances of Equity Interests as consideration for or to finance a Permitted Acquisition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 or 430 of the Internal Revenue Code or Sections 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (v) a receipt by Holdings from any Multiemployer Plan of notice that such Multiemployer Plan has been determined to be or is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (vi) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) the assertion of a claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (xi) receipt from the Internal Revenue Service of notice of the failure of any Employee Benefit Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xii) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan; (xiii) the failure of any foreign pension schemes sponsored or maintained by any of the Borrowers or any of their Subsidiaries to be maintained in accordance with the requirements of applicable foreign law; (xiv) the occurrence of a non-exempt “prohibited transaction” with respect to which Holdings or any of its Subsidiaries is a “disqualified person” or a “party of interest” (within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA, respectively) which could reasonably be expected to result in liability in to Holdings or any of its Subsidiaries or (xv) any other event or condition with respect to an Employee Benefit Plan with respect to which Holdings or any of its Subsidiaries is likely to incur material liability other than in the ordinary course.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate or, solely with respect to Loans denominated in Canadian Dollars, the CDOR Rate.

“Event of Default” means any of the conditions or events set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Rate” means, as of any date of determination, the rate at which any currency (the “Original Currency”) may be exchanged into another currency (the “Exchanged Currency”), on the relevant Reuters screen at or about 11:00 a.m. (New York City time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower Representative or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Original Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the Exchanged Currency, with such Original Currency for delivery two (2) Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Accounts” has the meaning set forth in Section 5.15.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary in respect of which either (a) the pledge of greater than 66.0% of the voting Equity Interests of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations is reasonably likely to, in the good faith judgment of the Borrower Representative, now or in the future, result in adverse tax consequences to Holdings and its Subsidiaries as a result of Section 956 of the Internal Revenue Code.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof or security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to any Lender or other recipient of any payment to be made by or on account of any Obligation hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income or net profits as a result of a connection between such recipient and the jurisdiction imposing such tax (or any political subdivision thereof), other than any such connection arising from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document, (b) any branch profits tax that is imposed by any jurisdiction described in clause (a) above, (c) any U.S. Federal withholding tax that is imposed on amounts payable to a recipient at the time the recipient becomes a party to this Agreement, except to the extent such recipient’s assignor was entitled, at the time of assignment, to receive additional amounts with respect to such tax pursuant to Section 2.20 hereof, (d) any withholding taxes attributable to a Lender’s failure (other than as a result of a Change in Law after the date on which such Lender became a party to this Agreement) to comply with Section 2.20(c) and (e) any U.S. Federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the recitals hereto.

“Existing Lenders” means the Lenders pursuant to the Existing Credit Agreement immediately prior to the Restatement Date.

“Existing Loan Document” has the meaning set forth in Section 10.03.

“Existing Mortgaged Property” means each Material Real Estate Asset on which a Mortgage has been granted prior to the Restatement Date.

“Existing Term Loan Lenders” means Existing Lenders that hold Existing Term Loans.

“Existing Term Loans” means Tranche B Term Loans under, and as defined in, the Existing Credit Agreement.

“Exposure” means, with respect to any Lender, such Lender’s Tranche B-1 Term Loan Exposure, Tranche B-2 Term Loan Exposure, Revolving Exposure or Incremental Term Loan Exposure, as applicable.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” has the meaning set forth in Section 7.02.

“Fair Share Contribution Amount” has the meaning set forth in Section 7.02.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal

Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by the Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or vice president of Finance of the U.S. Borrower that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning set forth in Section 5.01(h).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“FML Holdings” means FML Holdings, Inc., a Delaware corporation.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Guarantors” has the meaning set forth in Section 7.02.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, certification, registration, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” has the meaning specified in the Pledge and Security Agreement.

“Guaranteed Obligations” has the meaning set forth in Section 7.01.

“Guarantor” means (i) with respect to the Obligations of the U.S. Borrower, each of Holdings and each Subsidiary of Holdings (other than the U.S. Borrower, the China Joint Venture and any Excluded Foreign Subsidiary) and (ii) with respect to the Obligations of the Canadian Borrower, the U.S. Borrower and each Guarantor described in the foregoing clause (i).

“Guaranty” means the guaranty of each Guarantor set forth in Article VII.

“Hazardous Materials” means any pollutant, contaminant, chemical, waste, material or substance, which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to human health and safety or to the indoor or outdoor environment, including petroleum, petroleum products, asbestos, urea formaldehyde, radioactive materials, and polychlorinated biphenyls (“PCBs”).

“Hedge Agreement” means a Swap Contract entered into with a Lender Counterparty.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means (i) the audited financial statements of FML Holdings and its Subsidiaries, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows and (ii) the unaudited financial statements of FML Holdings and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows, in each case delivered to the Administrative Agent prior to the Restatement Date.

“Holdings” has the meaning specified in the preamble hereto.

“Increased Amount Date” has the meaning set forth in Section 2.24.

“Increased-Cost Lenders” has the meaning set forth in Section 2.23.

“Incremental Revolving Commitments” has the meaning set forth in Section 2.24.

“Incremental Revolving Loan Lender” has the meaning set forth in Section 2.24.

“Incremental Revolving Loans” has the meaning set forth in Section 2.24.

“Incremental Term Loan Commitments” has the meaning set forth in Section 2.24.

“Incremental Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Incremental Term Loans of such Lender.

“Incremental Term Loan Lender” has the meaning set forth in Section 2.24.

“Incremental Term Loan Maturity Date” means the date on which Incremental Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise (it being understood that pursuant to Section 2.24 the applicable Incremental Term Loan Maturity Date of each Series shall be no shorter than the latest of the final maturity of the Revolving Loans and the Tranche B-2 Term Loans).

“Incremental Term Loans” has the meaning set forth in Section 2.24.

“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and any such obligations incurred under ERISA), which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another that would otherwise constitute Indebtedness hereunder; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Swap Contract, in each case, whether entered into for hedging or speculative purposes; provided, that in no event shall obligations under any derivative transaction be deemed “Indebtedness” for any purpose under Section 6.07 unless such obligations relate to a derivatives transaction which has been terminated. In no event will obligations in respect of Equity Interests constitute Indebtedness hereunder except as provided in clause (vii) above.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other necessary response or remedial action related to the Release or presence of any Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Loan Party, its Affiliates (including Subsidiaries) or any other Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the fee letter (or subsequent letter agreements entered into by any of the Borrowers with any of the Arrangers or Bookrunners) delivered by any Agent or any Lender to any of the Borrowers with respect to the transactions contemplated by this Agreement; (iii) any Environmental Claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries; (iv) any Loan or the use of proceeds thereof; or (v) any of the Transactions.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 10.03(a).

“Installment” has the meaning set forth in Section 2.12.

“Installment Date” has the meaning set forth in Section 2.12.

“Intellectual Property” has the meaning set forth in the Pledge and Security Agreement.

“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Loan Party in any Intellectual Property.

“Intellectual Property Security Agreements” has the meaning set forth in the Pledge and Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit L evidencing Indebtedness owed among Loan Parties and their Subsidiaries.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan (including any Swing Line Loan) or any Canadian Prime Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Restatement Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, that in the case of each Interest Period of longer than three (3) months “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months (or, if available to all of the Lenders, twelve months), as selected by the applicable Borrower in the applicable Borrowing Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s applicable Stated Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the applicable Stated Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the Restatement Date, or any successor provision of law.

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Subsidiary Guarantor); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Subsidiary Guarantor), of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Subsidiary Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Swap Contract. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IRB Loan Agreement” means that certain loan agreement dated September 1, 2007, by and between the Town of Red Cedar, Wisconsin and Wisconsin Industrial Sand Company, L.L.C. relating to the $10,000,000 Town of Red Cedar, Wisconsin Variable Rate Demand Industrial Development Revenue Bonds (Fairmount Minerals, Ltd. Project), Series 2007.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.

“Issuing Bank” means PNC Bank, as Issuing Bank hereunder, and any other Lender that has notified the Administrative Agent and the Revolving Administrative Agent that it has agreed to a request by the Borrower Representative to become an Issuing Bank, together with its permitted successors and assigns in such capacity. Unless otherwise specified, in respect of any Letter of Credit, “Issuing Bank” shall refer to the Issuing Bank which has issued such Letter of Credit.

“Joinder Agreement” means an agreement substantially in the form of Exhibit M.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Judgment Currency” has the meaning set forth in Section 10.24.

“KeyBank” has the meaning specified in the preamble hereto.

“Landlord Consent and Estoppel” means, with respect to any Leasehold Property which is a Material Real Estate Asset, a letter, certificate or other instrument in writing from the lessor under the related lease if required pursuant to the terms of such lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Loan Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to the Collateral Agent in its reasonable discretion, but in any event sufficient for the Collateral Agent to obtain a Title Policy with respect to such Mortgage.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments or modifications as may be approved by the Collateral Agent.

“Leasehold Property” means any material leasehold interest of any Loan Party as lessee under any lease of real property.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swing Line Lender.

“Lender Counterparty” means each “Lender Counterparty” as defined in the Existing Credit Agreement and each Lender, each Agent and each of their respective Affiliates counterparty to a Swap Contract or documentation governing any Cash Management Product (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Restatement Date but subsequently, whether before or after entering into a Swap Contract or documentation governing any Cash Management Product, ceases to be an Agent or a Lender, as the case may be).

“Letter of Credit” means a U.S. Letter of Credit or Canadian Letter of Credit, as applicable. Unless the context shall require, on and after the Restatement Date, Letters of Credit issued under the Existing Credit Agreement shall be deemed Letters of Credit issued hereunder.

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal-Quarter period ending on such date. For the avoidance of doubt, for the purposes of determining the Leverage Ratio, “Consolidated Total Debt” shall not include Earn Out Indebtedness unless not paid when due.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means a Tranche B-1 Term Loan, a Tranche B-2 Term Loan, a Revolving Loan, a Swing Line Loan and an Incremental Term Loan.

“Loan Document” means any of this Agreement, the Notes, if any, the Security Documents, any documents or certificates executed by any Borrower in favor of any Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of any Agent, any Issuing Bank or any Lender in connection herewith on or after the Original Closing Date, including without limitation the Amendment Agreement dated as of September 5, 2013 and any other amendment to this Agreement (other than any such document, instrument or agreements that have been terminated).

“Loan Party” means each Borrower and each Guarantor.

“Management Agreement” means that certain Management Consulting Agreement, by and between FML Holdings and American Securities, LLC as in effect on the Restatement Date or as amended, supplemented or otherwise modified from time to time so long as such amendment, supplement or other modification is not, when taken as a whole, adverse to the Lenders compared to the Management Agreement in effect on the Restatement Date, it being agreed that any increase in the management fee is adverse to the Lenders.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means any event, change, effect, development, circumstance or condition that has caused or could reasonably be expected to cause a material adverse change, material adverse effect on and/or material adverse developments with respect to (i) the business, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of Holdings and its Subsidiaries taken as a whole; (ii) the ability of any Loan Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Loan Party of a Loan Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Loan Document.

“Material Contract” means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of Holdings, the Borrowers or any Subsidiary in an individual principal amount (or Net Mark-to-Market Exposure) of $15,000,000 or more.

“Material Real Estate Asset” means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $5,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $2,000,000 per annum or (ii) any Real Estate Asset that the Arrangers have determined prior to the Restatement Date is material to the business operations or the financial condition for Holdings or any Subsidiary thereof.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means one or more instruments of mortgage or leasehold mortgage, in each case, substantially in the form of Exhibit J, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgaged Property” means (i) each Existing Mortgaged Property, each Restatement Date Mortgaged Property and (iii) any Material Real Estate Asset that becomes a Mortgaged Property after the Restatement Date pursuant to Section 5.11.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year.

“Net Cash Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the U.S. Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (1) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (2) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that, in the case of a Loan Party, is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (3) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the U.S. Borrower or any of its Subsidiaries in connection with such Asset Sale or for any other liabilities retained by the U.S. Borrower or any of its Subsidiaries associated with such Asset Sale, (4) bona fide selling fees, costs, commissions and expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes) and (5) the U.S. Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 180 days of such Asset Sale; provided that, to the extent such Cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of such Asset Sale, such Cash proceeds shall constitute Net Cash Proceeds; (b) (i) any Cash payments or proceeds received by the U.S. Borrower or any of its Subsidiaries in excess of $5,000,000 (1) under any casualty insurance policy in respect of a covered loss thereunder or (2) as a result of the taking of any assets of the U.S. Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (1) any actual and reasonable costs incurred by the U.S. Borrower or any of its Subsidiaries in connection with the collection, adjustment or settlement of any claims of the U.S. Borrower or such Subsidiary in respect thereof, and (2) any bona fide direct costs incurred in connection with any sale of such assets as referred to in preceding clause (i)(2), including income taxes paid or payable as a result of any gain recognized in connection therewith and the costs and expenses incurred in connection with the preparation of assets for transfer upon a taking or condemnation; and (c) with respect to any issuance or incurrence of Indebtedness or any Equity Issuance, the Cash proceeds thereof, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Contracts or other Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Swap Contract or such other Indebtedness as of the date of determination (assuming the Swap Contract or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Swap Contract or such other Indebtedness as of the date of determination (assuming such Swap Contract or such other Indebtedness were to be terminated as of that date).

“Non-Consenting Lender” has the meaning set forth in Section 2.23.

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-U.S. Lender” has the meaning set forth in Section 2.20(c).

“Note” means a Tranche B-1 Term Note, a Tranche B-2 Term Loan Note, a Revolving Loan Note or a Swing Line Note.

“Notice” means a Borrowing Notice, an Issuance Notice, or a Conversion/ Continuation Notice.

“Obligations” means all obligations of every nature of each Loan Party, including obligations from time to time owed to Agents (including former Agents), the Arrangers, the Bookrunners, Lenders or any of them and Lender Counterparties, under any Loan Document, Hedge Agreement or Cash Management Products, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” has the meaning set forth in Section 7.07.

“OFAC” has the meaning specified in Section 4.24.

“Organizational Documents” means with respect to any Person all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement and (iv) with respect to any limited liability company, its articles of organization and its operating agreement. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Closing Date” means August 5, 2010.

“Other Taxes” means any and all present or future stamp, transfer or documentary Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising directly or indirectly from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, including any such Taxes directly or indirectly imposed on or with respect to any reserve, deposit, insurance or other similar requirement that, as a result of a Change in Law, applies or is otherwise related to the Loan, this Agreement or any other Loan Document.

“Participant Register” has the meaning set forth in Section 10.06(g)(iv).

“PATRIOT Act” has the meaning set forth in Section 3.01(p).

“Payment in Full” or “Paid in Full” means the payment in full of all Obligations (other than contingent obligations not yet due and payable) and cancellation, expiration or cash collateralization of all Letters of Credit (in a manner and in an amount acceptable to the applicable Issuing Bank) and termination of all Commitments to lend under this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 or Section 430 of the Internal Revenue Code or Section 302 or Section 303 of ERISA.

“Perfection Certificate” means a certificate in form reasonably satisfactory to the Collateral Agent that provides information with respect to the personal or mixed property of each Loan Party.

“Permitted Acquisition” means any acquisition by the U.S. Borrower or any of its Wholly-Owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided, that:

(i)	immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)	all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)	in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the U.S. Borrower in connection with such acquisition shall be owned 100.0% by the U.S. Borrower, the Canadian Borrower or a Subsidiary Guarantor, and the U.S. Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the U.S. Borrower, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(iv)	after giving effect to such acquisition as of the last date of the Fiscal Quarter most recently ended, the U.S. Borrower and its Subsidiaries shall, pro forma for such acquisition, have a Leverage Ratio (calculated on a pro forma basis) not exceeding 4.75:1.00;

(v)	the U.S. Borrower shall have delivered to the Administrative Agent (A) at least five (5) Business Days prior to such proposed acquisition, (i) a Compliance Certificate evidencing compliance with clause (iv) above and (ii) all other relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with clause (iv) above and (B) promptly upon request by the Administrative Agent, (i) a copy of the purchase agreement related to the proposed Permitted Acquisition (and any related documents reasonably requested by the Administrative Agent) and (ii) quarterly and annual financial statements (if available or, if unavailable, such other financial or operational information reasonably acceptable to the Administrative Agent) of the Person whose Equity Interests or assets are being acquired for the twelve-month period immediately prior to such proposed Permitted Acquisition, including any audited financial statements that are available;

(vi)	any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which the U.S. Borrower and/or its Subsidiaries are engaged as of the Restatement Date or similar or related businesses; and

(vii)	the aggregate unused portion of the Revolving Commitments at such time (after giving effect to the consummation of the respective acquisition and any financing thereof) shall equal or exceed $15,000,000.

“Permitted Investors” means the Sponsor and each other holder of Equity Interests of Holdings on the Restatement Date.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.02.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to

Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (except by virtue of amortization of or prepayment of Indebtedness prior to such date of determination); (c) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (e) the original obligors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the only obligors thereon; and (f) the terms and conditions of any such modification, refinancing, refunding, renewal or extension, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” has the meaning set forth in Section 5.01(m).

“Pledge and Security Agreement” means the U.S. Pledge and Security Agreement entered into by the U.S. Borrower and each Guarantor on the Original Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“PNC Bank” has the meaning specified in the preamble hereto.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75.0% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent, the Revolving Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of the Administrative Agent, the Revolving Administrative Agent, each Swing Line Lender and each Issuing Bank, such Person’s “Principal Office” as set forth on Schedule 1.01(d), or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrowers, the Administrative Agent, the Revolving Administrative Agent and each Lender.

“Projections” has the meaning set forth in Section 4.08.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Tranche B-1 Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B-1 Term Loan Exposure of that Lender by (b) the aggregate Tranche B-1 Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B-2 Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B-2 Term Loan Exposure of that Lender by (b) the aggregate Tranche B-2 Term

Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (1) (a) the U.S. Revolving Exposure of that Lender by (b) the aggregate U.S. Revolving Exposure of all Lenders or (2) with respect to Canadian Revolving Commitments, Canadian Revolving Loans or Canadian Letters of Credit, (a) the Canadian Revolving Exposure of that Lender by (b) the aggregate Canadian Revolving Exposure of all Lenders; and (iv) with respect to all payments, computations, and other matters relating to Incremental Term Loan Commitments or Incremental Term Loans of a particular Series, the percentage obtained by dividing (a) the Incremental Term Loan Exposure of that Lender with respect to that Series by (b) the aggregate Incremental Term Loan Exposure of all Lenders with respect to that Series. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Tranche B-1 Term Loan Exposure, the Tranche B-2 Term Loan Exposure, the Revolving Exposure and the Incremental Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Tranche B-1 Term Loan Exposure, the Tranche B-2 Term Loan Exposure, the aggregate Revolving Exposure and the aggregate Incremental Term Loan Exposure of all Lenders.

“Qualifying IPO” means the initial underwritten public offering of common Equity Interests of Holdings in the United States (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, that results in at least 15% of enterprise value of Net Cash Proceeds to Holdings.

“Reaffirmation Agreement” means the Reaffirmation Agreement, dated as of the Restatement Date, by and among the Borrowers, the Guarantors and the Collateral Agent, pursuant to which each of the Borrowers and the Guarantors acknowledged and confirmed the full force and effect of the Security Documents with respect to this Agreement and the Obligations.

“Real Estate Asset” means, at any time of determination, any interest (fee or leasehold) then owned by any Loan Party in any real property.

“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Collateral Agent.

“Recorded Leasehold Interest” means a Leasehold Property which is a Material Real Estate Asset with respect to which a Record Document has been recorded in all places necessary or desirable, in the Collateral Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property.

“Refunded Swing Line Loans” has the meaning set forth in Section 2.03(b)(iv).

“Register” means the Revolving Commitment Register or the Term Loan Register, as applicable.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and Exchange Act.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.

“Reimbursement Date” has the meaning set forth in Section 2.04(d).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” has the meaning set forth in Section 2.23.

“Required Lenders” means one or more Lenders (other than Defaulting Lenders) having or holding Tranche B-1 Term Loan Exposure, Tranche B-2 Term Loan Exposure, Incremental Term Loan Exposure and/or Revolving Exposure and representing more than 50.0% of the sum of (i) the aggregate Tranche B-1 Term Loan Exposure of all Lenders (other than Defaulting Lenders), (ii) the aggregate Tranche B-2 Term Loan Exposure of all Lenders (other than Defaulting Lenders), (iii) the aggregate Revolving Exposure of all Lenders (other than Defaulting Lenders) and (iv) the aggregate Incremental Term Loan Exposure of all Lenders (other than Defaulting Lenders).

“Required Revolving Lenders” means one or more Lenders having or holding Revolving Exposure representing more than 50.0% of the aggregate Revolving Exposure of all Lenders.

“Restatement Date” means September 6, 2013.

“Restatement Date Certificate” means a Restatement Date Certificate in form and substance reasonably satisfactory to the Administrative Agent.

“Restatement Date Mortgaged Property” has the meaning set forth in Section 5.17(b).

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings, the U.S. Borrower or any of its Subsidiaries (or any direct or indirect parent of the U.S. Borrower or Holdings) now or hereafter outstanding, except a dividend payable solely in shares of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or the U.S. Borrower or any of its Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, the U.S. Borrower or any of its Subsidiaries (or any direct or indirect parent of the U.S. Borrower or Holdings) now or hereafter outstanding; (iv) management or similar fees payable to Sponsor or any of its Affiliates and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Revolving Administrative Agent” has the meaning set forth in the preamble hereto.

“Revolving Commitment” means a U.S. Revolving Commitment and/or Canadian Revolving Commitment, as applicable.

“Revolving Commitment Period” means the U.S. Revolving Commitment Period or the Canadian Revolving Commitment Period, as applicable.

“Revolving Commitment Register” has the meaning set forth in Section 2.07(b).

“Revolving Commitment Termination Date” means the U.S. Revolving Commitment Termination Date or the Canadian Revolving Commitment Termination Date, as applicable.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, the sum of such Lender’s U.S. Revolving Exposure and Canadian Revolving Exposure.

“Revolving Lender” means a Lender having a Revolving Commitment.

“Revolving Loan” means a U.S. Revolving Loan and/or a Canadian Revolving Loan, as applicable.

“Revolving Loan Note” means a promissory note substantially in the form of Exhibit B-3, as it may be amended, restated, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission and any successor Governmental Authority performing a similar function.

“Secured Leverage Ratio” means as of any date of determination the ratio as of such day of (a) Consolidated Total Debt as of such day that is secured by a Lien on any asset or property of Holdings or any Subsidiary to (b) Consolidated Adjusted EBITDA for the most recent four-Fiscal Quarter period for which financial statements are available. For the avoidance of doubt, for the purposes of determining the Secured Leverage Ratio, “Consolidated Total Debt” shall not include Earn Out Indebtedness unless not paid when due.

“Secured Parties” has the meaning set forth in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” has the meaning set forth in the UCC.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Documents” means the Pledge and Security Agreement, the Reaffirmation Agreement, the Mortgages, the Canadian Security Documents, the Intellectual Property Security Agreements, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Collateral Agent, for the benefit of Secured Parties, a Lien on any assets or property of that Loan Party as security for the Obligations, including UCC financing statements and amendments thereto and filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office.

“Series” has the meaning set forth in Section 2.24.

“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Loan Party, that as of the date of determination, both (i) (a) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets, which for this purpose shall include rights of contribution in respect of obligations for which such Loan Party has provided a guarantee; (b) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on the Restatement Date and reflected in the Projections or with respect to any transaction contemplated to be undertaken after the Restatement Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Representations” means the representations and warranties set forth in Sections 4.01, 4.03, 4.04(a), 4.06, 4.17, 4.18, 4.21 and 4.24.

“Specified Equity Contribution” has the meaning set forth in Section 8.02.

“Sponsor” means American Securities LLC or any of its Affiliates (but excluding any operating portfolio companies of the foregoing).

“Sponsor Affiliated Lender” means the Sponsor in its capacity as Lender hereunder.

“Stated Maturity Date” means with respect to the Tranche B-1 Term Loans, March 15, 2017, with respect to the Tranche B-2 Term Loans, September 5, 2019, with respect to the Revolving Loans, September 5, 2018, and with respect to any Incremental Term Loans, the date specified in the applicable Joinder Agreement.

“Subordinated Indebtedness” means any Indebtedness that by its terms is subordinated in right of payment to any of the Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary Guarantor” means each Guarantor other than Holdings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Swap Contract that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Lender” means Barclays Bank, in its capacity as the Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by the Swing Line Lender to the U.S. Borrower pursuant to Section 2.03.

“Swing Line Note” means a promissory note substantially in the form of Exhibit B-4, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $40,000,000 and (ii) the aggregate unused amount of U.S. Revolving Commitments then in effect.

“Syndication Agent” has the meaning set forth in the preamble hereto.

“Target Material Adverse Effect” means any effect, event, transaction, condition, development, occurrence or change that, individually or in the aggregate, (i) materially impairs, or would reasonably be expected to materially impair, the ability of the Sellers to consummate the transactions contemplated by the Acquisition Agreement or (ii) has, or would be reasonably likely to have, a material adverse change on the business, assets, results of operations or financial condition of the Business (as defined in the Acquisition Agreement); provided that, none of the following shall constitute or be taken into account in determining whether there has been a Target Material Adverse Effect: (1) changes in general economic or political conditions, or in the securities, credit or financial markets, except to the extent there is a disproportionate impact on the Business taken as whole relative to other persons and entities in the industry in which the Business operates; (2) changes in the conditions generally affecting the industry in which the Business operates, except to the extent there is a disproportionate effect on the Business taken as a whole relative to other persons and entities in the industry in which the Business operates; (3) natural disasters; (4) changes resulting from acts of war or terrorism, except to the extent there is a disproportionate impact on the Business taken as a whole relative to other persons and entities in the industry in which the Business operates; (5) the effect of any changes in United States generally accepted accounting principles; (6) the effect of any action taken by Buyer or its Affiliates (as such terms are defined in the Acquisition Agreement) other than in accordance with the Acquisition Agreement (but solely in the case of this clause (6) if taken with the consent of the Joint Lead Arrangers and the Bookrunners); and (7) any effect or change resulting from public announcement of the Acquisition Agreement or the transactions contemplated thereby.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (and interest, fines, penalties and additions related thereto) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Technology Acquisition” shall mean the acquisition of all of the equity interests of any Technology Entity.

“Technology Acquisition Claw-Back” shall mean any right of the seller of any Technology Entity to repurchase all or a portion of the equity interests in a Technology Entity if certain “earn-out” thresholds with respect to the underlying Technology Acquisition have not been met.

“Technology Entity” shall mean any entity acquired by any Loan Party the material assets of which consist of Intellectual Property and which at the time of such acquisition generated no cash flow (positive or negative).

“Term Lender” has the meaning set forth in Section 2.13(c)(i).

“Term Loan” means a Tranche B-1 Term Loan, a Tranche B-2 Term Loan and an Incremental Term Loan.

“Term Loan Commitment” means the Tranche B-1 Term Loan Commitment, the Tranche B-2 Term Loan Commitment or the Incremental Term Loan Commitment of a Lender, and “Term Loan Commitments” means such commitments of all Lenders.

“Term Loan Maturity Date” means the Tranche B-1 Term Loan Maturity Date, Tranche B-2 Term Loan Maturity Date and, if such Incremental Term Loans constitute a separate Series of Loans, the Incremental Term Loan Maturity Date of such Series of Incremental Term Loans.

“Term Loan Register” has the meaning set forth in Section 2.07(b).

“Terminated Lender” has the meaning set forth in Section 2.23.

“Title Company” has the meaning set forth in Section 5.11(b)(3).

“Title Policy” has the meaning set forth in Section 5.11(b)(3).

“Total Utilization of Canadian Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Canadian Revolving Loans (other than Revolving Loans made for the purposes of reimbursing an Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied) and (ii) the Canadian Letter of Credit Usage.

“Total Utilization of U.S. Revolving Commitments” means, as at any date of determination, the Dollar Equivalent of the sum of (i) the aggregate principal amount of all outstanding U.S. Revolving Loans (other than U.S. Revolving Loans made for the purposes of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Bank for any amount drawn under any U.S. Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans and (iii) the U.S. Letter of Credit Usage.

“Tranche B-1 Term Loan” means a Tranche B-1 Term Loan made by a Lender to the U.S. Borrower pursuant to Section 2.01(a)(i).

“Tranche B-1 Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche B-1 Term Loan and “Tranche B-1 Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Tranche B-1 Term Loan Commitment, if any, is set forth on Schedule 1.01(a) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche B-1 Term Loan Commitments as of the Restatement Date is $325,000,000.

“Tranche B-1 Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B-1 Term Loans of such Lender; provided, that at any time prior to the making of the Tranche B-1 Term Loans the Tranche B-1 Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche B-1 Term Loan Commitment.

“Tranche B-1 Term Loan Maturity Date” means the earlier of (i) the Stated Maturity Date for the Tranche B-1 Term Loans and (ii) the date on which all Tranche B-1 Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche B-1 Term Loan Note” means a promissory note substantially in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche B-2 Term Loan” means a Tranche B-2 Term Loan made by a Lender to the U.S. Borrower pursuant to Section 2.01(a)(ii).

“Tranche B-2 Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche B-2 Term Loan and “Tranche B-2 Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Tranche B-2 Term Loan Commitment, if any, is set forth on Schedule 1.01(b) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche B-2 Term Loan Commitments as of the Restatement Date is $885,000,000.

“Tranche B-2 Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B-2 Term Loans of such Lender; provided, that at any time prior to the making of the Tranche B-2 Term Loans the Tranche B-2 Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche B-2 Term Loan Commitment.

“Tranche B-2 Term Loan Maturity Date” means the earlier of (i) the Stated Maturity Date for the Tranche B-2 Term Loans and (ii) the date on which all Tranche B-2 Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche B-2 Term Loan Note” means a promissory note substantially in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Transactions” means (i) the Borrowing of the Tranche B-1 Term Loans hereunder on the Restatement Date, (ii) the Borrowing of the Tranche B-2 Term Loans hereunder on the Restatement Date, (iii) the repayment (including by cash-less roll) of all Existing Term Loans (including all outstanding Tranche B Term Loans (as defined in the Existing Credit Agreement)), (iv) the Acquisition and the payment of consideration in connection with the Acquisition, (v) the repayment and termination of the Revolving Commitments (as defined in and under the Existing Credit Agreement) and the establishment of the Revolving Commitments hereunder and any drawings of such Revolving Commitments on the Restatement Date and (vi) the payment of fees, commissions, costs and expenses incurred in by the Loan Parties in connection with the foregoing.

“Transaction Costs” means the fees, costs and expenses payable by Holdings, any Borrower or any of the Borrowers’ respective Subsidiaries on or before the Restatement Date in connection with the transactions contemplated by the Loan Documents and the Acquisition Documents.

“Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan, Canadian Prime Rate Loan or a Eurodollar Rate Loan and (ii) with respect to Swing Line Loans, a Base Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.S. Borrower” has the meaning specified in the preamble hereto.

“U.S. Issuing Bank” means an Issuing Bank that has agreed to issue U.S. Letters of Credit.

“U.S. Lender” has the meaning set forth in Section 2.20(c).

“U.S. Letter of Credit” means any commercial or standby letter of credit issued or to be issued by an Issuing Bank for the account of the U.S. Borrower or any of its Subsidiaries pursuant to Section 2.04(a)(i) of this Agreement.

“U.S. Letter of Credit Sublimit” means the lesser of (i) $45,000,000 and (ii) the aggregate unused amount of the U.S. Revolving Commitments then in effect.

“U.S. Letter of Credit Usage” means, as at any date of determination, the sum of (i) the Dollar Equivalent of the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all U.S. Letters of Credit then outstanding, and (ii) the Dollar Equivalent of the aggregate amount of all drawings under U.S. Letters of Credit honored by an Issuing Bank and not theretofore reimbursed by or on behalf of the U.S. Borrower.

“U.S. Revolving Commitment” means the commitment of a Lender to make or otherwise fund any U.S. Revolving Loan and to acquire participations in U.S. Letters of Credit and Swing Line Loans hereunder and “U.S. Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s U.S. Revolving Commitment, if any, is set forth on Schedule 1.01(c) or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the U.S. Revolving Commitments as of the Restatement Date is $74,000,000.

“U.S. Revolving Commitment Period” means the period from the Restatement Date to but excluding the U.S. Revolving Commitment Termination Date

“U.S. Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Restatement Date, (ii) the date the U.S. Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14 and (iii) the date of the termination of the U.S. Revolving Commitments pursuant to Section 8.01.

“U.S. Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the U.S. Revolving Commitments, that Lender’s U.S. Revolving Commitment; and (ii) after the termination of the U.S. Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the U.S. Revolving Loans of that Lender, (b) in the case of an Issuing Bank, the aggregate U.S. Letter of Credit Usage in respect of all U.S. Letters of Credit issued by such Issuing Bank (net of any participations by Lenders in such U.S. Letters of Credit), (c) the Dollar Equivalent of the aggregate amount of all participations by that Lender in any outstanding U.S. Letters of Credit or any unreimbursed drawing under any U.S. Letter of Credit, (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“U.S. Revolving Loan” means Loans made by a Lender in respect of its U.S. Revolving Commitment to the U.S. Borrower pursuant to Section 2.02(a)(i) and/or Section 2.24.

“Valuation Date” means (i) the date two (2) Business Days prior to the making, continuing or converting of any Loan or the date of issuance or continuation of any Letter of Credit , (ii) with respect to each U.S. Letter of Credit denominated in Canadian Dollars, the date on which any draft presented under such U.S. Letter of Credit is paid by the Issuing Bank and (iii) any other date designated by the Administrative Agent, the Revolving Administrative Agent or the applicable Issuing Bank.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wells Fargo Securities” has the meaning specified in the preamble hereto.

“Wholly-Owned Subsidiary” means, with respect to any Person, any other Person all of the Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person directly and/or through other wholly-owned Subsidiaries of such Person.

“Wholly-Owned Subsidiary Guarantor” means any Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the U.S. Borrower.

Section 1.02 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.01(a), 5.01(b) and 5.01(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.01(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements; provided that if a change in GAAP would materially change the calculation of the financial covenant, standards or terms of this Agreement, (i) the Borrower Representative shall provide prompt notice of such change to the Administrative Agent and (ii) the Borrower Representative or the Administrative Agent may request that such calculations continue to be made in accordance with GAAP without giving effect to such change (in which case the Borrower Representative, the Administrative Agent and the Lenders agree to negotiate in good faith to amend the provisions hereof to eliminate the effect of such change in GAAP, but until such amendment is entered into, the calculations shall be made in accordance with those used to prepare the Historical Financial Statements of the U.S. Borrower without giving effect to such change).

Section 1.03 Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Schedule or Exhibit shall be to an Article, a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The terms lease and license shall include sub-lease and sub-license, as applicable. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein or therein, any reference in this Agreement or any other Loan Document to any agreement, document or instrument shall mean such agreement, document or instrument as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement or such Loan Document.

ARTICLE II.

LOANS AND LETTERS OF CREDIT

Section 2.01 Term Loans. (a) Subject to the terms and conditions hereof,

(i) each Lender severally agrees to make, on the Restatement Date, a Tranche B-1 Term Loan to the U.S. Borrower in an amount equal to such Lender’s Tranche B-1 Term Loan Commitment, and

(ii) each Lender severally agrees to make, on the Restatement Date, a Tranche B-2 Term Loan to the U.S. Borrower in an amount equal to such Lender’s Tranche B-2 Term Loan Commitment.

The U.S. Borrower may make only one borrowing under each of the Tranche B-1 Term Loan Commitment and Tranche B-2 Term Loan Commitment, which shall be on the Restatement Date. Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche B-1 Term Loans and Tranche B-2 Term Loans shall be paid in full no later than the Tranche B-1 Term Loan Maturity Date and the Tranche B-2 Term Loan Maturity Date, respectively. Each Lender’s Tranche B-1 Term Loan Commitment and Tranche B-2 Term Loan Commitment shall terminate immediately and without further action on the Restatement Date after giving effect to the funding of such Tranche B-1 Term Loan Commitment and Tranche B-2 Term Loan Commitment on such date.

(b) Borrowing Mechanics for Term Loans. Upon satisfaction or waiver of the conditions precedent specified herein, each Lender with a Tranche B-1 Term Loan Commitment or Tranche B-2 Term Loan Commitment shall make its Tranche B-1 Term Loan or Tranche B-2 Term Loan, as the case may be, available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the Restatement Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. The Administrative Agent shall make the proceeds of the Tranche B-1 Term Loans and Tranche B-2 Term Loans available to the U.S. Borrower on the Restatement Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited to the account of the U.S. Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to the Administrative Agent by the U.S. Borrower.

Section 2.02 Revolving Loans.

(a) Revolving Commitments.

(i) U.S. Revolving Commitments. During the U.S. Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to the U.S. Borrower in an aggregate amount up to but not exceeding such Lender’s U.S. Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of U.S. Revolving Commitments exceed the U.S. Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.02(a)(i) may be repaid and reborrowed during the

U.S. Revolving Commitment Period. Each Lender’s U.S. Revolving Commitment shall expire on the U.S. Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the U.S. Revolving Loans and the U.S. Revolving Commitments shall be paid in full no later than such date.

(ii) Canadian Revolving Commitments. During the Canadian Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Canadian Revolving Loans to the Canadian Borrower in an aggregate amount up to but not exceeding such Lender’s Canadian Revolving Commitment; provided, that after giving effect to the making of any Canadian Revolving Loans in no event shall the Total Utilization of Canadian Revolving Commitments exceed the Canadian Revolving Commitments then in effect. Loans in respect of the Canadian Revolving Commitments may be drawn in Dollars or Canadian Dollars. Amounts borrowed pursuant to this Section 2.02(a)(ii) may be repaid and reborrowed during the applicable Revolving Commitment Period. Each Lender’s Canadian Revolving Commitments shall expire on the Canadian Revolving Commitment Termination Date and all Canadian Revolving Loans and all other amounts owed hereunder with respect to the Canadian Revolving Loans and the Canadian Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Except pursuant to 2.04(d), U.S. Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount, U.S. Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Canadian Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans shall be made in a minimum amount of C$100,000 (or $100,000, in the case of Canadian Revolving Loans in Dollars) and integral multiples of C$50,000 (or $50,000, in the case of Canadian Revolving Loans in Dollars) in excess of that amount.

(ii) Whenever a Borrower desires that Lenders make Revolving Loans to it, such Borrower (or Borrower Representative) shall deliver to the Revolving Administrative Agent a fully executed Borrowing Notice no later than 10:00 a.m. (New York City time) (x) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, (y) on the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan or (z) at least one (1) Business Days in advance of the proposed Credit Date in the case of a Canadian Prime Rate Loan. Except as otherwise provided herein, a Borrowing Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

(iii) Notice of receipt of each Borrowing Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Revolving Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided the Revolving Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 12:00 p.m. (New York City time) on the same day as the Revolving Administrative Agent’s receipt of such Borrowing Notice from the applicable Borrower (or the Borrower Representative).

(iv) Each Lender shall make the amount of its Revolving Loan available to the Revolving Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars (or, with regard to Revolving Loans denominated in Canadian Dollars, Canadian Dollars), at the applicable Principal Office designated by the Revolving Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Revolving Administrative Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars (or, with regard to Revolving Loans denominated in Canadian Dollars, Canadian Dollars) equal to the proceeds of all such Revolving Loans received by the Revolving Administrative Agent from Lenders to be credited to the account of applicable Borrower at the Principal Office designated by Revolving Administrative Agent or such other account as may be designated in writing to the Revolving Administrative Agent by the applicable Borrower.

Section 2.03 Swing Line Loans.

(a) Swing Line Loans Commitments. During the U.S. Revolving Commitment Period, subject to the terms and conditions hereof, the Swing Line Lender hereby agrees to make Swing Line Loans to the U.S. Borrower in Dollars in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of U.S. Revolving Commitments exceed the U.S. Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.03(a) may be repaid and reborrowed during the U.S. Revolving Commitment Period. The Swing Line Lender’s U.S. Revolving Commitment shall expire on the U.S. Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full on the U.S. Revolving Commitment Termination Date.

(b) Borrowing Mechanics for Swing Line Loans.

(i) Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii) Whenever the U.S. Borrower desires that the Swing Line Lender make a Swing Line Loan, the U.S. Borrower shall deliver to the Revolving Administrative Agent a Borrowing Notice no later than 12:00 p.m. (New York City time) on the proposed Credit Date.

(iii) The Swing Line Lender shall make the amount of its Swing Line Loan available to the Revolving Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars at the Revolving Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Revolving Administrative Agent shall make the proceeds of such Swing Line Loans available to the U.S. Borrower promptly upon receipt from such Swing Line Lender on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by the Revolving Administrative Agent from such Swing Line Lender to be credited to the account of the U.S. Borrower at the Revolving Administrative Agent’s applicable Principal Office, or to such other account as may be designated in writing to the Revolving Administrative Agent by the U.S. Borrower.

(iv) With respect to any Swing Line Loans which have not been voluntarily prepaid by the U.S. Borrower pursuant to Section 2.13(a) or repaid pursuant to Section 2.03(a) above, the Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Revolving Administrative Agent (with a copy to the Borrower Representative), no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Borrowing Notice given by the Borrower Representative) requesting that with regard to any Swing Line Loan outstanding on such date, each Lender holding a U.S. Revolving Commitment make U.S. Revolving Loans that are Base Rate Loans to the U.S. Borrower on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) in order to repay such outstanding Swing Line Loans. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than the Swing Line Lender shall be immediately delivered by the Revolving Administrative Agent to the Swing Line Lender (and not to any Borrower) and applied to repay a corresponding portion of the applicable Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, the Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender to the U.S. Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of the Swing Line Lender but shall instead constitute part of the Swing Line Lender’s outstanding Revolving Loans to the U.S. Borrower and shall be due under the applicable Revolving Loan Note issued by the U.S. Borrower to the Swing Line Lender. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the U.S. Borrower from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17.

(v) If for any reason Revolving Loans are not made pursuant to Section 2.03(b)(iv) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the Swing Line Lender, each Lender holding a U.S. Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in any outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one

(1) Business Day’s notice from the Swing Line Lender, each Lender holding a U.S. Revolving Commitment shall deliver to such Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of such Swing Line Lender. In order to evidence such participation each Lender holding such a Revolving Commitment agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to the applicable Line Lender. In the event any Lender holding such a Revolving Commitment fails to make available to the Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, such Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by such Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate.

(vi) Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to Section 2.03(b)(iv) and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that such obligations of each Lender are subject to the condition that the Swing Line Lender had not received prior notice from the U.S. Borrower or the Required Lenders that any of the conditions under Section 3.02 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and (2) the Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (B) it does not in good faith believe that all conditions under Section 3.02 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (C) at a time when any Lender is a Defaulting Revolving Lender, unless such Swing Line Lender has entered into arrangements satisfactory to it and the Borrower Representative to eliminate such Swing Line Lender’s risk with respect to the Defaulting Revolving Lender’s participation in such Swing Ling Loan, including by the U.S. Borrower cash collateralizing such Defaulting Revolving Lender’s Pro Rata Share of the outstanding Swing Line Loans.

Section 2.04 Issuance of Letters of Credit and Purchase of Participations Therein.

(a) Letters of Credit. (i) During the U.S. Revolving Commitment Period, subject to the terms and conditions hereof, each U.S. Issuing Bank agrees to issue U.S. Letters of Credit for the account of any Loan Party in the aggregate amount up to but not exceeding the U.S. Letter of Credit Sublimit; provided, that (1) each U.S. Letter of Credit shall be denominated in Dollars or

Canadian Dollars (provided that only up to $5,000,000 of U.S. Letters of Credit may be denominated in Canadian Dollars); (2) the stated amount of each U.S. Letter of Credit shall not be less than $250,000 (or, with respect to a U.S. Letter of Credit denominated in Canadian Dollars, C$250,000) or such lesser amount as is acceptable to the applicable Issuing Bank; (3) after giving effect to such issuance, in no event shall the Total Utilization of U.S. Revolving Commitments exceed the U.S. Revolving Commitments then in effect; (4) after giving effect to such issuance, in no event shall the U.S. Letter of Credit Usage exceed the U.S. Letter of Credit Sublimit then in effect; (5) unless otherwise agreed to by the applicable Issuing Bank, in no event shall any standby Letter of Credit have an expiration date later than the earlier of (x) the U.S. Revolving Commitment Termination Date and (y) the date which is one year from the date of issuance of such standby Letter of Credit (it being understood that if a Letter of Credit has an expiration date after the U.S. Revolving Termination Date, the obligations of the Revolving Lenders with respect to such Letter of Credit will terminate on the U.S. Revolving Termination Date; and (6) unless otherwise agreed to by the applicable Issuing Bank, in no event shall any commercial Letter of Credit (x) have an expiration date later than the earlier of (1) the U.S. Revolving Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit or (y) be issued if such commercial Letter of Credit is otherwise unacceptable to the Issuing Bank in its reasonable discretion. Except as expressly provided in Section 2.04(d) with respect to same day reimbursement of any draft on any U.S. Letter of Credit, the amount deemed outstanding under each U.S. Letter of Credit that is denominated in Canadian Dollars at any time, and the amount of the U.S. Borrower’s reimbursement obligations under Section 2.04(d) for any amounts paid by the Issuing Bank in connection with any such U.S. Letter of Credit, shall be the Dollar Equivalent thereof, as determined on the most recent Valuation Date or, if later, the date of reimbursement pursuant to Section 2.04(d).

(ii) During the Canadian Revolving Commitment Period, subject to the terms and conditions hereof, each Canadian Issuing Bank agrees to issue Canadian Letters of Credit for the account of the Canadian Borrower or any Subsidiary thereof in the aggregate amount up to but not exceeding the Canadian Letter of Credit Sublimit; provided, that (1) each Canadian Letter of Credit shall be denominated in Dollars or Canadian Dollars; (2) the stated amount of each Canadian Letter of Credit shall not be less than $100,000 (or, with respect to a Letter of Credit denominated in Canadian Dollars, C$100,000) or such lesser amount as is acceptable to the applicable Issuing Bank; (3) after giving effect to such issuance, in no event shall the Total Utilization of Canadian Revolving Commitments exceed the Canadian Revolving Commitments then in effect; (4) after giving effect to such issuance, in no event shall the Canadian Letter of Credit Usage exceed the Canadian Letter of Credit Sublimit then in effect; (5) unless otherwise agreed to by the applicable Issuing Bank, in no event shall any standby Canadian Letter of Credit have an expiration date later than the earlier of (x) the Canadian Revolving Commitment Termination Date and (y) the date which is one year from the date of issuance of such standby Letter of Credit (it being understood that if a Letter of Credit has an expiration date after the Canadian Revolving Termination Date, the obligations of the Revolving Lenders with respect to such Letter of Credit will terminate on the Canadian Revolving Termination Date); and (6) unless otherwise agreed to by the applicable Issuing Bank, in no event shall any commercial Canadian Letter of Credit (x) have an expiration date later than the earlier of (1) the Canadian Revolving Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit or (y) be issued if such commercial Letter of Credit is otherwise unacceptable to the Issuing Bank in its reasonable discretion.

(iii) Subject to the foregoing, each Issuing Bank may agree that a standby Letter of Credit shall automatically be extended for one or more successive periods not to exceed one year each, unless such Issuing Bank elects not to extend for any such additional period; provided, that such Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time such Issuing Bank must elect to allow such extension; provided, further, that at any time when any Lender is a Defaulting Revolving Lender, no Issuing Bank shall be required to issue, renew or extend any Letter of Credit unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrower Representative to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Revolving Lender, including by cash collateralizing such Defaulting Revolving Lender’s Pro Rata Share of the U.S. Letter of Credit Usage or the Canadian Letter of Credit Usage, as applicable.

(b) Notice of Issuance. Whenever a Borrower desires the issuance of a Letter of Credit, it shall deliver to the Revolving Administrative Agent an Issuance Notice (together with a completed application for Letter of Credit in such form as the applicable Issuing Bank may specify) no later than 12:00 p.m. (New York City time) at least three (3) Business Days (in the case of standby Letters of Credit) or five (5) Business Days (in the case of commercial Letters of Credit), or in each case such shorter period as may be agreed to by the applicable Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.02, the applicable Issuing Bank shall issue the requested Letter of Credit only in accordance with such Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the applicable Issuing Bank shall promptly notify the Administrative Agent, the Revolving Administrative Agent and each Lender with an applicable Revolving Commitment of such issuance, amendment or modification which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.04(e).

(c) Responsibility of the Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between any Borrower and the applicable Issuing Bank, the applicable Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the applicable Issuing Bank by, the respective beneficiaries of such Letters of Credit; provided that this assumption is not intended to, and shall not, preclude the applicable Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. In furtherance and not in limitation of the foregoing, the applicable Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, no action taken or omitted by an Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith and in the absence of gross negligence and willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction), shall give rise to any liability on the part of such Issuing Bank to any Borrower.

(d) Reimbursement by the Borrowers of Amounts Drawn or Paid Under Letters of Credit. In the event an Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the Borrower Representative, the Revolving Administrative Agent, and the Administrative Agent, and the applicable Borrower shall reimburse the Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars (or Canadian Dollars, as applicable) and in same day funds equal to the amount of such honored drawing; provided that with respect to any reimbursement obligations of the U.S. Borrower arising from the presentment to the Issuing Bank of a draft under a U.S. Letter of Credit denominated in Canadian Dollars, the U.S. Borrower may make payment in Canadian Dollars only if such payment is received by the Issuing Bank on the date such draft is paid by the Issuing Bank and shall make payment thereafter in the Dollar Equivalent of such draft (as determined by the Issuing Bank on the date such draft is paid); provided, that anything contained herein to the contrary notwithstanding, (i) unless the Borrower Representative shall have notified the Revolving Administrative Agent, the Administrative Agent and the applicable Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that the applicable Borrower intends to reimburse the Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the applicable Borrower shall be deemed to have given a timely Borrowing Notice to the Revolving Administrative Agent requesting (x) with respect to any U.S. Letter of Credit, that Lenders with U.S. Revolving Commitments to make U.S. Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the Dollar Equivalent of the amount of such honored drawing or (y) with respect to any Canadian Letter of Credit, that Lenders with Canadian Revolving Commitments make Canadian Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans, as applicable, on the Reimbursement Date in an amount in Canadian Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.02, such Lenders with Revolving Commitments shall, on the Reimbursement Date, make such Revolving Loans that are

Base Rate Loans or Canadian Prime Rate Loans, as applicable, in the Dollar Equivalent amount of such honored drawing (or the Canadian Dollar amount as applicable with respect to Canadian Prime Rate Loans), the proceeds of which shall be applied directly by the Revolving Administrative Agent to reimburse the applicable Issuing Bank for the amount of such honored drawing; provided, further, that if for any reason proceeds of Revolving Loans are not received by such Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the applicable Borrower shall reimburse such Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.04(d) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and each Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.04(d).

(e) Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each U.S. Letter of Credit, each Lender having a U.S. Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such U.S. Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the U.S. Revolving Commitments) of the Dollar Equivalent of the maximum amount which is or at any time may become available to be drawn thereunder. Immediately upon the issuance of each Canadian Letter of Credit, each Lender having a Canadian Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Canadian Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Canadian Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the applicable Borrower shall fail for any reason to reimburse the applicable Issuing Bank as provided in Section 2.04(d), such Issuing Bank shall promptly notify each Lender with an applicable Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the applicable Revolving Commitments. Each Lender with a U.S. Revolving Commitment shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by such Issuing Bank. Each Lender with a Canadian Revolving Commitment shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars or Canadian Dollars, as applicable, and in same day funds, at the office of such Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by such Issuing Bank. In the event that any Lender with a U.S. Revolving Commitment or Canadian Revolving Commitment, as applicable, fails to make available to the applicable Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.04(e), the applicable Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by the applicable Issuing Bank for the correction of errors among banks and thereafter, in respect of U.S. Letters of Credit, at the Base Rate, and in respect of Canadian Letters of Credit, at the Canadian Prime Rate. In the event the applicable Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.04(e) for all or any portion of any drawing honored by the Issuing Bank under a Letter of Credit, the Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.04(e) with respect to such honored drawing such Lender’s Pro Rata Share (with respect to the applicable Revolving Commitments) of all payments subsequently received by the applicable Issuing Bank from the applicable Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Schedule 1.01(d) or at such other address as such Lender may request.

(f) Obligations Absolute. The obligation of each Borrower to reimburse an Issuing Bank for drawings honored under Letters of Credit issued by it and to repay any Revolving Loans made by the Lenders pursuant to Section 2.04(d) and the obligations of the Lenders under Section 2.04(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank, any Lender or any other Person or, in the case of a Lender, against any Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by an Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, general affairs, assets, liabilities, operations, management, condition (financial or otherwise), stockholders’ equity, results of operations or value of any Loan Party; (vi) any breach hereof or any other Loan Document by any party thereto; (vii) the fact that an Event of Default or a Default shall have occurred and be continuing; or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(g) Indemnification. Without duplication of any obligation of any Borrower under Section 10.02 or 10.03, in addition to amounts payable as provided herein, each Borrower hereby agrees to protect, indemnify, pay and save harmless each applicable Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of such Issuing Bank (as determined by a final, non-appealable judgment of a court of competent jurisdiction) or (2) the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

(h) Resignation and Removal of an Issuing Bank. An Issuing Bank may resign as an Issuing Bank upon 60 days prior written notice to the Administrative Agent, the Revolving Administrative Agent, the Lenders and the Borrower Representative. An Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the Revolving Administrative Agent, the replaced Issuing Bank (provided that no consent of the replaced Issuing Bank will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank. The Revolving Administrative Agent shall notify the Lenders of any such replacement or resignation of such Issuing Bank. At the time any such replacement or resignation shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced or resigned Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit or to renew existing Letters of Credit.

(i) Determination of Exchange Rate. On each Valuation Date with respect to each outstanding Letter of Credit denominated in Canadian Dollars, the applicable Issuing Bank shall determine the Exchange Rate as of such Valuation Date and shall promptly notify the Revolving Administrative Agent and the Borrower thereof and of the Dollar Equivalent of all such Letters of Credit issued by it outstanding on such Valuation Date. The Exchange Rate so determined shall become effective on such Valuation Date and shall remain effective until the next succeeding Valuation Date.

Section 2.05 Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless the Administrative Agent or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent, shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent, the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent, may assume that such Lender has made such amount available to the Administrative

Agent or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent, on such Credit Date and the Administrative Agent or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent, may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent, by such Lender, the Administrative Agent or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent, shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent, at the customary rate set by the Administrative Agent or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent, for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent’s, demand therefor, the Administrative Agent or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent, shall promptly notify the applicable Borrower and the applicable Borrower shall immediately pay such corresponding amount to the Administrative Agent or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent, together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent or, if such borrowing is of Revolving Loans, the Revolving Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.05(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitment and Revolving Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.06 Use of Proceeds. The proceeds of the Term Loans and the Revolving Loans, if any, made on the Restatement Date shall be applied by the U.S. Borrower to consummate the Transactions and for working capital and general corporate purposes. The proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit made after the Restatement Date shall be applied by the U.S. Borrower and the Canadian Borrower for working capital and general corporate purposes of the Borrowers and their respective Subsidiaries, including Permitted Acquisitions. The proceeds of the Incremental Term Loans shall be applied by the U.S. Borrower for general corporate purposes, including Permitted Acquisitions. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

Section 2.07 Evidence of Debt; Registers; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of each Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.

(b) Registers. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names, addresses of, and the principal and stated interest owing to, the Lenders and the Term Loans of each Lender from time to time (the “Term Loan Register”). The Revolving Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names, addresses of, and the principal and stated interest owing to, the Lenders and the Revolving Commitment and Revolving Loans of each Lender from time to time (the “Revolving Commitment Register”). The Registers shall be available for inspection by the Administrative Agent, the Borrower Representative or any Lender (but solely with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent and the Revolving Administrative Agent (as applicable) shall record, or shall cause to be recorded, in the Term Loan Register or the Revolving Commitment Register, as applicable, the Revolving Commitments and the Loans in accordance with the provisions of Section 10.06, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the applicable Borrower and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitment or any Borrower’s Obligations in respect of any Loan. Each Borrower hereby designates the Administrative Agent and the Revolving Administrative Agent to serve as such Borrower’s agent solely for purposes of maintaining the Term Loan Register and the Revolving Commitment Register as the case may be, as provided in this Section 2.07, and such Borrower hereby agrees that, to the extent the Administrative Agent or the Revolving Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to the Borrower Representative (with a copy to the Administrative Agent) at least two (2) Business Days prior to the Restatement Date, or at any time thereafter, the applicable Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06) on the Restatement Date (or, if such notice is delivered after the Restatement Date, promptly after the Borrower Representative’s receipt of such notice) a Note or Notes to evidence such Lender’s Tranche B-1 Term Loan, Tranche B-2 Term Loan, Incremental Term Loan, Revolving Loan or Swing Line Loan, as the case may be.

Section 2.08 Interest on Loans.

(a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) in the case of Term Loans and Revolving Loans:

(A) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(B) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin; or

(C) if a Canadian Prime Rate Loan, at the Canadian Prime Rate plus the Applicable Margin; and

(ii) in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin for Revolving Loans.

(b) The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as a Base Rate Loan only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the applicable Borrower and notified to the Administrative Agent or, if relating to Revolving Loans, the Revolving Administrative Agent pursuant to the applicable Borrowing Notice or Conversion/Continuation Notice, as the case may be; provided, that until the date on which the Arrangers notify the Borrower Representative that the primary syndication of the Loans and Revolving Commitments has been completed, as determined by the Arrangers, the Term Loans shall be maintained as Base Rate Loans. If on any day a Loan is outstanding with respect to which a Borrowing Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent (and, if applicable, the Revolving Administrative Agent) in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan, or if in Canadian Dollars, a Canadian Prime Rate Loan.

(c) In connection with (i) Term Loans that are Eurodollar Rate Loans there shall be no more than seven (7) Interest Periods outstanding at any time and (ii) Revolving Loans that are Eurodollar Rate Loans there shall be no more than three (3) Interest Periods outstanding at any time. In the event a Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Dollar denominated Eurodollar Rate Loan) shall be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan shall remain as, or (if not then outstanding) shall be made as, a Base Rate Loan). In the event a Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, such Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent or, with regard to Revolving Loans, the Revolving Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrower and each Lender.

(d) Interest payable pursuant to Section 2.08(a) shall be computed (i) in the case of Base Rate Loans and Canadian Prime Rate Loans on the basis of a 365-day or 366-day year, as the case may be and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of such conversion, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of such conversion, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of such Loan, including final maturity of such Loan; provided, that with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f) Each Borrower agrees to pay to the applicable Issuing Bank, with respect to drawings honored under any Letter of Credit issued by it, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the applicable Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans (or, if such amount paid is denominated in Canadian Dollars, Canadian Prime Rate Loans) and (ii) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans (or, if such amount paid is denominated in Canadian Dollars, Canadian Prime Rate Loans).

(g) Interest payable pursuant to Section 2.08(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the applicable Issuing Bank of any payment of interest pursuant to Section 2.08(f), such Issuing Bank shall distribute to each applicable Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event an Issuing Bank shall have been reimbursed by the applicable Lenders for all or any portion of such honored drawing, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.04(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by the applicable Lenders for the period from the date on which such Issuing Bank was so reimbursed by the applicable Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the applicable Borrower.

(h) For purposes of disclosure pursuant to the Interest Act (Canada), (i) whenever any interest under this Agreement is calculated using a rate based on a year of 360 days or 365 days,

as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

Section 2.09 Conversion/Continuation.

(a) Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, each Borrower shall have the option:

(i) to convert at any time all or any part of any Term Loan or U.S. Revolving Loan equal to $1,000,000 (or, in the case of a conversion to a Base Rate Loan, $500,000) and integral multiples of $1,000,000 (or, in the case of a conversion to a Base Rate Loan, $100,000) in excess of that amount from one Type of Loan to another Type of Loan; provided, that a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless the U.S. Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; or

(iii) to convert at any time all or any part of a Canadian Revolving Loan equal to CN$1,000,000 or CN$500,000 in the case of a conversion to a Canadian Prime Rate Loan and integral multiples thereof (or, in the case of conversion to a Canadian Prime Rate Loan, CN$500,000) in excess of that amount for any Type of Loan to another Type of Loan; provided, that a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless the Canadian Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion.

(b) The Borrower Representative shall deliver a Conversion/Continuation Notice to the Administrative Agent (or, with regard to Revolving Loans, the Revolving Administrative Agent) no later than 10:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to and from a Base Rate Loan) and at least three (3) Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to or from, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.10 Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.01(a), (f), (g) or (i), amounts not paid when due (which, in the case of interest payments, will be to the extent permitted by applicable law) shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate (the “Default Rate”) that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans that are Revolving Loans); provided, that in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans, as applicable, and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.11 Fees.

(a) The U.S. Borrower agrees to pay to Lenders (other than Defaulting Lenders) having U.S. Revolving Exposure:

(i) commitment fees equal to (1) the average of the daily difference between (a) the U.S. Revolving Commitments and (b) the Dollar Equivalent of the aggregate principal amount of (x) all outstanding U.S. Revolving Loans plus (y) the U.S. Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and

(ii) letter of credit fees equal to (1) the Applicable Margin for U.S. Revolving Loans that are Eurodollar Rate Loans, times (2) the Dollar Equivalent of the average aggregate daily maximum amount available to be drawn under all such U.S. Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.11(a) shall be paid to the Revolving Administrative Agent at its Principal Office and upon receipt, the Revolving Administrative Agent shall promptly distribute to each Lender that has Revolving Exposure its Pro Rata Share thereof. Notwithstanding the foregoing, the amount of any commitment fees payable to the Swing Line Lender in respect of its U.S. Revolving Commitments shall be calculated to include its outstanding Swing Line Loans as usage thereunder.

(b) The Canadian Borrower agrees to pay to Lenders (other than Defaulting Lenders) having Canadian Revolving Exposure:

(i) commitment fees equal to (1) the average of the daily difference between (a) the Canadian Revolving Commitments and (b) the Dollar Equivalent of the aggregate principal amount of (x) all outstanding Canadian Revolving Loans plus (y) the Canadian Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and

(ii) letter of credit fees equal to (1) the Applicable Margin for Canadian Revolving Loans that are Eurodollar Rate Loans, times (2) the Dollar Equivalent of the average aggregate daily maximum amount available to be drawn under all such Canadian Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.11(b) shall be paid in Dollars to the Revolving Administrative Agent at its Principal Office and upon receipt, the Revolving Administrative Agent shall promptly distribute to each Lender that has Canadian Revolving Exposure its Pro Rata Share thereof.

(c) The applicable Borrower agrees to pay directly to each Issuing Bank, for its own account, the following fees:

(i) a fronting fee equal to 0.25%, per annum, times the Dollar Equivalent of the average aggregate daily maximum amount available to be drawn under all Letters of Credit issued by it (determined as of the close of business on any date of determination); and

(ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with the Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(d) All fees referred to in Section 2.11(a), 2.11(b) and 2.11(c)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Restatement Date, and on the Revolving Commitment Termination Date.

(e) The U.S. Borrower agrees to pay on the Restatement Date to each Lender party to this Agreement extending Tranche B-1 Term Loans as a Lender on the Restatement Date, as compensation for the extension of such Lender’s Tranche B-1 Term Loan, a closing fee in an amount equal to 0.50% of the stated principal amount of such Lender’s Tranche B-1 Term Loans payable to such Lender on the Restatement Date. The U.S. Borrower agrees to pay on the Restatement Date to each Lender party to this Agreement extending Tranche B-2 Term Loans as a Lender on the Restatement Date, as compensation for the extension of such Lender’s Tranche B-2 Term Loan, a closing fee in an amount equal to 0.50% of the stated principal amount of such Lender’s Tranche B-2 Term Loans payable to such Lender on the Restatement Date. The U.S. Borrower agrees to pay on the Restatement Date to each Lender party to this Agreement holding a Revolving Loan Commitment as a Lender on the Restatement Date, as compensation for such Revolving Loan Commitment, a closing fee in an amount equal to 0.50% of such Lender’s Revolving Loan Commitment payable to such Lender on the Restatement Date. Such closing fees shall be in all respects fully earned, due and payable on the Restatement Date and non-refundable and non-creditable thereafter.

(f) In addition to any of the foregoing fees, each Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

Section 2.12 Scheduled Payments/Commitment Reductions. The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate amounts set forth below on the dates set forth below (each, an “Installment Date”), commencing December 31, 2013:

Amortization Date	Tranche B-1 Term Loan Installments	Tranche B-2 Term Loan Installments
December 31, 2013	$812,500	$2,212,500
March 31, 2014	$812,500	$2,212,500
June 30, 2014	$812,500	$2,212,500
September 30, 2014	$812,500	$2,212,500
December 31, 2014	$812,500	$2,212,500
March 31, 2015	$812,500	$2,212,500
June 30, 2015	$812,500	$2,212,500
September 30, 2015	$812,500	$2,212,500
December 31, 2015	$812,500	$2,212,500
March 31, 2016	$812,500	$2,212,500
June 30, 2016	$812,500	$2,212,500
September 30, 2016	$812,500	$2,212,500
December 31, 2016	$812,500	$2,212,500
Term Loan B-1 Stated Maturity Date	$314,437,500	N/A
March 31, 2017	N/A	$2,212,500
June 30, 2017	N/A	$2,212,500
September 30, 2017	N/A	$2,212,500
December 31, 2017	N/A	$2,212,500
March 31, 2018	N/A	$2,212,500
June 30, 2018	N/A	$2,212,500
September 30, 2018	N/A	$2,212,500
December 31, 2018	N/A	$2,212,500
March 31, 2019	N/A	$2,212,500
June 30, 2019	N/A	$2,212,500
Term Loan B-2 Stated Maturity Date	N/A	$834,112,500

provided, that in the event any Incremental Term Loans are made, such Incremental Term Loans shall be repaid on each Installment Date occurring on or after the applicable Increased Amount Date as set forth in the applicable Joinder Agreement (including, if such Incremental Term Loans are documented as an increase in an existing Class of Term Loans).

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B-1 Term Loans or the Tranche B-2 Term

Loans, as the case may be, in accordance with Sections 2.13, 2.14 and 2.15, as applicable; (y) the Tranche B-1 Term Loans and the Tranche B-2 Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Tranche B-1 Term Loan Maturity Date and the Tranche B-2 Term Loan Maturity Date, respectively; and (z) Incremental Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the applicable Incremental Term Loan Maturity Date.

Section 2.13 Voluntary Prepayments/Commitment Reductions.

(a) Voluntary Prepayments.

(i) Any time and from time to time (1) with respect to Base Rate Loans, the U.S. Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount and the Canadian Borrower may prepay any such Base Rate Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess of that amount; (2) with respect to Eurodollar Rate Loans, the U.S. Borrower or the Canadian Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; (3) with respect to Swing Line Loans, the U.S. Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000, and in integral multiples of $100,000 in excess of that amount; and (4) with respect to Canadian Prime Rate Loans, the Canadian Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of C$100,000 and integral multiples of C$50,000 in excess of that amount.

(ii) All such prepayments shall be made (1) upon not less than one (1) Business Day’s prior written notice in the case of Base Rate Loans or Canadian Prime Rate Loans; (2) upon not less than three (3) Business Days’ prior written notice in the case of Eurodollar Rate Loans; and (3) upon written notice on the date of prepayment, in the case of Swing Line Loans, in each case given to the Administrative Agent, the Revolving Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) on the date required (and the Administrative Agent, the Revolving Administrative Agent or Swing Line Lender, as the case may be, shall promptly transmit such original notice for Term Loans, Revolving Loans or Swing Line Loans, as the case may be, by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

(b) Voluntary Commitment Reductions.

(i) Each Borrower may, upon not less than three (3) Business Days’ prior written notice confirmed in writing to the Administrative Agent and the Revolving Administrative Agent (which original written notice the Administrative Agent shall promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, that any such partial reduction of (x) the U.S. Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount and (y) the Canadian Revolving Commitments shall be in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess of that amount.

(ii) A Borrower’s notice to the Administrative Agent and the Revolving Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in such Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

(c) Below-Par Purchases. Notwithstanding anything to the contrary contained in this Section 2.13 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Loans of the U.S. Borrower and its Subsidiaries or the rights of any Term Lender (as defined below) to receive payments of the Term Loans at par value, so long as no Default or Event of Default has occurred and is continuing, the U.S. Borrower may repurchase outstanding Term Loans pursuant to this Section 2.13(c) on the following basis:

(i) (i) The U.S. Borrower may make one or more offers (each, an “Offer”) to repurchase all or any portion of the Term Loans (such Term Loans, the “Offer Loans”), provided that, (A) the U.S. Borrower delivers notice of its intent to make such Offer to the Administrative Agent at least five (5) Business Days in advance of the launch of any proposed Offer, (B) upon the launch of such proposed Offer, the U.S. Borrower delivers an irrevocable notice of such Offer to the Administrative Agent (and upon receipt by the Administrative Agent of such notice, the Administrative Agent shall promptly notify each Lender holding a Term Loan (each such Lender, a “Term Lender”) thereof) indicating (1) the last date on which such Offer may be accepted, (2) the maximum dollar amount of such Offer and (3) the repurchase price per dollar of principal amount of such Offer Loans at which the U.S. Borrower is willing to repurchase such Offer Loans (which price shall be below par), (C) the maximum dollar amount of each Offer shall be an amount reasonably determined by the U.S. Borrower in consultation with the Administrative Agent prior to the making of any such Offer; (D) the U.S. Borrower shall hold such Offer open for a minimum period of days to be reasonably determined by the Administrative Agent and the applicable Borrower prior to the making of any such Offer; (E) a Term Lender who elects to participate in the Offer may choose to sell all or part of such Term Lender’s Offer Loans; (F) such Offer shall be made to all Term Lenders holding the Offer Loans on a pro rata basis in accordance with the respective principal amount then due and owing to the Term Lenders; provided, further that, if any Term Lender elects not to participate in the Offer, either in whole or in part, the amount of such Term Lender’s Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to the balance of such Offer Loans and (G)

such Offer shall be conducted pursuant to such procedures the Administrative Agent may establish in consultation with the U.S. Borrower (which shall be consistent with this Section 2.13(c)) and that a Lender must follow in order to have its Offer Loans repurchased, which procedures may include a requirement that the U.S. Borrower represent and warrant that it does not have any material non-public information with respect to any Loan Party (or its Subsidiaries) that could be material to a Lender’s decision to participate in such Offer;

(ii) (ii) With respect to all repurchases made by the U.S. Borrower such repurchases shall be deemed to be voluntary prepayments pursuant to this Section 2.13 in an amount equal to the aggregate principal amount of such Term Loans, provided that such repurchases shall not be subject to the provisions of paragraphs (a) and (b) of this Section 2.13 or Section 2.17;

(iii) Upon the purchase by the U.S. Borrower of any Term Loans, (A) automatically and without the necessity of any notice or any other action, all principal and accrued and unpaid interest on the Term Loans so repurchased shall be deemed to have been paid for all purposes and shall be cancelled and no longer outstanding for all purposes of this Agreement and all other Loan Documents (and in connection with any Term Loan purchased pursuant to this Section 2.13(c), the Administrative Agent is authorized to make appropriate entries in the Term Loan Register to reflect such cancellation) and (B) the U.S. Borrower will promptly advise the Administrative Agent of the total amount of Offer Loans that were repurchased from each Lender who elected to participate in the Offer;

(iv) Failure by the U.S. Borrower to make any payment to a Lender required by an agreement permitted by this Section 2.13(c) shall not constitute an Event of Default under Section 8.01(a);

(v) No proceeds of any Revolving Loans may be used to purchase any Offer Loans, and all amounts used to purchase Offer Loans shall be deemed to be a use of the Available Amount;

(vi) The amount of such repurchases (based on the face value of the Term Loans purchased thereby) shall be applied on a pro rata basis to reduce the remaining Installments on the applicable Class of Term Loans pursuant to Section 2.12; and

(vii) At the time of any purchase of Offer Loans, with respect to the U.S. Borrower and its Subsidiaries, the sum of (i) all Cash not subject to any Lien (other than Liens in favor of the Collateral Agent) and (ii) the then available Revolving Commitments shall be no less than $35,000,000 in the aggregate.

(viii) after giving effect to all Offer Loans purchased and cancelled pursuant to this Section 2.13(c), the aggregate principal amount of all Loans and Commitments then held by all Sponsor Affiliated Lenders (whether by assignment, participation, or other derivative transaction) shall not exceed 20% of the sum of (x) the aggregate unpaid principal amount of the Term Loans then outstanding and (y) the aggregate Revolving Exposure of all Lenders then outstanding.

(d) Tranche B-1 Term Loan Call Protection. In the event that (i) all or any portion of the Tranche B-1 Term Loan is repriced, effectively refinanced through any amendment of the Tranche B-1 Term Loans or refinanced with the proceeds of other Indebtedness or (ii) a Term Lender is replaced as a result of the mandatory assignment of its Tranche B-1 Term Loans in the circumstances described in Section 2.23 following the failure of such Term Lender to consent to an amendment of this Agreement that would have the effect of reducing the stated rate of interest with respect to the Tranche B-1 Term Loans of such Term Lender, in each case, for any reason prior to the six month anniversary of the Restatement Date, such repricings, effective refinancings, refinancings or, solely with respect to such replaced Term Lender, mandatory assignments, will be made at 101.0% of the amount repriced, effectively refinanced, refinanced or mandatorily assigned.

(e) Tranche B-2 Term Loan Call Protection. In the event that (i) all or any portion of the Tranche B-2 Term Loan is repriced, effectively refinanced through any amendment of the Tranche B-2 Term Loans or refinanced with the proceeds of other Indebtedness or (ii) a Term Lender is replaced as a result of the mandatory assignment of its Tranche B-2 Term Loans in the circumstances described in Section 2.23 following the failure of such Term Lender to consent to an amendment of this Agreement that would have the effect of reducing the stated rate of interest with respect to the Tranche B-2 Term Loans of such Term Lender, in each case, for any reason prior to the six month anniversary of the Restatement Date, such repricings, effective refinancings, refinancings or, solely with respect to such replaced Term Lender, mandatory assignments, will be made at 101.0% of the amount repriced, effectively refinanced, refinanced or mandatorily assigned.

Section 2.14 Mandatory Prepayments/Commitment Reductions.

(a) Asset Sales. No later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds in respect of any Asset Sale, the U.S. Borrower shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such Net Cash Proceeds; provided, that so long as no Default or Event of Default shall have occurred and be continuing at the time of the delivery of the notice described below or at the proposed time of the investment of such Net Cash Proceeds described below, the U.S. Borrower shall have the option, upon written notice to the Administrative Agent, directly or through one or more of its Subsidiaries, to invest such Net Cash Proceeds within two hundred seventy (270) days of receipt thereof in assets of the general type used in the business of the Loan Parties and their Subsidiaries (provided that if, prior to the expiration of such two hundred seventy (270) day period, either Borrower, directly or through its respective Subsidiaries, shall have entered into a binding agreement providing for such investment on or prior to the expiration of an additional two hundred seventy (270) day period, such two hundred seventy (270) day period shall be extended to the date provided for such investment in such binding agreement).

(b) Insurance/Condemnation Proceeds. No later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries, or the Administrative Agent

as loss payee, of any Net Cash Proceeds of the type described in clause (b) of the definition thereof, the U.S. Borrower shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such Net Cash Proceeds; provided, that so long as no Default or Event of Default shall have occurred and be continuing at the time of the delivery of the notice described below or at the proposed time of the investment of such Net Cash Proceeds described below, the U.S. Borrower shall have the option, upon written notice to the Administrative Agent, directly or through one or more of its Subsidiaries to invest such Net Cash Proceeds within two hundred seventy (270) days of receipt thereof in assets of the general type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof (provided that if, prior to the expiration of such two hundred seventy (270) day period, either Borrower, directly or through its respective Subsidiaries, shall have entered into a binding agreement providing for such investment on or prior to the expiration of a two hundred seventy (270) day period, such two hundred seventy (270) day period shall be extended to the date provided for such investment in such binding agreement).

(c) Equity Issuances. On the date of receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds in respect of an Equity Issuance, the U.S. Borrower shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 50% of such Net Cash Proceeds.

(d) Issuance or Incurrence of Debt. On the date of receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds from the issuance or incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.01), the U.S. Borrower shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 100.0% of such Net Cash Proceeds.

(e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2014), the U.S. Borrower shall, no later than one-hundred twenty (120) days after the end of such Fiscal Year, prepay the Term Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to (i) 50% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments and excluding any voluntary prepayments described in Section 2.13(c)); provided, that if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.01(c) calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be less than or equal to 3.50:1.00 and greater than 2.50:1.00, the U.S. Borrower shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to (i) 25% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments and excluding any voluntary prepayments described in Section 2.13(c)); provided further that if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.01(c) calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be less than or equal to 2.50:1.00, the U.S. Borrower shall not be required to make a prepayment of such Consolidated Excess Cash Flow.

(f) Cure Amount. Promptly upon receipt by the U.S. Borrower of any Cure Amount, the U.S. Borrower shall prepay the Term Loans with such Cure Amount until paid in full.

(g) Revolving Loans, Swing Loans and Letters of Credit. Each Borrower shall from time to time prepay first, in the case of the U.S. Borrower, Swing Line Loans, second, its Revolving Loans and third cash collateralize its outstanding Letters of Credit, to the extent necessary so that the Total Utilization of U.S. Revolving Commitments shall not at any time exceed the U.S. Revolving Commitments then in effect and the Total Utilization of Canadian Revolving Commitments shall not at any time exceed the Canadian Revolving Commitments then in effect, as applicable.

(h) Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.14(a) through 2.14(g), the Borrower Representative shall deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that the Borrower Representative shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the U.S. Borrower shall promptly make an additional prepayment of the Term Loans and/or the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and the Borrower Representative shall concurrently therewith deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

Section 2.15 Application of Prepayments/Reductions.

(a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by or on behalf of the Borrower Representative in the applicable notice of prepayment; provided that any voluntary prepayment pursuant to this Section 2.15(a) must be applied pro rata to all Term Loans of the same Class (but may be applied to (x) any Class of Term Loans (and, for the avoidance of doubt, prepayments of the Term Loans do not have to be applied to all Classes of Term Loan) and (y) the Installments thereof, in each case as specified by the Borrower Representative); and provided further, that in the event the Borrower Representative fails to specify the Loans (including, in the case of the Term Loans, the Class) to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Swing Line Loans of the U.S. Borrower to the full extent thereof;

second, to repay outstanding Revolving Loans of such Borrower to the full extent thereof; and

third, if such prepayment is made by (or on behalf of) the U.S. Borrower, to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and further applied on a pro rata basis to reduce the scheduled remaining Installments of principal of the Tranche B-1 Term Loans and Tranche B-2 Term Loans and the Incremental Term Loans.

(b) Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) shall be applied as follows:

first, to prepay to the next four (4) scheduled Installments of the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and thereafter applied on a pro rata basis to the remaining scheduled Installments of principal of the Term Loans on a pro rata basis (in accordance with respective outstanding principal amounts thereby); provided that prior to the Tranche B-1 Term Loan Maturity Date the U.S. Borrower may elect to have such payments applied solely with respect to the Tranche B-1 Term Loans;

second, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Commitments by the amount of such prepayment;

third, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such prepayment;

fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit and to further permanently reduce the Revolving Commitments by the amount of such prepayment;

fifth, to cash collateralize Letters of Credit and to further permanently reduce the Revolving Commitments by the amount of such cash collateralization; and

sixth, to further permanently reduce the Revolving Commitments to the full extent thereof.

(c) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans (or, if applicable, Canadian Prime Rate Loans) to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by any Borrower pursuant to Section 2.18(c).

Section 2.16 General Provisions Regarding Payments.

(a) All payments by any Borrower of principal, interest, fees and other Obligations shall be made in Dollars (or with respect to Revolving Loans in Canadian Dollars, Canadian Dollars) in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent or, with respect to any payments related to Revolving Loans, the Revolving Administrative Agent, not later than 12:00 p.m. (New York City time) on the date due at the Principal Office designated by the Administrative Agent or, with respect to any payments related to Revolving Loans, the Revolving Administrative Agent, for the account of the applicable Lenders. For purposes of computing interest and fees, funds received by the Administrative Agent or, with respect to any payments related to Revolving Loans, the Revolving Administrative Agent, after that time on such due date shall be deemed to have been paid by the applicable Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans, Base Rate Loans and Canadian Prime Rate Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) The Administrative Agent (or its agent or sub-agent appointed by it) or, with respect to Revolving Loans, the Revolving Administrative Agent (or its agent or sub-agent appointed by it), shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent or the Revolving Administrative Agent, as applicable.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent, or the Revolving Administrative Agent, as applicable, shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f) Each Borrower hereby authorizes the Administrative Agent and the Revolving Administrative Agent, as applicable, to charge the Borrowers’ respective accounts, with the Administrative Agent and the Revolving Administrative Agent, as applicable, in order to cause timely payment to be made to the Administrative Agent and the Revolving Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g) The Administrative Agent and the Revolving Administrative Agent, as applicable, shall deem any payment by or on behalf of any Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent or, as applicable, the Revolving Administrative Agent, until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent or, with regard to Revolving Loans, the Revolving Administrative Agent, shall give prompt telephonic notice to the Borrower Representative and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.01(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate from the date such amount was due and payable until the date such amount is paid in full.

(h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.01, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 9.2 of the Pledge and Security Agreement.

Section 2.17 Ratable Sharing. The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross-action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and the Revolving Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by any Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

Section 2.18 Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent (or, with regard to Revolving Loans, the Revolving Administrative Agent)

shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent (or, with regard to Revolving Loans, the Revolving Administrative Agent) shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower Representative and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as the Administrative Agent (or, with regard to Revolving Loans, the Revolving Administrative Agent) notifies the Borrower Representative and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Borrowing Notice or Conversion/Continuation Notice given by any Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, as a result of contingencies occurring after the Restatement Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower Representative and the Administrative Agent and, if such Lender holds Revolving Loans, the Revolving Administrative Agent, of such determination (which notice the Administrative Agent (or, with regard to Revolving Loans, the Revolving Administrative Agent) shall promptly transmit to each other applicable Lender). If the Administrative Agent or the Revolving Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting the Required Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by any Borrower pursuant to a Borrowing Notice or a Conversion/Continuation Notice, the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Borrower Representative pursuant to a Borrowing Notice or a Conversion/Continuation Notice, the Borrower Representative shall have the option, subject to the provisions of Section

2.18(c), to rescind such Borrowing Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile) to the Administrative Agent (and, if applicable, the Revolving Administrative Agent) of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent (or, if applicable, the Revolving Administrative Agent) shall promptly transmit to each other Lender).

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Each Borrower shall compensate each Lender for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Borrowing Notice, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the applicable Borrower or the Borrower Representative. Such Lender shall deliver to the Borrower Representative a written statement setting forth in reasonable detail any amount or amounts such Lender is entitled to receive under this Section 2.18(c), which statement shall be conclusive and binding absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such statement within five (5) Business Days after the Borrower Representative’s receipt of such statement.

(d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

Section 2.19 Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. In the event that any Lender (which term shall include the Issuing Banks for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Restatement Date (a “Change in Law”), or compliance by such Lender with any guideline, request or directive issued or made after the Restatement Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (ii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the applicable Borrower shall within five (5) Business Days after receipt of the statement referred to in the next sentence, pay such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent (and, if applicable, the Revolving Administrative Agent)) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include the Issuing Banks for purposes of this Section 2.19(b)) shall have determined that a Change in Law after the Restatement Date regarding capital adequacy, liquidity requirements, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case, after the Restatement Date, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitment or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy or liquidity requirements), then from time to time, within five (5) Business Days after receipt by the Borrower Representative from such Lender of the statement referred to in the next sentence, the applicable Borrower shall pay to such Lender such additional amount or amounts as shall compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent and, if applicable the Revolving Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 2.19 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to the foregoing provisions of this Section 2.19 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).

(d) Dodd-Frank Act. Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith shall be deemed to have been adopted and gone into effect after the Restatement Date regardless of when adopted, enacted or issued.

(e) Basel III. Notwithstanding anything herein to the contrary, all requests, rules, publications, orders, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted and gone into effect after the Restatement Date regardless of when adopted, enacted or issued.

Section 2.20 Taxes; Withholding, Etc.

(a) Payments to Be Free and Clear. All sums payable by or on behalf of any Loan Party hereunder and under other Loan Document shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding for or on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority.

(b) Withholding of Taxes. If any Loan Party or any other Person is required by law to make any deduction or withholding for or on account of any Tax from any sum paid or payable by or on behalf of any Loan Party to the Administrative Agent or any Lender (which term shall include the Issuing Bank for purposes of this Section 2.20(b)) under any of the Loan Documents: (i) the Borrower Representative shall notify the Administrative Agent and, if applicable the Revolving Administrative Agent, of any such requirement or any change in any such requirement as soon as the Borrower Representative becomes aware of it; (ii) the applicable Borrower shall pay any such Indemnified Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on the Administrative Agent, the Revolving Administrative Agent or such Lender) on behalf of and in the name of the Administrative Agent, the Revolving Administrative Agent or such Lender, as the case may be; (iii) the sum payable by such Loan Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of any deduction, withholding or payment (including any deduction, withholding or payment on such increased amount) with respect to any Indemnified Tax, the Administrative Agent, the Revolving Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after the due date of payment of any Indemnified Tax which it is required by clause (ii) above to pay, the Borrower Representative shall deliver to the Administrative Agent and, if applicable the Revolving Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c) Evidence of Exemption From Withholding Tax. Each Lender shall deliver to the Borrowers and the Administrative Agent, on or before the date such Lender becomes a party to this Agreement and thereafter when reasonably requested by either Borrower or the Administrative Agent, such forms, documentation and other information as will permit payments to such Lender hereunder to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent for transmission to the Borrower Representative, (i) on or prior to the Restatement Date (in the case of each Existing Lender) or (ii) on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower Representative or the Administrative Agent (each in the reasonable exercise of its discretion), (i) two (2) original copies of Internal Revenue Service Form W-8BEN (claiming benefits of an applicable tax treaty), W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower Representative or the Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender under any of the Loan Documents or (ii) if such Lender is relying on the so-called “portfolio interest exception,” a Certificate re Non-Bank Status together with two (2) original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation and information required under the Internal Revenue Code and reasonably requested by the Borrower Representative or the Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender under any of the Loan Documents. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower Representative on or prior to the Restatement Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two (2) original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent for transmission to the Borrower Representative two (2) new original copies of Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP, W-8IMY and/or W-9 (or, in each case, any successor form), or a Certificate re Non-Bank Status and two (2) original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation and information required under the Internal Revenue Code and reasonably requested by the Borrower Representative or the Administrative Agent to confirm or establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents, or notify the Administrative Agent and the Borrower Representative of its inability to deliver any such forms, certificates or other evidence. No Borrower shall be required to pay any additional amount to any Non-U.S. Lender under Section 2.20(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence required by in the first sentence of this Section 2.20(c) or (2) to notify the Administrative Agent and the Borrower Representative of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, that if such Lender shall have satisfied the requirements of this Section 2.20(c) on the Restatement Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.20(c) shall relieve any Borrower of its respective obligations to pay any additional amounts pursuant this Section 2.20 in the event that, as a result of any Change in Law, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein. Furthermore, if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d) Without limiting the provisions of Section 2.20(b), each Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. Each Borrower shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(e) Each Borrower and Holdings shall jointly and severally indemnify the Administrative Agent, the Revolving Administrative Agent and any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(e)) for the full amount of Indemnified Taxes and Other Taxes, in each case arising in connection with payments made under, or otherwise with respect to, this Agreement or any other Loan Document (including any such Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) paid by the Administrative Agent, the Revolving Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party shall be conclusive absent manifest error. Such payment shall be due within thirty (30) days of such Loan Party’s receipt of such certificate.

(f) If a Lender, the Administrative Agent or the Revolving Administrative Agent, in good faith and in its sole discretion, receives a refund of any Indemnified Taxes or Other Taxes (including any additions to tax, interest and penalties) with respect to which a Borrower has paid additional amounts under this Section 2.20, it shall pay over such refund to the applicable Borrower (including any additions to tax, interest or penalties received with respect thereto), but only to the extent of additional amounts paid by such Borrower under this Section 2.20 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund, and net of all reasonable out-of-pocket expenses of such Lender or Agent (including any Taxes imposed with respect to such refund); provided that such Borrower, upon the request of such Lender or Agent, agrees to repay as soon as reasonably practicable the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or Agent in the event such Lender or Agent is required to repay such refund to a Governmental Authority. This Section 2.20(f) shall not be construed to require any Lender or Agent to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person.

Section 2.21 Obligation to Mitigate. Each Lender (which term shall include the Issuing Banks for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, that such Lender shall not be obligated to utilize such other office pursuant to this Section 2.21 unless the Borrower Representative agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower Representative pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower Representative (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

Section 2.22 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any obligations of any Lender to purchase participations in or otherwise refinance or support any Swing Line Loans or Letters of Credit exist at the time any Revolving Lender becomes a Defaulting Lender (such Lender, a “Defaulting Revolving Lender”) then:

(a) all obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support such Swing Line Loans and Letters of Credit shall be reallocated among the non-Defaulting Revolving Lenders of the applicable Class in accordance with their respective Pro Rata Share thereof, but only to the extent (i) (x) with respect to Swing Line Loans and U.S. Letters of Credit, the sum of the non-Defaulting Revolving Lenders’ Pro Rata Shares of the Total Utilization of U.S. Revolving Commitments plus such Defaulting Revolving Lender’s Pro Rata Share of U.S. Revolving Exposure do not exceed the total of all non-Defaulting Revolving Lenders’ U.S. Revolving Commitments, and (y) with respect to Canadian Letters of Credit, the sum of the non-Defaulting Revolving Lenders’ Pro Rata Shares of the Total Utilization of Canadian Revolving Commitments plus such Defaulting Revolving Lender’s Pro Rata Share of Canadian Revolving Exposure do not exceed the total of all non-Defaulting Revolving Lenders’ Canadian Revolving Commitments and (ii) in each case, the conditions set forth in Section 3.02 are satisfied at such time;

(b) if the reallocation described in clause (a) above cannot, or can only partially, be effected, the applicable Borrower shall (i) first, within one (1) Business Day following notice by the Administrative Agent or the Revolving Administrative Agent, prepay any outstanding Swing Line Loans to the extent the obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support Swing Line Loans have not been reallocated pursuant to clause (a) above and (ii) second, within three (3) Business Days following notice by the Administrative Agent or the Revolving Administrative Agent, cash collateralize such Defaulting Revolving Lender’s Pro Rata Share of the obligations to purchase participations in or otherwise refinance or support Letters of Credit (after giving effect to any partial reallocation pursuant to clause (a) above) for so long as such obligations are outstanding; and

(c) if the obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support Letters of Credit are reallocated among the non-Defaulting Revolving Lenders pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.11 shall be adjusted in accordance with such non-Defaulting Revolving Lenders’ Pro Rata Shares.

Section 2.23 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) is or becomes an Affected Lender or is or becomes entitled to receive payments under Section 2.18, 2.19 or 2.20 and (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect; or (b) (i) any Lender shall become a Defaulting Lender, (ii) such Defaulting Lender’s default shall remain in effect and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days thereafter; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.05(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower Representative may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.06 and the Borrower Representative shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or a Defaulting Lender shall pay the fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided, that (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, the applicable Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.13(c), 2.18(c), 2.19 or 2.20; or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, that the Borrower Representative may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, the Borrower Representative shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitment, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower Representative exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.06. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent and the Revolving Administrative Agent (as applicable) to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.06 on behalf of a Non-Consenting Lender, Defaulting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.06.

Section 2.24 Incremental Facilities. The Borrower Representative may by written notice to the Administrative Agent elect to request (A) prior to the Revolving Commitment Termination Date, an increase to the existing Revolving Commitments (any such increase, the “Incremental Revolving Commitments”) and/or (B) the increase in or the establishment of one or more new term loan commitments (the “Incremental Term Loan Commitments”), by an amount not in excess of the greater of (i) $200,000,000 in the aggregate and not less than $10,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount that shall constitute the difference between $200,000,000 and all such Incremental Revolving Commitments and Incremental Term Loan Commitments obtained prior to such date) and (ii) up to an additional amount of Incremental Term Loans or increases to the Incremental Revolving Commitments so long as the Secured Leverage Ratio (calculated on a pro forma basis) is no more than 3.50:1.00, in each case, with respect to any Incremental Revolving Commitments, assuming a borrowing of the maximum amount of Loans available thereunder; provided that, in either case, Incremental Revolving Commitments shall not exceed $50,000,000 in the aggregate. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower Representative proposes that the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or “Incremental Term Loan Lender”, as applicable) to whom the Borrower Representative proposes any portion of such Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amounts of such allocations and any Lender approached to provide all or a portion of the Incremental Revolving Commitments or Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Commitment or an Incremental Term Loan Commitment, as applicable. Such Incremental Revolving Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable; (2) both before and after giving effect to the making of any Incremental Term Loans, each of the conditions set forth in Section 3.02 shall be satisfied or waived; (3) the U.S. Borrower shall be in compliance with the financial covenant set forth in Section 6.07 (assuming for this purpose that such financial covenant is in effect) as of the last day of the most recently ended four Fiscal Quarter period for which financial statements are available), after giving effect to such Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable; (4) the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower Representative, the Incremental Revolving Loan Lender or Incremental Term Loan Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Revolving Commitment Register or the Term Loan Register, as applicable, and each Incremental Revolving Loan Lender and Incremental Term Loan Lender shall be subject to the requirements set forth in

Section 2.20(c); (5) the Borrower Representative shall make (or cause to be made) any payments required pursuant to Section 2.18(c) in connection with the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable; and (6) the Borrower Representative shall deliver or cause to be delivered any legal opinions or other documents (including modifications of Mortgages and title insurance endorsements or policies) reasonably requested by the Administrative Agent in connection with any such transaction. Any Incremental Term Loans made on an Increased Amount Date may be designated a separate series (a “Series”) of Incremental Term Loans for all purposes of this Agreement or, if requested by the U.S. Borrower and reasonably acceptable to the Administrative Agent, may be designated as an increase to an existing Class of Term Loans. If such Incremental Term Loans are designated as an increase to an existing Class of Term Loans, the terms and provisions of such Incremental Term Loans shall be identical to the Class of Term Loans so increased.

On any Increased Amount Date on which Incremental Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the applicable Revolving Lenders shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of the applicable Revolving Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the applicable Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing applicable Revolving Loan Lenders and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Commitments, (b) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (c) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Commitment and all matters relating thereto.

On any Increased Amount Date on which any Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender shall make a Loan to the U.S. Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment and (ii) each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment and the Incremental Term Loans made pursuant thereto.

The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower Representative’s notice of each Increased Amount Date and in respect thereof (y) the Incremental Revolving Commitments and the Incremental Revolving Loan Lenders or the Series of Incremental Term Loan Commitments and the Incremental Term Loan Lenders of such Series, as applicable and (z) in the case of each notice to any applicable Revolving Loan Lender, the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.

The terms and provisions of the Incremental Term Loans and Incremental Term Loan Commitments shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Term Loans of the same Class (other than Incremental Term Loans). The terms and provisions of the Incremental Revolving Loans shall be identical to the Revolving Loans; provided that if the Incremental Revolving Loan Lenders require an interest rate in excess of the interest rate or commitment fees in excess of the commitment fees then applicable to the Revolving Loans or Revolving Commitments, the interest rate on the Revolving Loans and the commitment fees on the Revolving Commitments shall be increased to equal such required rate without further consent of the affected Lenders. In any event (i) the Weighted Average Life to Maturity of all Incremental Term Loans of any Series shall be no shorter than the Weighted Average Life to Maturity of the Revolving Loans, the Tranche B-1 Term Loans or the Tranche B-2 Terms Loans (whichever is longer (except by virtue of amortization of or prepayment of Indebtedness prior to such date of determination)) and, for the avoidance of doubt, no Incremental Term Loans may be designated as an increase to the Tranche B-1 Term Loans, (ii) the applicable Incremental Term Loan Maturity Date of each Series shall be no shorter than the latest of the final maturity of the Revolving Loans, the Tranche B-1 Term Loans and the Tranche B-2 Term Loans, and (iii) the yield applicable to the Incremental Term Loans of each Series shall be determined by the applicable Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided, however, that the yield applicable to the Incremental Term Loans (after giving effect to all interest rate floors, upfront or similar fees or original issue discount payable with respect to such Incremental Term Loans (but, excluding, for the avoidance of doubt, any arranging, underwriting or similar fees) based on the assumed four-year average life for the applicable facilities)) shall not be greater than the applicable interest rate (including the Applicable Margin) payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Term Loans (other than Incremental Term Loans to the extent the terms governing such Incremental Term Loans do not so provide) plus 0.50% per annum. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provisions of this Section 2.24 (including that such Joinder Agreement may elect to have the Incremental Term Loans constitute part of the same Class as those Term Loans made on the Restatement Date and the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all such Incremental Term Loans be treated as the same Class as those Term Loans made on the Restatement Date for all purposes under the Loan Documents (including to ensure that such Incremental Term Loans or Incremental Revolving Loans share ratably in each payment made with respect to the Term Loans or Revolving Loans, as applicable)). If the yield applicable to the Incremental Term Loans exceeds the applicable interest rate with respect to the existing Term Loans by more than 0.50% per annum, the applicable interest rate with respect to the existing Term Loans shall be increased (without further consent of the affected Lenders) so that such yield is not more than 0.50% per annum in excess of such rate.

Section 2.25 Appointment of Borrower Representative. Each Borrower hereby appoints the Borrower Representative as its agent, attorney-in-fact and representative for the purpose of (i) making any borrowing requests or other requests required under this Agreement, (ii) the giving and receipt of notices by and to Borrowers under this Agreement, (iii) the delivery of all documents, reports, financial statements and written materials required to be delivered by Borrowers under this Agreement, and (iv) all other purposes incidental to any of the foregoing. Each Borrower agrees that any action taken by the Borrower Representative as the agent, attorney-in-fact and representative of the Borrowers shall be binding upon each Borrower to the same extent as if directly taken by such Borrower.

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.01 Restatement Date. The obligation of each Lender to make a Tranche B-1 Term Loans or a Tranche B-2 Term Loan on the Restatement Date and the effectiveness of the Revolving Commitments hereunder are subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions on or before the Restatement Date:

(a) Loan Documents. The Administrative Agent shall have received the Amendment Agreement, the Reaffirmation Agreement and each other Loan Document identified by it to be delivered on the Restatement Date, duly executed and delivered by each applicable Loan Party.

(b) Organizational Documents; Incumbency. The Administrative Agent shall have received (1) copies of the Organizational Documents of each Loan Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Restatement Date or a recent date prior thereto; (2) signature and incumbency certificates of each such Person of each Loan Party executing the Loan Documents to which it is a party; (3) resolutions of the board of directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of the Amendment Agreement, this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Restatement Date, certified as of the Restatement Date by its secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment; and (4) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Restatement Date (except with respect to any jurisdiction where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect).

(c) Organizational and Capital Structure. The organizational structure and capital structure of Holdings and its Subsidiaries, after giving effect to the Transactions, shall be as set forth on Schedule 4.01.

(d) Subsidiaries. The U.S. Borrower shall cause each of FML Sand, LLC, an Ohio limited liability company, FML Resin, LLC, an Ohio limited liability company, FML Terminal Logistics, LLC an Ohio limited liability company, FML Alabama Resin, Inc. an Ohio corporation and Shakopee Sand LLC, a Minnesota limited liability company to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by complying with Section 5.10 of this Agreement prior to the Restatement Date (excluding any requirements set forth in Section 5.17) and taking all other related actions required by any other Loan Document.

(e) Consummation of the Acquisition.

(i) The Acquisition shall have been consummated, or shall be consummated concurrently with the initial borrowings under this Agreement, in accordance with the terms of the Acquisition Documents and no provision thereof shall have been amended, modified or waived in any manner that is materially adverse to the Lenders, the Arrangers or the Bookrunners in their respective capacities as such without the consent of the Arrangers.

(ii) The Administrative Agent shall have received a fully executed or conformed copy of each Acquisition Document. Each Acquisition Document shall be in full force and effect.

(iii) There shall not have occurred, since December 31, 2012, a Target Material Adverse Effect.

(f) Existing Indebtedness. Concurrently with the borrowing of Tranche B-1 Term Loans and Tranche B-2 Term Loans on the Restatement Date, the U.S. Borrower shall have repaid all principal, premium, if any, interest, fees and other amounts due or outstanding with respect to the Term Loans (under and as defined in the Existing Credit Agreement) held by the Existing Lenders; provided that the foregoing requirement shall not limit the ability of Existing Lenders to engage in a cash-less roll of such Term Loans in accordance with procedures approved by the Administrative Agent.

(g) Personal Property Collateral. In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each Loan Party shall have delivered to the Collateral Agent a completed Perfection Certificate dated the Restatement Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby.

(h) Financial Statements. The Administrative Agent shall have received the Historical Financial Statements from the U.S. Borrower that were delivered in accordance with the provisions of the Existing Credit Agreement.

(i) Opinions of Counsel to Loan Parties. The Agents and the Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Kaye Scholer LLP, Calfee, Halter & Griswold LLP, Varnum, as special Michigan counsel to the Loan Parties, DLA Piper LLP (U.S.), as special Texas counsel for the Loan Parties and Gray Plant Mooty, as special Minnesota counsel for the Loan Parties, and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders).

(j) Accrued Interest and Fees. The Borrowers shall have paid to the Existing Term Loan Lenders any accrued and unpaid interest and fees under the Existing Credit Agreement and the Borrowers shall have paid to the Arrangers and the Bookrunners, for their own account or for the account of the Lenders, as applicable, all fees and expenses required to be paid in connection herewith (including expenses to the extent invoiced at least one (1) Business Day prior to the Restatement Date).

(k) Solvency; Solvency Certificate. (i) after giving effect to the consummation of the Transactions and any rights of contribution, Holdings and its Subsidiaries, on a consolidated basis, is and shall be Solvent, and (ii) the Administrative Agent shall have received a fully executed Solvency Certificate.

(l) Restatement Date Certificate. Holdings and the Borrowers shall have delivered to the Administrative Agent an originally executed Restatement Date Certificate, together with all attachments thereto, and which shall include certifications to the effect that each of the conditions precedent described in this Section 3.01 and Section 3.02 will be satisfied on the Restatement Date (except that no opinion need be expressed as to Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter).

(m) [Reserved].

(n) [Reserved].

(o) Flow of Funds; Letter of Direction. The Administrative Agent shall have received a funds flow memorandum and a duly executed letter of direction from the U.S. Borrower addressed to the Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Restatement Date of the proceeds of the Tranche B-1 Term Loans and Tranche B-2 Term Loans made on such date.

(p) Bank Regulatory Information. At least ten (10) days prior to the Restatement Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, supplemented or modified from time to time, the “PATRIOT Act”).

(q) Lien and Judgment Searches. The Collateral Agent shall have received the results of recent lien and judgment searches in each of the jurisdictions in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Permitted Liens or liens to be discharged on or prior to the Restatement Date.

(r) Borrowing Notice. The U.S. Borrower shall have delivered to the Administrative Agent and/or the Revolving Administrative Agent, as applicable, a fully executed Borrowing Notice no later than one (1) Business Day prior to the Restatement Date. Promptly upon receipt by the Administrative Agent of such Borrowing Notice, the Administrative Agent and/or the Revolving Administrative Agent, as applicable, shall notify each Lender of the proposed borrowing.

Section 3.02 Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of each Lender to make any Loan, or the Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Restatement Date, are subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:

(i) the Administrative Agent and the Revolving Administrative Agent shall have received a fully executed and delivered Borrowing Notice or Issuance Notice, as the case may be;

(ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Canadian Revolving Commitments shall not exceed the Canadian Revolving Commitments then in effect and the Total Obligations of U.S. Revolving Commitments shall not exceed the U.S. Revolving Commitments then in effect;

(iii) as of such Credit Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects and provided further that the failure of any representation or warranty with respect to the Target (other than the Specified Representations and Company Representations) to be true and correct on the Restatement Date will not constitute the failure of this condition precedent with respect to the Credit Date occurring on the Restatement Date;

(iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default; and

(v) if pro forma for such Credit Extension, the Revolving Exposure (calculated as set forth in Section 6.07) as of the date of such Credit Extension is in excess of 25% of the aggregate Revolving Commitments, the Borrower shall be in compliance with the financial covenant set forth in Section 6.07 as of the last day of the most recent Fiscal Quarter for which financial statements are available (as if the financial covenant is in effect).

(b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to the Administrative Agent and the Revolving Administrative Agent.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to each Lender and the Issuing Bank, on the Restatement Date and on each Credit Date that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Restatement Date are deemed to be made concurrently with the consummation of the Transactions contemplated hereby):

Section 4.01 Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdictions, as of the Restatement Date are identified on Schedule 4.01), (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and (c) is qualified to do business and in good standing in every jurisdiction where any material portion of its assets are located and wherever necessary to carry out its material business and operations except to the extent failure to be to qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

Section 4.02 Equity Interests and Ownership. The outstanding Equity Interests of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and, to the extent applicable, non-assessable. Except as set forth on Schedule 4.02, as of the Restatement Date, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional Equity Interests of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Holdings or any of its Subsidiaries. Schedule 4.02 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Restatement Date after giving effect to the Transactions.

Section 4.03 Due Authorization. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or other organizational action on the part of each Loan Party that is a party thereto.

Section 4.04 No Conflict. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries except with respect to performance of the Loan Documents only, as would not be material to the operation of the Loan Parties or the rights of the Secured Parties, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries or (iii) any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Restatement Date and disclosed in writing to the Lenders and except for any such approvals or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

Section 4.05 Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental

Authority except (i) as otherwise set forth in the Acquisition Agreement, (ii) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Restatement Date, (iii) for those approvals, consents, exemptions, registrations, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and (iv) with respect to performance only, approvals, consents, exemptions, registrations, authorizations, actions, notices or filings, which are not material to the operation of the Loan Parties or the rights of the Secured Parties.

Section 4.06 Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.07 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Restatement Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to Holdings and its Subsidiaries taken as a whole.

Section 4.08 Projections. On and as of the Restatement Date, the projections of the U.S. Borrower and its Subsidiaries for the period of Fiscal Year 2013 through and including Fiscal Year 2017 (the “Projections”) were prepared in good faith based upon accounting principles materially consistent with the historical audited financial statements of the U.S. Borrower and upon assumptions that are believed by the preparer thereof to be reasonable at the time prepared and on the Restatement Date; provided, that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Restatement Date, management of the U.S. Borrower believed that the Projections were reasonable and attainable.

Section 4.09 No Material Adverse Change. Since December 31, 2012, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

Section 4.10 [Reserved].

Section 4.11 Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.12 Payment of Taxes. Except as otherwise permitted under Section 5.03, all income Tax returns and material non-income Tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all material Taxes shown on such Tax returns to be due and payable and all material assessments, fees, Taxes and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. There is no proposed Tax assessment against Holdings or any of its Subsidiaries which is not being diligently contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 4.13 Properties.

(a) Title. Each of Holdings and its Subsidiaries (as applicable) has (i) good, insurable title to each parcel of land that is material to the operation of the business (in the case of fee interests in real property), (ii) valid leasehold interests in each parcel of land that is material to the operation of the business (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other material personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.07 and in the most recent financial statements delivered pursuant to Section 5.01, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.08. Except as permitted by this Agreement, including Permitted Liens, all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the Restatement Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. To the knowledge of Holdings or its Subsidiaries, each agreement listed in clause (ii) of the immediately preceding sentence for which Holdings or its Subsidiaries pays at least $1,000,000 in rent per annum is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c) Flood Zone Properties. As of the Restatement Date, no Mortgaged Property is located in a Flood Zone (except any such property as to which flood insurance has been obtained and is in full force and effect as required by this Agreement).

Section 4.14 Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) Holdings and each of its Subsidiaries is in compliance with, and have no liability under, any Environmental Law, and any past noncompliance has been fully resolved without any pending, on-going or future obligation or cost; (b) Holdings and each of its Subsidiaries has obtained and maintained in full force and effect all Governmental Authorizations required pursuant to any Environmental Law for the current and reasonably anticipated future operation of their respective business and to own, lease, mine or operate their respective assets; (c) there are and, to each of Holdings’ and the Borrowers’ knowledge, are, and have been, no conditions, circumstances, activities, occurrences, violations of Environmental Law, or presence or Releases of, or exposure to, Hazardous Materials which could reasonably be expected to form the basis of an Environmental Claim against, or require any investigation, remediation, remedial action or cleanup by, Holdings or any of its Subsidiaries or related to any Real Estate Assets; (d) there are no pending or, to the Borrower’s knowledge, threatened Environmental Claims against Holdings or any of its Subsidiaries, and neither Holdings nor any of its Subsidiaries has received any written notification of any alleged violation of, or liability pursuant to, any Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials; (e) Holdings and each of its Subsidiaries possess all bonds, guarantees, surety or other financial assurances or security requirements required pursuant to any Environmental Law or by any Governmental Authority to own, lease, mine or operate their respective assets; (f) neither Holdings nor any of its Subsidiaries is conducting, funding or otherwise responsible for any investigation, remediation, remedial action or cleanup of any Hazardous Materials and (g) no Lien imposed pursuant to any Environmental Law has attached to any Collateral and, to the knowledge of Holdings and the Borrowers, no conditions exist that would reasonably be expected to result in the imposition of such a Lien on any Collateral.

Section 4.15 No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 4.16 Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Restatement Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

Section 4.17 Governmental Regulation. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.18 Margin Stock. Neither Holdings nor any of its Subsidiaries owns any Margin Stock.

Section 4.19 Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and the Borrowers, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and the Borrowers, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries and (c) to the best knowledge of Holdings and the Borrowers, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and the Borrowers, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

Section 4.20 Employee Benefit Plans. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified or is maintained pursuant to a prototype or volume submitter plan for which it relies on the IRS opinion or advisory letter and to the knowledge of Holdings and its Subsidiaries nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with respect to any Employee Benefit Plan. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no liability exists under any Employee Benefit Plan that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates except for liabilities that could not reasonably be expected to have a Material Adverse Effect. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan) did not exceed the aggregate current fair market value of the assets of such Pension Plan except when such excess could not reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete or partial withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete or partial withdrawal from all Multiemployer Plans could not reasonably be expected to result in a Material Adverse Effect. Except for instances of non-compliance or default which could not reasonably be expected to result in a Material Adverse Effect, Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

Section 4.21 Solvency. Holdings and its Subsidiaries, on a consolidated basis, is and, upon the incurrence of any Obligation by any Loan Party on any date on which this representation and warranty is made, shall be, Solvent.

Section 4.22 Compliance with Statutes, Etc. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its assets and property (including compliance with Environmental Law with respect to any Real Estate Asset or governing its business and the requirements of any Governmental Authorizations issued under any Environmental Law with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.23 Disclosure. No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or the Borrower Representative, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings and the Borrower Representative to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

Section 4.24 PATRIOT Act.

(a) To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b) To the knowledge of the Borrowers, no Loan Party or any Subsidiary of such Loan Party, is (i) a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The proceeds of the Loans or the Letters of Credit will not be used for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 4.25 Intellectual Property. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each of the Loan Parties owns, or is licensed to use, all Intellectual Property necessary for or used in the conduct of its business as currently conducted, (ii) no claim has been asserted and is pending by any Person challenging or questioning the ownership, registration or use of any Intellectual Property of the Loan Parties or the validity or effectiveness of any Intellectual Property of the Loan Parties, nor does any Loan Party know of any valid basis for any such claim and (iii) the use of Intellectual Property by each of the Loan Parties does not infringe on the rights of any Person in any material respect.

ARTICLE V.

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of all Obligations, such Loan Party shall, and shall cause each of its Subsidiaries to:

Section 5.01 Financial Statements and Other Reports. In the case of the U.S. Borrower, deliver to the Administrative Agent (which shall furnish to each Lender):

(a) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter in which the Restatement Date occurred, the consolidated balance sheets of the U.S. Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the U.S. Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(b) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Restatement Date occurred, (i) the consolidated and consolidating balance sheets of the U.S. Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of the U.S. Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements of such Fiscal Year a report thereon of Meaden & Moore, Ltd., or other independent certified public accountants of recognized national standing selected by the U.S. Borrower, and reasonably satisfactory to the Administrative Agent, (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements of such Fiscal Year fairly present, in all material respects, the consolidated financial position of the U.S. Borrower and its Subsidiaries as at the date(s) indicated and the results of their operations and their cash flows for the period(s) indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards), together with a written statement (which written statement may be limited to accounting matters or other items that independent certified public accountants are permitted to cover in such letters pursuant to their professional standards and customs and may disclaim responsibility for legal interpretations) by such independent certified public accountants to the effect that, based upon their ordinary and customary examination of the affairs of the U.S. Borrower and its Subsidiaries, performed in connection with the preparation of such consolidated financial statements, and in accordance with GAAP, they are not aware of the existence of any condition or event which constitutes an Event of Default or Default under Section 6.07 herein (assuming for this purpose that such financial covenant is in effect) or, if they are aware of such condition or event, stating the nature thereof;

(c) Compliance Certificate. Together with each delivery of financial statements of the U.S. Borrower and its Subsidiaries pursuant to Sections 5.01(a) and 5.01(b), a duly executed and completed Compliance Certificate;

(d) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of the U.S. Borrower and its Subsidiaries delivered pursuant to Section 5.01(a) or 5.01(b) shall differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Administrative Agent;

(e) Notice of Default. Promptly upon any officer of Holdings or the Borrower Representative obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or the Borrower Representative with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the applicable Borrower has taken, is taking and proposes to take with respect thereto;

(f) Notice of Litigation. Promptly upon any officer of Holdings or the Borrower Representative obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by the Borrower Representative to the Lenders or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or the exercise of rights or performance of obligations under any Loan Document written notice thereof together with such other information as may be reasonably available to Holdings or the Borrower Representative to enable the Lenders and their counsel to evaluate such matters;

(g) ERISA. (i) Promptly upon the occurrence of or upon any officer of Holdings or any Borrower becoming aware of the forthcoming occurrence of (A) any ERISA Event other than the ERISA Event in subsection (v), (x), (xiii), (xiv) or (xv) of the definition thereof, (B) any ERISA Event in subsection (x), (xiv) or (xv) of the definition thereof which could reasonably be expected to result in a Material Adverse Effect or any ERISA Event in subsection (v) or (xiii) of the definition thereof which could reasonably be expected to result in a material liability to any Borrower and (C) the adoption of an amendment to a Pension Plan if such amendment results in a material increase in benefits or unfunded liabilities, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan as the Administrative Agent shall reasonably request; (B) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

(h) Financial Plan. As soon as practicable and in any event no later than thirty (30) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (a “Financial Plan”), including (1) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the U.S. Borrower and its Subsidiaries for such Fiscal Year, and an explanation of the assumptions on which such forecasts are based and (2) forecasted consolidated statements of income and cash flows of the U.S. Borrower and its Subsidiaries for each fiscal quarter of such Fiscal Year;

(i) Insurance Report. Together with the delivery of financial statements of Holdings and its Subsidiaries pursuant to Section 5.01(b), a certificate from Holdings’ insurance broker(s) outlining all material insurance coverage maintained as of the date of such certificate by Holdings and its Subsidiaries;

(j) Information Regarding Collateral.

(i) the Borrower Representative shall furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate name, (B) in any Loan Party’s identity or corporate structure, (C) in any Loan Party’s jurisdiction of organization or (D) in any Loan Party’s Federal Taxpayer Identification Number or state organizational identification number. The Borrower Representative agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Security Documents; and

(ii) the Borrower Representative also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(k) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01(c), the Borrower Representative shall deliver to the Collateral Agent a certificate of its Authorized Officer either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Restatement Date (or Restatement Date, if applicable) or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes;

(l) Management Letters. Promptly after the receipt thereof by Holdings or any Borrower or any of their respective Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(m) Certification of Public Information. Holdings and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower Representative has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such public-side Lenders. The Borrower Representative agrees to clearly designate all Information provided to the Administrative Agent by or on behalf of the Loan Parties which is suitable to make available to Public Lenders. If the Borrower Representative has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Holdings, its Subsidiaries and their securities;

(n) Defaults Under Material Contracts. Promptly upon any officer of Holdings or any of its Subsidiaries receiving written notice of a default or event of default under any Material

Contract that would reasonably be expected to have a Material Adverse Effect, a certificate of an Authorized Officer of the Borrower Representative specifying the nature and period of existence of such condition or event and the nature of such claimed default or event of default, and what action the Borrower Representative has taken, is taking and proposes to take with respect thereto;

(o) Other Information. (A) Promptly upon their becoming available, copies of (i) all regular and periodic reports and all registration statements and prospectuses, if any, filed by FML Holdings, Holdings or the Borrower Representative with any securities exchange or with the SEC or any governmental or private regulatory authority and (ii) all press releases and other statements made available generally by the U.S. Borrower or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender.

Section 5.02 Existence. Except as otherwise permitted under Section 6.08, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, that no Loan Party (other than each Borrower with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

Section 5.03 Payment of Taxes and Claims. Pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid to the extent it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Loan Party shall, nor shall it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

Section 5.04 Maintenance of Properties. Maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof.

Section 5.05 Insurance.

(a) In the case of Holdings, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as are customary for such Persons. Without limiting the generality of the foregoing, Holdings shall maintain or cause to be maintained (i) flood insurance that covers each Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, that is located in a Flood Zone in each case, in compliance with the applicable regulations of the Board of Governors and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and (iii) provide that the insurer affording coverage (with respect to property and liability insurance) will provide for at least thirty (30) days’ prior written notice to the Collateral Agent of any modification or cancellation of such policy.

(b) In addition to the foregoing, Holdings and its Subsidiaries shall maintain insurance coverage with at least $40,000,000 as the minimum threshold amount remaining in reasonably expected insurance recoverables to pay defense, settlement and indemnity costs in connection with product liability claims alleging personal injury caused by exposure to silica and/or silica-containing products.

Section 5.06 Books and Records; Inspections. Maintain proper books of record and accounts in which full, true and correct entries shall be made of all financial transactions and matters involving its assets and business, in a form in which financial statements conforming with GAAP can be generated. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Loan Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that in the case of any meeting with any independent public accountants, representatives of the Loan Parties may be present; provided, further, that in the absence of an Event of Default, no more than two such visit for the Lenders will be permitted in any Fiscal Year. The Lenders will use commercially reasonable efforts to coordinate any visits or inspections made pursuant to this Section 5.06 so as to minimize inconvenience to the Loan Parties.

Section 5.07 Lenders’ Meetings. In the case of each of Holdings and the U.S. Borrower, upon the request of the Administrative Agent, participate in a quarterly telephonic conference call with the Administrative Agent and the Lenders, such telephonic conference call to be held at such time as may be agreed to by the U.S. Borrower and the Administrative Agent but in any event no later than sixty (60) days after the end of any Fiscal Quarter.

Section 5.08 Compliance with Laws. Comply, and cause all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.09 Environmental.

(a) In the case of Holdings, deliver to the Administrative Agent:

(i) as soon as practicable following receipt thereof, copies of all environmental assessments, audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by any independent consultants, Governmental Authorities or other Persons, that identifies any failure to comply with Environmental Laws or any other matter that would reasonably be expected to result in an Environmental Claim, which failure to comply or Environmental Claim would reasonably be expected to result in Holdings or any of its Subsidiaries incurring any cost, loss or liability that could reasonably be expected to result in a Material Adverse Effect;

(ii) promptly upon the occurrence or receipt thereof, written notice relating to (1) any Release of Hazardous Materials which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or (B) any Environmental Claim that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (3) Holdings or the Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Law that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or (4) the imposition or written threat of any imposition of any Lien on any Collateral pursuant to any Environmental Law;

(iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to any Release of Hazardous Materials or any actual or threatened Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or other property by Holdings or any of its Subsidiaries that could reasonably be expected to (1) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) adversely affect the ability of Holdings or any of its Subsidiaries to maintain compliance with Environmental Laws to a degree that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and (B) any proposed material modification by Holdings or any of its Subsidiaries to current operations that could reasonably be expected to result in additional capital and operating costs related to compliance with Environmental Laws for any one year that could reasonably be expected to result in a Material Adverse Effect at any individual Facility; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a) or otherwise related to compliance with, or liability pursuant to, any Environmental Law by such Loan Party or any of its Subsidiaries.

(b) Promptly take any and all actions necessary to (i) cure any violation of any Environmental Law by such Loan Party or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conduct any investigative or remedial action that may be required pursuant to any Environmental Law by such Loan Party or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Use and operate all of its Facilities in compliance with all Environmental Laws, obtain and maintain in full force and effect all necessary Governmental Authorizations required pursuant to any Environmental Laws, and cause all lessees, contractors and other Persons that are agents or invitees of a Loan Party operating or occupying any property owned or leased by any Loan Party to comply in all material respects, with all Environmental Law, in each case except where the failure to comply, obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

Section 5.10 Subsidiaries.

(a) In the case of the U.S. Borrower, in the event that any Person becomes a Subsidiary of the U.S. Borrower (other than an Excluded Foreign Subsidiary) after the Original Closing Date, (a) promptly cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.01(b), 3.01(g), 3.01(i), 3.01(q), Section 5.11(b) (if applicable) and Section 5.12.

(b) In the case of the U.S. Borrower, with respect to any new Excluded Foreign Subsidiary created or acquired, as the case may be, after the Original Closing Date by the U.S.

Borrower or any of its Subsidiaries, promptly execute deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.01(b)(1), and the U.S. Borrower shall take all of the actions referred to in Section 5.12 necessary to grant and to perfect a First Priority Lien in favor of the Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in the Equity Interests of such new Subsidiary that is owned by the U.S. Borrower or any of its Subsidiaries (provided that in no event shall more than 66.0% of the voting Equity Interests and 100% of the non-voting Equity Interests of any new Excluded Foreign Subsidiary be required to be so pledged).

(c) With respect to each new Subsidiary, the U.S. Borrower shall promptly send to the Collateral Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of the U.S. Borrower and (ii) all of the data required to be set forth in Schedules 4.01 and 4.02 with respect to all Subsidiaries of the U.S. Borrower; and such written notice shall be deemed to supplement Schedule 4.01 and 4.02 for all purposes hereof.

Section 5.11 Additional Material Real Estate Assets. (a) Subject to the provisions of Section 5.17(b), in the event that any Loan Party acquires a Real Estate Asset that constitutes a Material Real Estate Asset or a Real Estate Asset owned or leased on the Restatement Date becomes a Material Real Estate Asset as a result of improvements upon such property, and such interest has not otherwise been made subject to the Lien of the Security Documents in favor of the Collateral Agent, for the benefit of Secured Parties, at the time of the acquisition thereof (or within a reasonable time after the completion of the construction of the improvements), such Loan Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Section 5.11(b) with respect to each such Material Real Estate Asset, that the Collateral Agent shall reasonably request to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority Lien in such Material Real Estate Assets; provided, however, that if the Material Real Estate Asset is a Leasehold Property, and the lease with respect to such Leasehold Property requires lessor consent to effectuate a Mortgage, such Loan Party shall use commercially reasonable efforts to obtain such consent, and, in addition, in the case of any Material Real Estate Asset which is a Leasehold Property for which a memorandum of such Leasehold Property is not recorded, such Loan Party shall use commercially reasonable efforts to obtain fully executed and notarized Record Documents for such Leasehold Property, in proper form for recording in all appropriate places in all applicable jurisdictions. The inability of such Loan Party to obtain a landlord’s consent and/or a Record Document following commercially reasonable efforts to do so, and the concurrent inability of such Loan Party to deliver a Mortgage encumbering such Material Real Estate Asset which is a Leasehold Property shall not be deemed to be a failure to satisfy this Section 5.11(a). In addition to the foregoing, in the case of the U.S. Borrower, at the request of the Collateral Agent, deliver, from time to time, to the Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which the Collateral Agent has been granted a Lien and any environmental site assessments or reports that the Administrative Agent or Collateral Agent reasonably request with respect to such Material Real Estate Assets; provided, however, environmental site assessments shall not be required more than once in any twelve (12) month period, unless Collateral Agent has a good faith belief that there is a violation of Environmental Laws or a release of Hazardous Materials at the Real Estate Asset.

(b) In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in a Material Real Estate Asset as required by Section 5.11(a), the applicable Loan Party shall promptly take such actions, and execute and deliver, or cause to be executed and delivered the following, in each case, to the extent reasonably requested by the Administrative Agent:

(i) a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Material Real Estate Asset, subject to the proviso in the first sentence of Section 5.11(a);

(ii) an opinion of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) in each jurisdiction in which such Material Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such jurisdiction and such other matters as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(iii) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by Chicago Title Insurance Company or another title company reasonably acceptable to the Collateral Agent (the “Title Company”) with respect to each such Material Real Estate Asset (each, a “Title Policy”), in amounts as reasonably agreed by the Collateral Agent and the Borrower Representative insuring the fee simple title to or leasehold interest in, as applicable (and available), each of the Material Real Estate Assets vested in the applicable Loan Party and insuring the Collateral Agent that the relevant Mortgage creates a valid and enforceable First Priority mortgage Lien on such Material Real Estate Asset encumbered thereby, each which Title Policy, (A) shall include all endorsements reasonably requested by the Collateral Agent and available in each respective jurisdiction and (B) shall provide for affirmative insurance and such reinsurance as the Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Collateral Agent; and evidence satisfactory to the Collateral Agent that the applicable Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the applicable Title Policy and (ii) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company and all other sums required in connection with the issuance of the Title Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages with respect to such Material Real Estate Asset in the applicable real property records; together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the date of the creation of the Mortgage on such Material Real Estate Asset and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Collateral Agent; and

(iv) (A) a completed Flood Certificate with respect to each such Material Real Estate Asset, which Flood Certificate shall (i) be addressed to the Collateral Agent, (ii) be completed by a company which has guaranteed the accuracy of the information contained therein, and (iii) otherwise comply with the Flood Program; (B) evidence describing whether the community in which each such Material Real Estate Asset is located participates in the Flood Program; (C) if any Flood Certificate states that such Material Real Estate Asset is located in a Flood Zone, the applicable Borrower’s written acknowledgement of receipt of written notification from the Collateral Agent (i) as to the existence of each such Material Real Estate Asset, and (ii) as to whether the community in which each such Material Real Estate Asset is located is participating in the Flood Program; and (D) if any such Material Real Estate Asset is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the applicable Loan Party has obtained a policy of flood insurance that is in compliance with all applicable regulations of the Board of Governors.

Section 5.12 Additional Collateral. With respect to any assets or property acquired after the Original Closing Date by Holdings, the U.S. Borrower or any of its Subsidiaries (other than (x) any assets or property described in Section 5.10 or Section 5.11, (y) any assets or property subject to a Lien expressly permitted by Section 6.02 and (z) assets or property acquired by an Excluded Foreign Subsidiary) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected First Priority Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Pledge and Security Agreement or such other documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected First Priority Lien in such assets or property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected First Priority Lien in such assets or property, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Pledge and Security Agreement or by law or as may be requested by the Collateral Agent.

Section 5.13 Interest Rate Protection. In the case of the U.S. Borrower, no later than one hundred and twenty (120) days following the Restatement Date and at all times thereafter until the third anniversary of the Restatement Date, obtain and cause to be maintained protection against fluctuations in interest rates pursuant to one or more Interest Rate Agreements in form and substance reasonably satisfactory to the Administrative Agent, in order to ensure that no less than 33% of the aggregate principal amount of the total Indebtedness for borrowed money of Holdings and its Subsidiaries then outstanding is either (i) subject to such Interest Rate Agreements or (ii) Indebtedness that bears interest at a fixed rate.

Section 5.14 Further Assurances. At any time or from time to time upon the reasonable request of the Administrative Agent, at the expense of the Loan Parties, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents or to more fully perfect or renew the rights of the Administrative Agent or the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the U.S. Borrower or any Subsidiary which may be deemed to be part of the Collateral). In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Holdings and its Subsidiaries and all of the outstanding Equity Interests of the U.S. Borrower and its Subsidiaries (subject to limitations contained in the Loan Documents with respect to Foreign Subsidiaries). Upon the exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which required any consent, approval, recording, qualification or authorization of any Governmental Authority, the U.S. Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Collateral Agent may be required to obtain from Holdings or any of its Subsidiaries for such consent, approval, recording, qualification or authorization.

Section 5.15 Control Accounts; Approved Deposit Accounts.

(a) The U.S. Borrower and each Loan Party that is a Domestic Subsidiary of the U.S. Borrower shall use commercially reasonable efforts to enter into Control Agreements with respect to each of its Deposit Accounts, Securities Accounts and Commodities Accounts unless such account is an Excluded Account. For purposes of this Section 5.15 “Excluded Accounts” shall mean: (w) each zero-balance account maintained for the purpose of managing local disbursements, (x) may maintain payroll, withholding tax and other fiduciary accounts, (y) all accounts of Wisconsin Industrial Sand Company, L.L.C. for so long as the IRB Loan Agreement remains in effect; provided that such accounts do not have an aggregate balance in excess of $250,000 at any one time and (z) any other accounts as long as the aggregate monthly average daily balance over the immediately preceding 12-month period for all such Loan Parties in all such other accounts does not exceed $2,000,000 at any time. Nothing in this Section 5.15 shall prohibit or restrict the Loan Parties’ right to make pledges or cash deposits permitted by Section 6.02.

(b) If the agreement governing the maintenance of any existing Deposit Account, Securities Account or Commodities Account is terminated by such Loan Party, such Loan Party shall have 45 days (or such longer period as the Collateral Agent may approve) following such termination to establish a new Deposit Account, Securities Account or Commodity Account, as applicable.

Section 5.16 Maintenance of Ratings. In the case of the U.S. Borrower, at all times use commercially reasonable efforts to maintain public ratings issued by Moody’s and S&P with respect to its senior secured debt.

Section 5.17 Post-Restatement Date Obligations.

(a) Within 60 days following the Restatement Date (or such later date as the Collateral Agent may agree in its reasonable discretion), the Collateral Agent shall have received (a) modifications to each Mortgage in favor of the Collateral Agent with respect to each Existing Mortgaged Property, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with an endorsement updating the Title Policy with respect to such Mortgaged Property consistent with the requirements of Section 5.11(b)(3) and an updated Flood Certificate with respect to such Mortgaged Property consistent with the requirements of Section 5.11(b)(4) and (b) opinions of counsel to the applicable Loan Parties in each applicable jurisdiction addressed to the Agents, the Arrangers and the Lenders, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(b) Within 60 days following the Restatement Date (or such later date as the Collateral Agent may agree in its reasonable discretion), the U.S. Borrower and each applicable Guarantor shall comply with each of the requirements set forth in Section 5.11(b) in the case of each Material Real Estate Asset acquired in the Acquisition and listed on Schedule 5.17(b) (each, a “Restatement Date Mortgaged Property”).

ARTICLE VI.

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of all Obligations, such Loan Party shall not, nor shall it cause or permit any of its Subsidiaries to:

Section 6.01 Indebtedness. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations (including, without limitation, with respect to Incremental Term Loans and Incremental Revolving Loans);

(b) Indebtedness of any Subsidiary owed to the U.S. Borrower or to any other Subsidiary, or of the U.S. Borrower owed to any Subsidiary; provided, that (i) all such Indebtedness shall be evidenced by the Intercompany Note, and, if owed to a Loan Party, shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the Payment in Full of the Obligations pursuant to the terms of the Intercompany Note, (iii) any payment by any such Subsidiary Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to the U.S. Borrower or to any of its Subsidiaries for whose benefit such payment is made and (iv) such Indebtedness is permitted as an Investment under Section 6.06(d);

(c) Unsecured Indebtedness that (i) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the maturity date of the Term Loans (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (ii) hereof), (ii) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the U.S. Borrower than the terms and conditions customary at the time for high-yield debt securities issued in a public offering (or if applicable, high-yield subordinated debt securities so issues) and (iii) is incurred by the U.S. Borrower or a Guarantor; provided, that both immediately prior and after giving effect to the incurrence thereof, (x) no Default or Event of Default shall exist or result therefrom and (y) as of the last day of the most recent Fiscal Quarter for which financial statements are available, the U.S. Borrower shall be in compliance with a Leverage Ratio (calculated on a pro forma basis) not exceeding 4.75:1.00;

(d) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including, Indebtedness consisting of the deferred purchase price of assets or property acquired in a Permitted Acquisition, “Earn Out Indebtedness”), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the U.S. Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

(e) Indebtedness which may be deemed to exist pursuant to any workers’ compensation claims, self-insurance obligations, bankers’ acceptances, bids, guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the U.S. Borrower and its Subsidiaries;

(h) guaranties by the U.S. Borrower of Indebtedness of a Subsidiary Guarantor or guaranties by a Subsidiary Guarantor of Indebtedness of the U.S. Borrower or another Subsidiary Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

(i) Indebtedness described in Schedule 6.01 and any Permitted Refinancing thereof;

(j) Indebtedness of the U.S. Borrower and its Subsidiaries with respect to Capital Leases and Attributable Indebtedness in an aggregate amount not to exceed at any time $25,000,000;

(k) purchase money Indebtedness of the U.S. Borrower and its Subsidiaries in an aggregate amount not to exceed at any time $25,000,000; provided, that any such Indebtedness (i) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, and (ii) shall constitute not more than 80.0% of the aggregate consideration paid with respect to such asset;

(l) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by the U.S. Borrower or any of its Subsidiaries, in each case after the Restatement Date as the result of a Permitted Acquisition, provided, that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by Holdings or any of its Subsidiaries (other than by any such person that so becomes a Subsidiary) and (ii) any Permitted Refinancing thereof; provided, that (1) the direct and contingent obligors with respect to such Indebtedness are not changed and (2) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced;

(m) Indebtedness of the type described in clause (xi) of the definition thereof incurred in the ordinary course of business; provided that in each case such Indebtedness shall not have been entered into for speculative purposes;

(n) Indebtedness incurred by the U.S. Borrower or any of its Subsidiaries owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business; and

(o) other Indebtedness of the U.S. Borrower and its Subsidiaries in an aggregate amount not to exceed at any time $60,000,000.

Section 6.02 Liens. Directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, except:

(a) Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Loan Document;

(b) Liens for Taxes to the extent obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries and that, in the aggregate, do not materially detract from the value of the property subject thereto;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder and covering only the assets so leased;

(g) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property, consignments and similar arrangements entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property and do not impair the use or value of the Real Estate Assets;

(k) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Holdings or such Subsidiary;

(l) Liens described in Schedule 6.02 or on a title report delivered pursuant to Section 5.17(b) and any refinancings, renewals or extensions thereof; provided that (i) no additional property is covered thereby, (ii) the amount secured or benefitted thereby is not increased (except, in connection with any refinancing, refunding, renewal or extension thereof, by an amount equal to accrued interest, a reasonable premium paid in connection with such renewal, replacement, extension or refinancing, as applicable, and fees and expenses reasonably incurred in connection therewith) and (iii) if such Lien secures Indebtedness, such Indebtedness is a refinancing, renewal or extension of Indebtedness permitted by Section 6.01(i);

(m) Liens securing Indebtedness permitted pursuant to Section 6.01(j) and (k); provided, that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n) Liens securing Indebtedness permitted by Section 6.01(l), provided, that any such Lien shall encumber only those assets which secured such Indebtedness at the time such assets were acquired by the U.S. Borrower or its Subsidiaries;

(o) Liens arising from judgments in circumstances not constituting an Event of Default under Section 8.01(h);

(p) Liens arising by virtue of any statutory, contractual or common law provision relating to rights of set-off or similar rights relating to the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness;

(q) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(r) Liens on specific items of inventory or other goods arising under Article 2 of the UCC in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, in any case covering only goods actually sold;

(s) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto to the extent permitted hereunder;

(t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party in the ordinary course of business and consistent with the past practices of such Loan Party;

(u) Liens on the equity interests of any Technology Entity pursuant to any Technology Acquisition Claw-Back; and

(v) other Liens on assets other than the Collateral securing Indebtedness (including Indebtedness incurred pursuant to Section 6.01(o)), in an aggregate amount not to exceed $30,000,000 at any time outstanding.

Section 6.03 No Further Negative Pledges. Except with respect to (a) this Agreement and the other Loan Documents, (b) specific assets or property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (c) Liens permitted by Section 6.02(e), (m) and (n) or any document or agreement governing such Liens; provided that such restrictions are limited by the assets and/or property securing such Lien and (d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the assets or property secured by such Liens or the assets or property subject to such leases, licenses or similar agreements, as the case may be), enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations.

Section 6.04 Restricted Junior Payments. Directly or indirectly through any manner or means nor shall it permit any of its Affiliates directly or indirectly through any manner or means, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that (a) any Subsidiary of the U.S. Borrower may declare and pay dividends or make other distributions ratably to the U.S. Borrower or any Wholly-Owned Subsidiary Guarantor; (b) the U.S. Borrower may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to any subordination provisions contained in, the indenture or other agreement pursuant to which such Indebtedness was issued; (c) the U.S. Borrower may make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings (i) to the extent necessary to permit FML Holdings to pay general administrative costs and expenses attributable to its ownership of Holdings and the U.S. Borrower incurred in the ordinary course of business, determined in accordance with GAAP and (ii) so long as such Loan Party is a member of a group with FML Holdings as the common parent filing a consolidated or combined return, to the extent necessary to permit FML Holdings to discharge the consolidated or combined tax liabilities of FML Holdings and its Subsidiaries, in each case so long as FML Holdings applies the amount of any such Restricted Junior Payment for such purpose; (d) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the U.S. Borrower may make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings in an aggregate amount not to exceed $5,000,000 to permit FML Holdings to purchase common stock or common stock options of FML Holdings from shareholders (including, without limitation, present or former officers or employees of FML Holdings or any of Holdings’ Subsidiaries upon the death, disability or termination of employment of such officer or employee); (e) the U.S. Borrower may pay, or make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings to allow it to pay amounts due and owing to the Sponsor or its Affiliates pursuant to the terms of the Management Agreement (including, without limitation, amounts in respect of management fees and reimbursement obligations); provided, that upon the occurrence of a Default or an Event of Default and during the continuance thereof, no payment of any management fees or similar distributions to the Sponsor or any of its Affiliates shall be permitted under this Section 6.04(e); (f) so long as no Default or Event of Default shall have occurred or shall be caused thereby, the U.S. Borrower may make Restricted Junior Payments to allow FML Holdings to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person; and (g) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, other Restricted Junior Payments in an aggregate amount not to exceed, if the Leverage Ratio (calculated on a pro forma basis) is less than 3.50:1.00, an amount equal to the Available Amount; provided that, notwithstanding the foregoing clause (g), if the Leverage Ratio (calculated on a pro forma basis) is greater than or equal to 3.50:1.00, the U.S. Borrower may make distributions of up to $5,000,000 per Fiscal Year to Holdings and Holdings may make Restricted Junior Payments to FML Holdings to enable FML Holdings to purchase common stock or common stock options of FML Holdings from shareholders, so long as such amount distributed does not exceed the Available Amount and no Default or Event of Default shall have occurred and be continuing and; provided, further that, in each case, after giving effect to any Restricted Junior Payment described in this Section 6.04(g), the Leverage Ratio (calculated on a pro forma basis) shall not exceed 4.75:1.00; provided that that the proceeds of any Specified Equity Contribution shall not be used to make payments otherwise permitted pursuant to this Section 6.04.

Section 6.05 Restrictions on Subsidiary Distributions. Except as provided herein, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the U.S. Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by the U.S. Borrower or any other Subsidiary of the U.S. Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to the U.S. Borrower or any other Subsidiary of the U.S. Borrower, (c) make loans or advances to the U.S. Borrower or any other Subsidiary of the U.S. Borrower, or (d) transfer, lease or license any of its property or assets to a Borrower or any other Subsidiary of a Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by

Section 6.01(k) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business or (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement.

Section 6.06 Investments. Directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments owned as of the Restatement Date in any Subsidiary and Investments made after the Restatement Date in the U.S. Borrower, the Canadian Borrower and any Wholly-Owned Subsidiary Guarantor;

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) consisting of accounts receivables, deposits, prepayments and other trade credits to suppliers created, acquired or made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(d) intercompany loans to the extent permitted under Section 6.01(b) and other Investments in Subsidiaries which are not Wholly-Owned Subsidiary Guarantors, provided that such Investments (including through intercompany loans and any Permitted Acquisition) in Subsidiaries other than Wholly-Owned Subsidiary Guarantors shall not exceed at any time an aggregate amount $40,000,000;

(e) Capital Expenditures with respect to any Borrower and the Guarantors;

(f) loans and advances to employees, officers and directors of FML Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000;

(g) Permitted Acquisitions permitted pursuant to Section 6.08;

(h) Investments described in Schedule 6.06;

(i) Hedge Agreements which constitute Investments;

(j) loans by the U.S. Borrower or any of its Subsidiaries to the employees, officers or directors of FML Holdings, the U.S. Borrower or any of their respective Subsidiaries in connection with management incentive plans; provided that such loans represent cashless transactions pursuant to which such employees, officers or directors directly invest the proceeds of such loans in Equity Interests issued by FML Holdings;

(k) Investments in the Net Cash Proceeds from Asset Sales and of the type described in clause (b) of the definition thereof, to the extent permitted under Section 2.14(a) or (b), respectively;

(l) Investments arising directly out of the receipt by the U.S. Borrower or any Subsidiary of non-cash consideration for any sale of assets permitted under Section 6.08(d); provided that such non-cash consideration shall in no event exceed 25% of the total consideration received for such sale;

(m) so long as no Default or Event of Default shall have occurred and the Leverage Ratio (calculated on a pro forma basis) is less than 3.50:1.00, Investments an amount equal to the Available Amount; and

(n) other Investments in an aggregate amount not to exceed the sum of (i) $40,000,000 and (ii) the amount of any cash returns actually received by the U.S. Borrower or any Guarantor with regard to any such Investments during the term of this Agreement.

Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.04.

Section 6.07 Financial Covenant. In the case of the U.S. Borrower, as of the last day of any Fiscal Quarter permit the Leverage Ratio to exceed 4.75:1.00; provided that the covenant set forth in this Section 6.07 shall only be tested if the aggregate Revolving Exposure (excluding any Letters of Credit that have been cash collateralized or backstopped in a manner reasonably satisfactory to the Issuing Bank in an amount equal to 100% or more of the maximum stated amount of the relevant Letter of Credit) of all of the Lenders as of the last day of any such Fiscal Quarter is greater than or equal to 25% of the amount of the Revolving Commitments (a “Covenant Triggering Event”). After the occurrence of a Covenant Triggering Event, the Leverage Ratio shall continue to be tested on the last day of each Fiscal Quarter until the aggregate Revolving Exposure (excluding any Letters of Credit that have been cash collateralized or backstopped in a manner reasonably satisfactory to the Issuing Bank in an amount equal to 100% or more of the maximum stated amount of the relevant Letter of Credit) of all of the Lenders is equal to or less than 25% of the amount of the Revolving Commitments, in which case such Covenant Triggering Event shall no longer be deemed to be continuing for purposes of this Agreement.

Section 6.08 Fundamental Changes; Disposition of Assets; Acquisitions. Enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) any Subsidiary of any Borrower may be merged with or into such Borrower or any Wholly-Owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, assets or property may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to such Borrower or any Wholly-Owned Subsidiary Guarantor; provided, that in the case of such a merger, the applicable Borrower or such Wholly-Owned Subsidiary Guarantor, as applicable shall be the continuing or surviving Person;

(b) any Subsidiary of any Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Borrower or any Wholly-Owned Subsidiary Guarantor;

(c) sales or other dispositions of assets that do not constitute Asset Sales;

(d) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $20,000,000; provided, that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower Representative (or similar governing body)), (2) no less than 75%% thereof shall be paid in Cash, and (3) the Net Cash Proceeds thereof shall be applied as required by Section 2.14(a);

(e) disposals of damaged, obsolete, worn out or surplus property;

(f) the Acquisition and Permitted Acquisitions; provided that in respect of acquisition targets not domiciled within the United States, the consideration for such Persons or assets shall be limited to the Available Amount;

(g) an exchange or “swap” of fixed tangible assets of the Loan Parties or any of their Subsidiaries for similar fixed tangible assets of a Person (other than another Loan Party or its Subsidiaries) or for credit against such similar assets in the ordinary course of business and consistent with past business practices; provided that such Loan Party (or its subsidiary) received reasonable equivalent value for such assets; and provided further that the fair market value of all such assets (as determined in good faith and in accordance with customary valuation techniques by the chief financial officer or vice president of Finance of the U.S. Borrower) exchanged or swapped does not exceed $15,000,000 per Fiscal Year;

(h) any disposition of real property to a Governmental Authority that results in Net Cash Proceeds applied in accordance with Section 2.14(b);

(i) the abandonment, cancellation or other disposition of Intellectual Property that is not material or is no longer used or useful in any material respect in the operation of the U.S. Borrower and its Subsidiaries or the disposition of any equity interest in a Technology Entity pursuant to a Technology Acquisition Claw-Back;

(j) the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables); and

(k) Investments made in accordance with Section 6.06 and Restricted Junior Payments made in accordance with Section 6.04.

Section 6.09 Disposal of Subsidiary Interests. Except for any sale or other disposition of all of its interests in the Equity Interests of any of its Subsidiaries permitted by the provisions of Section 6.08 and any Lien on or disposition of equity interests in a Technology Entity pursuant to a Technology Acquisition Claw-Back, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

Section 6.10 Sales and Lease-Backs. Directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease, except for any such arrangement to the extent that the sale of such property is fair market value and in compliance with Section 6.08(d) and the Attributable Indebtedness or Indebtedness with respect thereto is permitted by Section 6.01(j) or (o).

Section 6.11 Transactions with Shareholders and Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, the rendering of any service or the payment of any management, advisory or similar fees) with any Affiliate of Holdings on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained in a comparable arm’s length transaction at the time from a Person who is not such a holder or Affiliate; provided, that the foregoing restriction shall not apply to (a) any transaction between any Borrower and any Wholly-Owned Subsidiary Guarantor; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of FML Holdings and its Subsidiaries; (c) the payment of amounts to the Sponsor and/or its Affiliates pursuant to the terms of the Management Agreement; (d) the issuance or sale of Equity Interests of the Loan Parties to FML Holdings or any Loan Party, to the extent not prohibited by the terms of this Agreement; and (e) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business.

Section 6.12 Conduct of Business. Engage in any business (either directly or through a Subsidiary) other than the businesses engaged in by such Loan Party on the Restatement Date and businesses which are reasonably related, ancillary or complementary thereto or are reasonable extensions thereof.

Section 6.13 Permitted Activities of Holdings. In the case of Holdings, (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Loan Documents and the

Related Documents; (b) create or suffer to exist any Lien upon any assets or property now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Security Documents to which it is a party or permitted pursuant to Section 6.02; (c) engage in any business or activity or own any assets other than (i) holding 100.0% of the Equity Interests of the U.S. Borrower, (ii) performing its obligations and activities incidental thereto under the Loan Documents, and to the extent not inconsistent therewith, the Related Documents; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interests of any of its Subsidiaries except to the extent expressly permitted by this Agreement; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than the U.S. Borrower; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Section 6.14 Amendments or Waivers of Organizational Documents, Related Documents and Certain Indebtedness. Agree to (a) any material amendment, restatement, supplement or other modification to, waiver of or termination of (other than in accordance with the regularly scheduled termination date) any of its Organizational Documents, or any Acquisition Document if such amendment, restatement, supplement or other modification or termination would be materially adverse to the Lenders or (b) any amendment, restatement, supplement, waiver or other modification changing the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment, restatement, supplement, waiver or other modification thereto, if the effect of such amendment, restatement, supplement, waiver or other modification is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment, restatement, supplement, waiver or other modification, together with all other amendments, restatements, supplements, waivers and other modifications made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to any Loan Party or Lenders.

Section 6.15 Fiscal Year. Change its Fiscal Year-end from December 31, or change its method of determining Fiscal Quarters.

ARTICLE VII.

GUARANTY

Section 7.01 Guaranty of the Obligations. Subject to the provisions of Section 7.02, Guarantors (including with respect to the Obligations of the Canadian Borrower, the U.S. Borrower) jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual Payment in Full of all Obligations other than any Excluded Swap Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”). For the avoidance of doubt, in no event shall any Excluded Foreign Subsidiary (including, without limitation, the Canadian Borrower (for so long as it is an Excluded Foreign Subsidiary)) guaranty the Obligations of the U.S. Borrower or of any other Domestic Subsidiary that is a Loan Party.

Section 7.02 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.

Section 7.03 Payment by Guarantors. Subject to Section 7.02, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors shall upon demand pay, or cause to be paid, in Cash, to the Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for a Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against any such Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 7.04 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of any Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of any Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents or any Hedge Agreements; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which any Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.05 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than Payment in Full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 7.06 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Obligations shall have been Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other

Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Obligations shall not have been Paid in Full, such amount shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.07 Subordination of Other Obligations. Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

Section 7.08 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been Paid in Full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.09 Authority of Guarantors or the Borrowers. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 7.10 Financial Condition of the Borrowers. Any Credit Extension may be made to any Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of such Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Borrower. Each Guarantor has adequate means to obtain information from the Borrowers on a continuing basis concerning the financial condition of the Borrowers and their ability to perform its obligations under the Loan Documents and Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each

Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by any Beneficiary.

Section 7.11 Bankruptcy, Etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations. Guarantors shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by the applicable Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01 Events of Default. If any one or more of the following conditions or events occur:

(a) Failure to Make Payments When Due. Failure by any Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to the Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

(b) Default Under Other Agreements. (i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.01(a)) in an individual principal amount (or Net Mark-to-Market Exposure) of $25,000,000 or more or with an aggregate principal amount (or Net Mark-to-Market Exposure) of $25,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts (or Net Mark-to-Market Exposure) referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that clause (ii) of this Section 8.01(b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary disposition of the property or assets securing such Indebtedness, if such disposition is permitted hereunder and such Indebtedness that becomes due is paid upon such disposition; or

(c) Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.06, Sections 5.01(a), 5.01(b) or 5.01(c), 5.01(d) and 5.01(f), Section 5.02, Section 5.17 or Article VI; provided that, to the extent that such financial covenant is in effect, failure to comply with the financial covenant set forth in Section 6.07 will not constitute an Event of Default for purposes of any Tranche B-1 Term Loan or Tranche B-2 Term Loan, and no Term Lender will be permitted to exercise any remedies with respect to an Event of Default in respect of the financial covenant set forth in Section 6.07 until the date, if any, on which the Revolving Commitments have been terminated and the Revolving Loans have been accelerated as a result of such breach of the covenant set forth in Section 6.07; or

(d) Breach of Representations, Etc. (i) Any Specified Representation or any Company Representation shall prove to have been inaccurate in any material respect, (ii) any representation or warranty in Article IV (other than those included in the foregoing clause (i)), was inaccurate as of the Restatement Date in any material respect (provided that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified by materiality or material adverse effect in the text thereof); provided further that such inaccuracy will not be an Event of Default hereunder if within 30 days of the Restatement Date, reasonable steps are being taken so as to remedy such Default within such period and such inaccuracy is remedied within such period and (iii) at any time after the Restatement Date, any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made or, to the extent that any such representation, warranty, certification or other statement is already qualified by materiality or material adverse effect in the text thereof, such representation, warranty, certification or other statement shall be false in any respect as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Loan Party becoming aware of such default or (ii) receipt by any Borrower of written notice from the Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, conservator, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, conservator or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, conservator or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $25,000,000 or (ii) in the aggregate at any time an amount in excess of $25,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or

(j) Employee Benefit Plans. There shall occur (i) one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect or (ii) the ERISA Event described in clause (ii) of the definition thereof; or

(k) Change of Control. A Change of Control occurs; or

(l) Guaranties, Security Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of the Obligations being Paid in Full, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the Obligations being Paid in Full) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents; or

(m) Subordinated Indebtedness. Any Subordinated Indebtedness permitted hereunder or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations of the Loan Parties hereunder, as provided in the indenture governing such Subordinated Indebtedness, or any Loan Party, any Affiliate of any Loan Party, the agent of trustee in respect of any such Subordinated Indebtedness or the holders of at least 25.0% in aggregate principal amount of such Subordinated Indebtedness shall so assert;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of

Default, at the request of or with the consent of the Required Lenders, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments, the obligation of any Issuing Bank to issue any Letter of Credit and the obligation of any Swing Line Lender to make any Swing Line Loan shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, that the foregoing shall not affect in any way the obligations of Lenders under Section 2.03(b)(v) or Section 2.04(e); (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Security Documents; (D) the Administrative Agent shall direct each Borrower to pay (and each Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.01(f) and (g) to pay) to the Revolving Administrative Agent such additional amounts of cash as reasonable requested by any Issuing Bank, to be held as security for such Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding; and (E) the Administrative Agent, the Revolving Administrative Agent and the Collateral Agent may exercise on behalf of themselves, the Lenders, each Issuing Bank and the other Secured Parties all rights and remedies available to the Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Lenders and any Issuing Bank under the Loan Documents or under applicable law or in equity.

Section 8.02 Right to Cure. (a) In the event that the U.S. Borrower fails to comply with the covenant set forth in Section 6.07 and, within ten (10) Business Days thereof if (i) Holdings issues Equity Interests (other than Disqualified Equity Interests) for cash or otherwise receive cash contributions on account of its existing Equity Interests (the “Specified Equity Contribution”) and the net cash proceeds from such issuance or contribution (the “Cure Amount”) are contributed to the U.S. Borrower) and (ii) upon the receipt by the U.S. Borrower of such Cure Amount, the Loans are prepaid in an amount equal to the Cure Amount pursuant to Section 2.14(f), then, the covenant set forth in such Section 6.07 shall be recalculated, giving effect to a pro forma increase to Consolidated Adjusted EBITDA for such four fiscal quarter period in an amount equal to the Cure Amount, but without giving effect to such prepayment of Loans. Any such pro forma adjustment to Consolidated Adjusted EBITDA shall be provided solely for the purpose of determining the existence of a Default or an Event of Default under the covenant set forth in Section 6.07 with respect to any four fiscal quarter period that includes the fiscal quarter for which such Specified Equity Contribution was exercised (and with respect to each such fiscal quarter, such prepayment shall not be given effect) and not for any other purpose under any Loan Document.

(b) If, after the exercise of the Specified Equity Contribution and the recalculations pursuant to clause (a) above, Holdings shall then be in compliance with the requirements of the covenant set forth in Section 6.07 during such four fiscal quarter period, Holdings shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured; provided that during the term of this Agreement (i) the Specified Equity Contribution shall be exercised in no more than two (2) Fiscal Quarters in each four consecutive fiscal quarter period, (ii) the Specified Equity Contribution shall be exercised no more than four (4) times, (iii) with respect to any exercise of the Specified Equity Contribution, the Cure Amount shall be no greater than the amount required to cause Holdings to be in compliance with the covenant set forth in Section 6.07, (iv) such Specified Equity Contribution may only be exercised from the date on which financial statements are required to be delivered with respect to the then-applicable fiscal quarter until the expiration of the tenth Business Day after such date, (v) other than for purposes of Section 3.02, no Event of Default under Section 6.07 shall be deemed to have occurred until the aforementioned tenth Business Day occurs without exercise of the Specified Equity Contribution, (vi) the increase to Consolidated Adjusted EBITDA represented by the exercise of the Specified Equity Contribution shall be solely for the purpose of curing the failure to comply with the financial covenant set forth in Section 6.07 and not for any other purpose, including the calculation of determining pricing, financial ratio based conditions or any basket amount or exception otherwise set forth in this Agreement, (vii) the proceeds of any such Specified Equity Contribution shall have been contributed to the U.S. Borrower as cash equity and (viii) there shall be no pro forma reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with Section 6.07 in the quarter in which such Specified Equity Contribution is made.

ARTICLE IX.

AGENTS

Section 9.01 Appointment of Agents. KeyBank is hereby appointed the Syndication Agent hereunder, and each Lender hereby authorizes KeyBank to act as the Syndication Agent in accordance with the terms hereof and the other Loan Documents. Barclays Bank is hereby appointed the Administrative Agent, the Revolving Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Barclays Bank to act as the Administrative Agent, the Revolving Administrative Agent and the Collateral Agent in accordance with the terms hereof and the other Loan Documents. PNC Bank and Wells Fargo Securities are hereby appointed the Co-Documentation Agents hereunder, and each Lender hereby authorizes PNC Bank and Wells Fargo Securities to act as the Co-Documentation Agents in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions of this Article IX (other than as expressly provided herein). In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. The Syndication Agent and each of the Co-Documentation Agents, without consent of or notice to any party hereto, may assign any and all of their respective rights or obligations hereunder to any of their respective Affiliates. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Arrangers, the Bookrunners, the Syndication Agent and the Co-Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Arrangers, the Bookrunners, Syndication Agent and the Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents and all of the other benefits of this Article IX. Without limitation of the foregoing, none of the Arrangers, the Bookrunners, the Syndication Agent nor the Co-Documentation Agents in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

Section 9.02 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. In the event that any obligations (other than the Obligations) are permitted to be incurred hereunder and secured by Liens permitted to be incurred hereunder on all or a portion of the Collateral, each Lender authorizes the Administrative Agent to enter into intercreditor agreements, subordination agreements and amendments to the Security Documents to reflect such arrangements on terms acceptable to the Administrative Agent. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship or other implied duties in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 9.03 General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document, or for the creation, perfection or priority of any Lien, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Loan Party or to any Agent or Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value or sufficiency of any Collateral or as to the satisfaction of any condition set forth in Article III or elsewhere herein (other than confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of Holdings or any of its Subsidiaries or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, neither the Administrative Agent nor the Revolving Administrative Agent shall have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by any Agent (A) under or in connection with any of the Loan Documents or (B) with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) for any failure of any Loan Party to perform its obligations under this Agreement or any other Loan Document. No Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05).

(c) Delegation of Duties. Each of the Administrative Agent, the Revolving Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by it. Each of the Administrative Agent, the Revolving Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.03 and of Section 9.06 shall apply to any of the Affiliates of the Administrative Agent, the Revolving Administrative Agent or the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of the Administrative Agent, Revolving Administrative Agent or Collateral Agent, as applicable. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.03 and of Section 9.06 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent or the Revolving Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent or, as applicable, the Revolving Administrative Agent, and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

(d) Notice of Default or Event of Default. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by a Loan Party or a Lender. In the event that the Administrative Agent or the Revolving Administrative Agent shall receive such a notice, the Administrative Agent or the Revolving Administrative Agent shall give notice thereof to the Lenders, provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent or the Revolving Administrative Agent.

Section 9.04 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder in its capacity as a Lender as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection herewith and otherwise without having to account for the same to Lenders. The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Loan Party or any Affiliate of any Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.

Section 9.05 Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement or a Joinder Agreement and funding its Loans on the Original Closing Date or Restatement Date, as applicable, or by the funding of any Incremental Term Loans or Incremental Revolving Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Original Closing Date or Restatement Date, as applicable, or as of the date of funding of such Loans.

Section 9.06 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Section 9.07 Successor Administrative Agent, Collateral Agent and Swing Line Lender.

(a) The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower Representative, and, if the Administrative Agent is deemed insolvent or becomes the subject of an insolvency, bankruptcy, dissolution, liquidation or reorganization proceeding, or if the Administrative Agent or any substantial part of its property becomes the subject of an appointment of a receiver, intervenor or conservator, or a trustee or similar officer becomes the subject of a bankruptcy under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, the Administrative Agent may be removed at any time thereafter by an instrument or concurrent instruments in writing delivered to the Borrower Representative and the Administrative Agent and signed by Required Lenders. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower Representative and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor the Administrative Agent by the Borrower Representative and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation or any such removal, if a successor the Administrative Agent has not already been appointed by the retiring the Administrative Agent, the Required Lenders shall have the right, upon five (5) Business Days’ notice to the Borrower Representative, to appoint a successor the Administrative Agent; provided that so long as no Default or Event of Default exists, such appointment shall be reasonably satisfactory to the Borrower Representative. If neither Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, then the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring the Administrative Agent; provided, that until a successor the Administrative Agent is so appointed by Required Lenders or the Administrative Agent, the Administrative Agent, by notice to the Borrower Representative and Required Lenders, may retain its role as the Collateral Agent under any Security Document. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor the Administrative Agent, that successor the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed the Administrative Agent and the retiring or removed the Administrative Agent shall promptly (i) transfer to such successor the Administrative Agent all sums, Securities and other items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor the Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor the Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor the Administrative Agent of the security interests created under the Security Documents, whereupon such retiring or removed the Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of Barclays Bank or its successor as the Administrative Agent pursuant to this Section shall also constitute the resignation or removal of Barclays Bank or its successor as the Collateral Agent. After any retiring or removed the Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. Any successor the Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor the Collateral Agent for all purposes hereunder. If Barclays Bank or its successor as the Administrative Agent pursuant to this Section has resigned as the Administrative Agent but retained its role as the Collateral Agent and no successor the Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, Barclays Bank or its successor may resign as the Collateral Agent upon notice to the Borrower Representative and Required Lenders at any time.

(b) In addition to the foregoing, the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Borrower Representative. The Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower Representative and the Required Lenders and the Collateral Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Collateral Agent by the Borrower Representative and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation, Required Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent provided that so long as no Default or Event of Default exists, such appointment shall be reasonably satisfactory to the Borrower Representative. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, that the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement and the Security Documents, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Security Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Security Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Security Documents. After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Agreement and the Security Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Security Documents while it was the Collateral Agent hereunder.

(c) The Revolving Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Revolving Lenders, the Administrative Agent and the Borrower Representative. The Revolving Administrative Agent shall have the right to appoint a financial institution to act as the Revolving Administrative Agent hereunder, subject to the reasonable satisfaction of the Borrower Representative and the Required Revolving Lenders, and the Revolving Administrative Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Revolving Administrative Agent by the Borrower Representative and the Required Revolving Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation, if a successor Revolving Administrative Agent has not already been appointed by the retiring Revolving Administrative Agent, Required Revolving Lenders shall have the right, upon five (5) Business Days’ notice to the Borrower Representative, to appoint a successor Revolving Administrative Agent; provided that so long as no Default or Event of Default exists, such appointment shall be reasonably satisfactory to the Borrower Representative. If neither Required Revolving Lenders nor the Revolving Administrative Agent have appointed a successor Revolving Administrative Agent, then the Administrative Agent shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Revolving Administrative Agent’s resignation hereunder as the Revolving Administrative Agent, the provisions of this Section 9.07 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the

Revolving Administrative Agent hereunder. Upon the acceptance of any appointment as the Revolving Administrative Agent hereunder by a successor Revolving Administrative Agent, that successor Revolving Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Revolving Administrative Agent whereupon such retiring Revolving Administrative Agent shall be discharged from its duties and obligations hereunder.

(d) Any resignation or removal of PNC Bank or its successor as the Revolving Administrative Agent pursuant to this Section shall also constitute the resignation or removal of PNC Bank or its successor as the Swing Line Lender, and any successor Revolving Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) the U.S. Borrower shall prepay any outstanding Swing Line Loans made by the retiring or removed Revolving Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Revolving Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the U.S. Borrower for cancellation and (iii) the U.S. Borrower shall issue, if so requested by the successor Revolving Administrative Agent and the Swing Line Lender, a new Swing Line Note to the successor Revolving Administrative Agent and the Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions.

Section 9.08 Security Documents and Guaranty.

(a) Agents under Security Documents and Guaranty. Each Secured Party hereby further authorizes the Administrative Agent, the Revolving Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Security Documents; provided, that neither the Administrative Agent, the Revolving Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedge Agreement. Subject to Section 10.05, without further written consent or authorization from any Secured Party, the Administrative Agent, the Revolving Administrative Agent or the Collateral Agent, as applicable may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Borrower, the Administrative Agent, the Revolving Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the

Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c) Rights under Swap Contracts and Cash Management Products. No Swap Contract nor any document governing any Cash Management Product shall create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents except as expressly provided in Section 10.05(c)(v) of this Agreement and Section 9.2 of the Pledge and Security Agreement. By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this clause (c).

(d) Release of Collateral and Guarantees, Termination of Loan Documents. Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been Paid in Full, upon request of the applicable Borrower, the Administrative Agent, the Revolving Administrative Agent, and the Collateral Agent shall (without notice to, or vote or consent of, any Lender or any Lender Counterparty) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 9.09 Withholding Taxes. To the extent required by any applicable law, the Administrative Agent and the Revolving Administrative Agent, as applicable, may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made by the Administrative Agent or the Revolving Administrative Agent to any Lender without the applicable withholding Tax being withheld and the Administrative Agent or the Revolving Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent or the Revolving Administrative Agent, as applicable, did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent or the Revolving Administrative Agent, as applicable, of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent and the Revolving Administrative Agent, as applicable, fully for all amounts paid, directly or indirectly, by the Administrative Agent or the Revolving Administrative Agent, as applicable, as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or other applicable law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the other Secured Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Secured Party to make such payments to the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or other Secured Party to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Notices.

(a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Loan Party, the Collateral Agent, the Administrative Agent, the Revolving Administrative Agent, the Swing Line Lender or an Issuing Bank, shall be sent to such Person’s address as set forth on Schedule 1.01(d) or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Schedule 1.01(d) or otherwise indicated to the Administrative Agent and the Revolving Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States or Canadian mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, ordinary or registered post, or three (3) Business Days after depositing it in ordinary or prepaid post or United States or Canadian mail with postage prepaid and properly addressed; provided, that no notice to any Agent shall be effective until received by such Agent; provided, further, that any such notice or other communication shall at the request of the Administrative Agent or the Revolving Administrative Agent, as applicable, be provided to any sub-agent appointed pursuant to Section 9.03(c) hereto as designated by the Administrative Agent or the Revolving Administrative Agent, as applicable, from time to time.

(b) Electronic Communications.

(i) Notices and other communications to the Administrative Agent, the Revolving Administrative Agent, the Swing Line Lender, Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent or, in the case of notices to the Revolving Administrative Agent, the Swing Line Lender or any Issuing Bank, approved by such Person; provided, that the foregoing shall not apply to notices to any Lender or an Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent, the Revolving Administrative Agent or the Borrower Representative may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each Loan Party understands that the distribution of material through an electronic medium by the Administrative Agent, Revolving Administrative Agent, a Lender or Issuing Bank is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of such Administrative Agent, Revolving Administrative Agent, Lender or Issuing Bank, as applicable, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform. In no event shall any Agent nor any of the Agent Affiliates have any liability to any Loan Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including (A) direct or damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the internet, except to the extent the liability of any such Person if found in a final ruling by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct or (B) indirect, special, incidental or consequential damages. No Agent or Agent Affiliate shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent same resulted primarily from the gross negligence or willful misconduct of such Agent or Agent Affiliate (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).

(iv) Each Loan Party, each Lender, the Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v) All uses of the Platform shall be governed by and subject to, in addition to this Section 10.01, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(vi) Any notice of Default or Event of Default may be provided by telephonic notice if confirmed promptly thereafter by delivery of written notice thereof.

(c) Change of Address. Any party hereto may changes its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto.

Section 10.02 Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrowers agree to pay promptly (and without duplication) (a) all the actual and reasonable costs and out-of-pocket expenses incurred by the Agents in connection with the negotiation, preparation and execution of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for the Borrower Representative and the other Loan Parties; (c) the reasonable fees, out-of-pocket expenses and disbursements of counsel to the Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto and any other documents or matters requested by any Borrower; (d) all the actual costs and reasonable expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other actual and reasonable costs and out-of-pocket expenses incurred by each Agent in connection with the syndication of the Loans and Commitments; and (g) all actual costs and expenses, (including the reasonable fees, disbursements and other charges of (i) a single firm of counsel for the Administrative Agent, (ii) a single firm of counsel for the other Agents and Lenders, (iii) local and/or special counsel in each applicable jurisdiction and (iv) in the case of any actual or perceived conflict of interest (as determined by the applicable indemnified person) separate firms of counsel to such Agent or Lender, if necessary) and costs of settlement, incurred by any Agent or Lender in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents. All amounts due under this Section 10.02 shall be due and payable within ten (10) days after demand therefor.

Section 10.03 Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.02, whether or not the transactions contemplated hereby are consummated, each Loan Party agrees to defend (subject to Indemnitees’ rights to selection of counsel), indemnify, pay and hold harmless, each Agent, the Arrangers, the Bookrunners, the Issuing Bank, the Swing Line Lender and Lender and the officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents, sub-agents and Affiliates of each of the Agents, the Arrangers, the Bookrunners, the Issuing Bank, the Swing Line Lender and Lender, as well as the respective heirs, successors and assigns of the foregoing (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, that no Loan Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise (i) from the gross negligence or willful misconduct of that Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) from or out of any dispute among Indemnified Persons (other than a dispute involving claims against the Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Arrangers, the Bookrunners or any other agent or co-agent (if any) designated by the Arrangers with respect to the credit facilities hereunder, in each case in their respective capacities as such, or the Arrangers or any Bookrunner, solely in connection with its syndication activities as contemplated hereunder) that a court of competent jurisdiction has determined in a final and non-appealable decision did not involve an act or omission of the Loan Parties. Without limiting the foregoing, and to the extent permitted by applicable law, each Loan Party agrees not to assert and hereby waives all rights for contribution or any other rights of recovery against any Indemnitee with respect to all Indemnified Liabilities relating to or arising out of any Environmental Claim or related to any actual or alleged presence, release of, or exposure to, any Hazardous Materials; provided, that any Loan Party (i) shall not have any obligation to any Indemnitee hereunder and (ii) may assert and does not waive any rights for contribution or recovery with respect to any Indemnified Liabilities or Environmental Claim arising from or related to any Release of Hazardous Materials on, upon or into real property, to the extent such Liabilities arise and are incurred as a result of any Indemnitee’s gross negligence or willful misconduct following foreclosure or deed in lieu or other similar transfer of such real property and are attributable solely to acts of such Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.03 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Loan Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against each Agent, the Arrangers, the Bookrunners, the Issuing Bank, the Swing Line Lender and Lender and their respective Affiliates, officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents and sub-agents on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of or in any way related to this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the transmission of information through the Internet, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent same resulted primarily from the gross negligence or willful misconduct of such Indemnitee (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) The Loan Parties agrees that any indemnification or other protection provided to any Indemnitee pursuant to the Existing Credit Agreement (including pursuant to Section 10.03 thereof) or any other Loan Document (as defined in the Existing Credit Agreement and each an “Existing Loan Document”) shall survive the effectiveness of this Agreement and any indemnification or other protection provided to any Indemnitee pursuant to the Existing Credit Agreement, any other Existing Loan Document, this Agreement (including pursuant to this Section 10.03) or any other Loan Document shall (i) survive Payment in Full of all Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under the Existing Credit Agreement, any other Existing Loan Document, this Agreement or any other Loan Document; provided, that any indemnification or other protection provided to any Indemnitee shall be subject to the same limitations and terms set forth in the Existing Credit Agreement, the other Existing Loan Documents, this Agreement or the other Loan Documents, including, without limitation, such limitations set forth in Section 10.03(a) of this Agreement and the Existing Credit Agreement with respect to an Indemnitee’s gross negligence or willful misconduct.

(d) All amounts due under this Section 10.03 shall be due and payable within ten (10) days after demand therefor.

Section 10.04 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender (other than a Defaulting Lender except to the extent prohibited by law) is hereby authorized by each Loan Party at any time or from time to time subject to the consent of the Administrative Agent or Revolving Administrative Agent, as applicable (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than the Administrative Agent or the Revolving Administrative Agent, as applicable), any such notice being hereby expressly waived to the fullest extent permitted by applicable law, to set off and to appropriate and to apply any and all deposits (time or demand, provisional or final, general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) such obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees to notify the Borrowers promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.05 Amendments and Waivers.

(a) Required Lenders’ Consent. Subject to the additional requirements of Sections 10.05(b) and 10.05(c) and except as provided in Section 2.24 and Sections 10.05(d) and (e), no amendment, supplement, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders and the Borrower Representative (delivery of an executed counterpart of a signature page to the applicable amendment, supplement, modification, termination or waiver by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof); provided that all Loans held by a Sponsor Affiliated Lender shall be disregarded for purposes of this Section 10.05(a).

(b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly and adversely affected thereby, no amendment, supplement, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment) of principal;

(iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder (it being understood that only the consent of the Required Lenders shall be necessary to amend the Default Rate in Section 2.10 or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(iv) waive or extend the time for payment of any such interest, fees or premiums;

(v) reduce or forgive the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vi) amend, modify, terminate or waive any provision of Section 2.13(b)(ii), the requirement to make Offer Loans to all Lenders under Section 2.13(c), Section 2.16(c), Section 2.17, this Section 10.05(b), Section 10.05(c), Section 9.2 of the Pledge and Security Agreement or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vii) amend the definition of “Required Lenders” or amend Section 10.05(a) in a manner that has the same effect as an amendment to such definition or the definition of “Pro Rata Share”; provided that with the consent of Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Original Closing Date or Restatement Date, as applicable;

(viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Loan Documents;

(ix) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document except as expressly provided in any Loan Document; or

(x) change the stated currency in which any Borrower is required to make payments of principal, interest, fees or other amounts hereunder or under any other Loan Document;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment described in clauses (vii), (viii), (ix) and (x).

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:

(i) increase any Revolving Commitment of any Lender over the amount thereof then in effect or extend the outside date for such Revolving Commitment without the consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall be deemed to constitute an increase in any Revolving Commitment of any Lender;

(ii) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

(iii) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Lenders holding more than 50.0% of the aggregate Exposure of all Lenders, as applicable, of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, that Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

(iv) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.04(e) without the written consent of the Revolving Administrative Agent and of the applicable Issuing Banks;

(v) amend, modify or waive this Agreement, the Pledge and Security Agreement or any Security Document so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Hedge Agreements or the definition of “Lender Counterparty,” “Obligations,” “Hedge Agreement” or “Secured Obligations” (as defined in any applicable Security Document) in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty or release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Loan Documents without the written consent of each Lender Counterparty with Obligations then outstanding;

(vi) amend, modify, terminate or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent or the Revolving Administrative Agent, as applicable;

(vii)(x) increase or extend the Commitment or Loan of any Defaulting Lender, nor may the principal of any Loan of a Defaulting Lender be reduced, in each case without the consent of such Lender and (y) in the case of any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms, affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of each such Defaulting Lender; or

(viii) amend any condition for any Credit Extensions set forth in Section 3.02 without the consent of Lenders holding more than 50.0% of the aggregate Revolving Exposure of all Lenders;

provided that, notwithstanding the foregoing, any waiver, amendment, supplement or other modification with respect to Section 6.07 (or, for purposes of the financial covenant set forth in Section 6.07, the definition of “Leverage Ratio” or any defined terms set forth in the definition of “Leverage Ratio” or any defined term used therein) shall require the written consent only of the U.S. Borrower and the Required Revolving Lenders.

(d) Refinancing Amendments. In addition, notwithstanding Sections 10.05(a), (b) and (c), this Agreement may be amended with the written consent of the Administrative Agent, the Borrower Representative and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of a tranche (“Refinanced Term Loans”) with a replacement term loan (“Replacement Term Loans”) hereunder; provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Margin with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Term Loans) shall not be higher than the Applicable Margin for such Refinanced Term Loans (or similar interest rate spread applicable to such Refinanced Term Loans) immediately prior to such refinancing, (iii) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing (and, without limiting the foregoing, the Administrative Agent and Collateral Agent are authorized to amend any Security Document to the extent necessary to ensure that all such Term Loans or Revolving Commitments are provided with the benefit of the applicable Security Documents on a pari passu basis with the other Obligations).

(e) Extensions of Maturity. In addition and notwithstanding Sections 10.05(a), (b) and (c), the Agreement may be amended to extend the maturity date of any Term Loan or Revolving Commitments hereunder; in each case with the consent solely of the Administrative Agent, Collateral Agent and Lenders providing such extended Term Loans or extended Revolving Commitments as applicable; provided that such extended Term Loans or Revolving Commitments otherwise meet the requirements set forth in clauses (i), (iii) (with respect to Term Loans only) and (iv) of the preceding clause (d) (and, without limiting the foregoing, the Administrative Agent and the Collateral Agent are authorized to amend any Security Document to the extent necessary to ensure that all such Term Loans or Revolving Commitments (including as so extended) are provided with the benefit of the applicable Security Documents on a pari passu basis with the other Obligations). For the avoidance of doubt, the Applicable Margin with respect to any such extended Term Loans or Revolving Commitments may be greater than the Applicable Margin applicable to non-extended Term Loans or Revolving Commitments and such extended Term Loans or Revolving Commitments may be deemed to constitute a separate Class of Term Loans or Revolving Commitments.

(f) Limitation on Rights of Sponsor Affiliates Lenders. No Sponsor Affiliate Lender shall have any right, (i) to consent to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document, (ii) to require any Agent or other Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Loan Document, (iii) to otherwise vote on any matter related to this Agreement or any other Loan Document, (iv) to attend any meeting with any Agent or Lender or receive any information from any Agent or Lender or (v) to make or bring any claim, in its capacity as a Lender, against the Agent or any Lender with respect to the duties and obligations of such Persons under the Loan Documents, but no amendment, modification or waiver shall deprive such Sponsor Affiliate Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis or disproportionately affects such Sponsor Affiliate Lender more adversely than any other Lender of the same Class.

(g) Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, supplements, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. In the case of any waiver, the parties hereto shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event Default, or impair any right consequent thereon. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

Notwithstanding anything to the contrary contained in this Section 10.05, if the Administrative Agent and the Borrower Representative shall have jointly identified an obvious or manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower Representative shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. In addition, notwithstanding anything to the contrary provided herein, no consent of any Lender shall be required in connection with the marking of any amendment to any Loan Document of the type described in Section 2.24 hereof which states in such Section that no consent of any Lender, other than the applicable Incremental Revolving Loan Lender or Incremental Term Loan Lender, is required.

Section 10.06 Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders (and any purported assignment or delegation without such consent shall be null and void).

(b) Register. Each Borrower, the Administrative Agent, the Revolving Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and notwithstanding anything else herein, no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.06(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent (or the Revolving Administrative Agent, as applicable) of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower Representative and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i) to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to the Administrative Agent and, in the case of assignments of Revolving Loans or Revolving Commitments, notice to the Revolving Administrative Agent and, if such Eligible Assignee is not, or is not an Affiliate of a Revolving Lender, the applicable Issuing Bank and Swing Line Lender;

(ii) to any Person meeting the criteria of clause (ii) or (iii) of the definition of the term of “Eligible Assignee” upon giving of notice to the Borrower Representative and the Administrative Agent and, in the case of assignments of Revolving Loans or Revolving Commitments to any such Person (except in the case of assignments made by or to Barclays Bank), consented to by each of the Borrower Representative (provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof), the Revolving Administrative Agent with respect to assignments of Revolving Loans and Revolving Commitments, the applicable Issuing Banks and the Swing Line Lender (such consents not to be (x) unreasonably withheld or delayed or (y) in the case of the Borrower Representative, required at any time an Event of Default has occurred and is continuing); provided, that further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $5,000,000 (or such lesser amount as may be agreed to by the Borrower Representative, the Administrative Agent and the Revolving Administrative Agent) or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and (B) $1,000,000 (or such lesser amount as may be agreed to by the Borrower Representative and the Administrative Agent or as shall constitute the aggregate amount of the Tranche B-1 Term Loans, Tranche B-2 Term Loans or with respect to Incremental Term Loans constituting a separate Series, such Incremental Term Loans of such Series of the assigning Lender) with respect to the assignment of Term Loans; provided, that the Related Funds of any individual Lender may aggregate their Loans for purposes of determining compliance with such minimum assignment amounts; and

(iii) if the Eligible Assignee is a Sponsor Affiliated Lender, such assignment may be of Term Loans only and (1) after giving effect to such assignment, to all other assignments and participations with all Sponsor Affiliated Lenders and to all Offer Loans purchased and cancelled pursuant to Section 2.13(c), the aggregate principal amount of all Loans and Commitments then held by all Sponsor Affiliated Lenders (whether by assignment, participation, or other derivative transaction) shall not exceed 20% of the sum of (x) the aggregate unpaid principal amount of the Term Loans then outstanding and (y) the aggregate Revolving Exposure of all Lenders then outstanding, and (2) such Sponsor Affiliated Lender shall execute a waiver in form and substance satisfactory to the Administrative Agent that it shall have no right whatsoever, so long as such Person is a Sponsor Affiliate Lender (A) to consent to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document except to the extent set forth in Section 10.05(f), (B) to require any Agent or other Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Loan Document, (C) to attend (or receive any notice of) any meeting, conference call or correspondence with any Agent or Lender or receive any information from any Agent or Lender, (D) to have access to the Platform (including, without limitation, that portion of the Platform that has been designated for “private-side” Lenders) or (E) to make or bring any claim, in its capacity as Lender, against the Agent or any Lender with respect to the duties and obligations of such Persons under the Loan Documents, but no amendment, modification or waiver shall deprive any Sponsor Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder. By purchasing or being assigned the Loans and by its acceptance of the benefits of this Agreement, each Sponsor Affiliated Lender acknowledges and agrees that the Loans owned by it shall be non-voting under sections 1126 and 1129 of the Bankruptcy Code in the event that any proceeding thereunder shall be instituted by or against any Borrower or any other Loan Party.

(d) Mechanics. Assignments and assumptions of Term Loans and Term Loan Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent (and, with respect to any assignment of Revolving Loans or Revolving Commitments, the Revolving Administrative Agent) of an Assignment Agreement. Assignments

made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent (and, with respect to any assignment of Revolving Loans or Revolving Commitments, the Revolving Administrative Agent) such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c), together with payment to the Administrative Agent (or, in the case of any assignment of Revolving Loans or Revolving Commitments, the Revolving Administrative Agent) of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Barclays Bank or any Affiliate thereof or (z) in the case of an assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Original Closing Date, the Restatement Date or as of the Assignment Effective Date, as applicable, that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.06, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.06, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the applicable Register(s) and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 10.08) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, that anything contained in any of the Loan Documents to the contrary notwithstanding, (y) the Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the applicable Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Subject to Section 10.06(b), any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply the requirements of this Section 10.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(g). Any assignment by a Lender pursuant to this Section 10.06 shall not in any way constitute or be deemed to constitute a novation, discharge, rescission, extinguishment or substitution of the Indebtedness hereunder, and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(g) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, or (C) release all or substantially all of the Guarantors or the Collateral under the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating.

(iii) Each Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, that (x) a participant shall not be entitled to receive any greater payment under Section 2.18(c), 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower Representative’s prior written consent and (y)

a participant shall not be entitled to the benefits of Section 2.20 unless the applicable Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of such Borrower, to comply with Section 2.20 as though it were a Lender; provided, further, that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower Representative’s or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.04 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.17 as though it were a Lender.

(iv) Each Lender that sells a participation shall maintain a register on which it enters the name and address of each participant and the principal amounts of each participant’s interest in the Commitments, Loans and other Obligations held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Commitments, Loans and other Obligations as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. Any such Participant Register shall be available for inspection by the Administrative Agent and, if applicable, the Revolving Administrative Agent at any reasonable time and from time to time upon reasonable prior notice.

(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.06 any Lender may assign and/or pledge (without the consent of any Borrower or any Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between any Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

Section 10.07 Independence of Covenants, Etc.. All covenants, conditions and other terms hereunder and under the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, conditions or other terms, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant, condition or other term shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.08 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension as long as the Obligations shall not have been Paid in Full. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.18(c), 2.19, 2.20, 10.02 and 10.03 and the agreements of Lenders set forth in Sections 2.17, 9.03(b), 9.06, 9.09 and 10.04 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

Section 10.09 No Waiver; Remedies Cumulative. No failure or delay or course of dealing on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Without limiting the generality of the foregoing, the making of any Credit Extension shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, Issuing Bank or Lender may have had notice or knowledge of such Default or Event of Default at the time of the making of any such Credit Extension.

Section 10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, the Revolving Administrative Agent or Lenders (or to the Administrative Agent or Revolving Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11 Severability. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

Section 10.12 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13 Table of Contents and Headings. The Table of Contents hereof and Article and Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose, modify or amend the terms or conditions hereof, be used in connection with the interpretation of any term or condition hereof or be given any substantive effect.

Section 10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. UNLESS OTHERWISE EXPRESSLY AGREED BY THE ISSUING BANK AND THE APPLICABLE BORROWER WHEN A LETTER OF CREDIT IS ISSUED, INCLUDING ANY SUCH AGREEMENT APPLICABLE TO A CANADIAN LETTER OF CREDIT OR U.S. LETTER OF CREDIT LISTED IN SECTIONS A AND B OF SCHEDULE 1.01(I), (A) EACH STANDBY LETTER OF CREDIT ISSUED UNDER THIS AGREEMENT SHALL BE SUBJECT EITHER TO THE RULES OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, AS MOST RECENTLY PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE AT THE TIME OF ISSUANCE (“UCP”) OR THE RULES OF THE INTERNATIONAL STANDBY PRACTICES (ICC PUBLICATION NUMBER 590), AS DETERMINED BY THE ISSUING BANK, AND (B) EACH COMMERCIAL LETTER OF CREDIT SHALL BE SUBJECT TO UCP, AND IN EACH CASE TO THE EXTENT NOT INCONSISTENT HEREWITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

Section 10.15 CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, HEREBY EXPRESSLY AND IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY DOCUMENT

GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (I) JURISDICTION AND VENUE OF COURTS IN ANY OTHER JURISDICTION IN WHICH IT MAY BE ENTITLED TO BRING SUIT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE AND (II) ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

Section 10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17 Confidentiality. Each Agent and each Lender (which term shall for the purposes of this Section 10.17 include the Issuing Bank) shall hold all non-public information regarding the Loan Parties and their Subsidiaries and their businesses identified as such by the Borrower Representative and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower Representative that, in any event, the Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates or Related Funds of such Lender or Agent and to their respective officers, directors, employees, representatives, agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17); provided that prior to any disclosure, such Affiliates, Related Funds, officers, directors, employees, representatives, agents and advisors and other persons are instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (ii) disclosures of such information reasonably required by (A) any pledgee referred to in Section 10.06(h), (B) any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein, (C) any bona fide or potential direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any Borrower and its obligations or (D) any direct or indirect investor or prospective investor in a Related Fund; provided, that such pledgees, assignees, transferees, participants, counterparties, advisors and investors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17, (iii) disclosure to any rating agency when required by it; provided, that, prior to any disclosure, such rating agency be instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document, (v) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process (in which case the disclosing Agent or Lender agrees, to the extent practicable and not prohibited by applicable law, to inform the Borrower Representative promptly thereof prior to such disclosure) and (vi) disclosure to the extent requested or required by regulatory authorities (in which case the disclosing Agent or Lender agrees, to the extent practicable and not prohibited by applicable law, to inform the Borrower Representative promptly thereof prior to such disclosure); provided, that unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify the Borrower Representative of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

Section 10.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, each Borrower shall pay to the Administrative Agent, or the Revolving Administrative Agent, as applicable, an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and each Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the applicable Borrower.

Section 10.19 Counterparts. This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

Section 10.20 Effectiveness; Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Loan Documents and any fee letter or commitment letter entered into in connection with the Amendment Agreement, represent the entire agreement of Holdings and its Subsidiaries, the Agents, the Issuing Bank, the Swing Line Lender, the Arrangers, the Bookrunners and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent, Issuing Bank, Swing Line Lender, the Arrangers or any of the Bookrunners or Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, express or implied, shall be construed to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders, holders of participations in all or any part of a Lender’s Commitments, Loans or in any other Obligations, and the Indemnitees) any rights, remedies, obligations, claims or liabilities under or by reason of this Agreement or the other Loan Documents. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent, the Issuing Bank or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.

Section 10.21 PATRIOT Act. Each Lender, the Administrative Agent and the Revolving Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that shall allow such Lender, the Administrative Agent or the Revolving Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act.

Section 10.22 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.23 No Fiduciary Duty. Each Agent, each Lender, the Arrangers, the Bookrunners, the Issuing Bank, the Swing Line Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrowers, their respective stockholders and/or their respective Affiliates. Each Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrowers, their respective stockholders or their respective Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrowers, their stockholders or their respective Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrowers except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, creditors or any other Person. Each Borrower acknowledges and agrees that the Borrowers have consulted their own legal and financial advisors to the extent each deemed appropriate and that each is responsible for making its own respective independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower, in connection with such transaction or the process leading thereto.

Section 10.24 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment in given. The obligation of any Borrower in respect of such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the applicable Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.25 Effect of Restatement. This Agreement shall, except as otherwise expressly set forth herein, supersede the Existing Credit Agreement from and after the Restatement Date with respect to the Loans and Letters of Credit outstanding under the Existing Credit Agreement as of the Restatement Date. The parties hereto acknowledge and agree, however, that (a) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation or termination of the Obligations (under and as defined in the Existing Credit Agreement) and the other Loan Documents as in effect prior to the Restatement Date except to the extent such Obligations are repaid on the Restatement Date and (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents. The parties hereto further acknowledge and agree that all references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement. In addition, unless specifically amended hereby, each of the Loan Documents and Exhibits and Schedules to the Existing Credit Agreement shall continue in full force and effect and, if applicable, in the forms attached to the Existing Credit Agreement, and with the effect that from and after the Restatement Date all references therein shall be references to this Agreement.

[Remainder of page intentionally left blank]

Annex B

Amended and Restated Schedules

[See Attached]

SCHEDULE 1.01(a)

TO CREDIT AND GUARANTY AGREEMENT

Tranche B-1 Term Loan Commitments

[ON FILE WITH ADMINISTRATIVE AGENT]

SCHEDULE 1.01(a)-1

SCHEDULE 1.01(b)

TO CREDIT AND GUARANTY AGREEMENT

Tranche B-2 Term Loan Commitments

[ON FILE WITH ADMINISTRATIVE AGENT]

SCHEDULE 1.01(b)-1

SCHEDULE 1.01(c)

TO CREDIT AND GUARANTY AGREEMENT

U.S. Revolving Commitments

[ON FILE WITH ADMINISTRATIVE AGENT]

Canadian Revolving Commitments

[ON FILE WITH ADMINISTRATIVE AGENT]

SCHEDULE 1.01(c)-1

SCHEDULE 1.01(d) TO

CREDIT AND GUARANTY AGREEMENT

Notice Addresses

If to any Loan Party:

Fairmount Minerals, Ltd.

8834 Mayfield Road

Chesterland, Ohio 44026

Attn: Jenniffer Deckard

Facsimile: (440) 729-0265

in each case, with a copy to:

American Securities LLC

299 Park Avenue, 34th Floor

New York, NY 10171

Attn: Eric L. Schondorf

Facsimile: (212) 697-5524

and

Kaye Scholer LLP

425 Park Avenue

New York, NY 10022

Attn: Emanuel S. Cherney, Esq.

Facsimile: (212) 836-8689

SCHEDULE 1.01(d)-1

BARCLAYS BANK PLC,

as Administrative Agent, Revolving Administrative Agent, Collateral Agent, and a Lender:

Barclays Bank PLC

745 Seventh Ave

New York, NY 10019

Attention: Vanessa Kurbatskiy

Facsimile: 212-526-2799

Telephone: 212-526-1126

Email: vanessa.kurbatskiy@barclays.com / ltmny@barclays.com

with a copy to (for payments and requests for credit extensions:

Barclays Bank PLC

1301 Sixth Avenue

New York, NY 10019

Attention: Joe Tricamo / Barclays Agency Services

Facsimile: 917-522-0569

Telephone: 212-320-7564

Email: joe.tricamo@barclays.com / xrausloanops5@barclays.com

SCHEDULE 1.01(d)-2

KEYBANK NATIONAL ASSOCIATION,

as Syndication Agent and a Lender:

KeyBank National Association

127 Public Square

Cleveland, OH 44114

Attn: Ryan Pastore

Telephone: 216-689-5766

Facsimile: 216-689-4814

Email: rpastore@key.com

With a copy to

KeyBank National Association

4900 Tiedeman Road

Brooklyn, OH 44144

Attn: Donna Boening, Key Agency Services

Telephone: 216-813-4816

Facsimile: 216-370-6112

Email: donna_l_boening@keybank.com

Principal Office with regard to Dollar and Canadian Dollar denominated Loans:

KeyBank National Association

4900 Tiedeman Road

Brooklyn, OH 44144

Attn: Donna Boening, Key Agency Services

Telephone: 216-813-4816

Facsimile: 216-370-6112

Email: donna_l_boening@keybank.com

SCHEDULE 1.01(d)-3

SCHEDULE 4.01

TO CREDIT AND GUARANTY AGREEMENT

Jurisdictions of Organization and Qualification

Name of Entity	Jurisdiction of Organization
Alpha Resins, LLC	Ohio
Best Sand Corporation	Ohio
Best Sand of Pennsylvania, Inc.	Ohio
Black Lab LLC	Ohio
Cheyenne Sand Corp.	Michigan
Construction Aggregates Corporation of Michigan, Inc.	Michigan
Fairmount Minerals, LLC	Ohio
Fairmount Water Solutions, LLC	Ohio
Fairmount Minerals Holdings, Inc.	Delaware
Fairmount Minerals, Ltd.	Delaware
FML Sand, LLC	Ohio
FML Resin, LLC	Ohio
FML Terminal Logistics, LLC	Ohio
FML Alabama Resin, Inc.	Ohio
Mineral Visions Inc.	Ohio
Self-Suspending Proppant LLC	Delaware
Shakopee Sand LLC	Minnesota
Specialty Sands, Inc.	Michigan
Standard Sand Corporation	Michigan
Technimat LLC	Ohio
TechniSand, Inc.	Delaware
Wedron Silica Company	Ohio
Wexford Sand Co.	Michigan
Wisconsin Industrial Sand Company, L.L.C.	Delaware
Wisconsin Specialty Sands, Inc.	Texas
Fairmount Minerals Sales de Mexico, S. de R.L. de C.V.	Mexico
Lake Shore Sand Company (Ontario) Ltd.	Ontario, Canada
Santrol de Mexico, S. de R.L. de C.V.	Mexico
Santrol Europe ApS	Denmark
Santrol (Tianjin) Proppant Co., Ltd.	China
Santrol (Yixing) Proppant Co., Ltd.	China
Technisand Canada Sales, Ltd.	British Columbia

Schedule 4.01 - 1

SCHEDULE 4.02

TO CREDIT AND GUARANTY AGREEMENT

Equity Interests and Ownership

Ownership Interests:

Fairmount Minerals, Ltd.:

Stockholder	Ownership Percentage
Fairmount Minerals Holdings, Inc.	100%

Lake Shore Sand Company (Ontario) Ltd.:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

Best Sand Corporation:

Shareholder	Ownership Percentage
Fairmount Minerals, Ltd.	100%

Best Sand of Pennsylvania, Inc.:

Shareholder	Ownership Percentage
Best Sand Corporation	100%

Cheyenne Sand Corp.:

Shareholder	Ownership Percentage
Fairmount Minerals, Ltd.	100%

Standard Sand Corporation:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

Construction Aggregates Corporation of Michigan, Inc.:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

Specialty Sands, Inc.:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

Schedule 4.02 - 1

Wedron Silica Company:

Shareholder	Ownership Percentage
Fairmount Minerals, Ltd.	100%

Wexford Sand Co.:

Shareholder	Ownership Percentage
Fairmount Minerals, Ltd.	100%

Mineral Visions Inc.:

Shareholder	Ownership Percentage
Fairmount Minerals, Ltd.	100%

Fairmount Water Solutions, LLC:

Member	Membership Interests
Fairmount Minerals, Ltd.	100%

TechniSand, Inc.:

Stockholder	Ownership Percentage
Fairmount Minerals, Ltd.	100%

Wisconsin Industrial Sand Company, L.L.C.:

Member	LLC Interests
TechniSand, Inc.	100%

Wisconsin Specialty Sands, Inc.:

Shareholder	Ownership Percentage
Wisconsin Industrial Sand Company, L.L.C.	100%

Technimat LLC:

Member	Membership Interests
TechniSand, Inc.	90%

Fairmount Minerals, LLC:

Member	Membership Interests
Fairmount Minerals, Ltd.	100%

Schedule 4.02 - 2

Alpha Resins, LLC:

Member	Membership Interests
Technisand, Inc.	100%

Black Lab LLC:

Member	Membership Interests
Fairmount Minerals, Ltd.	100%

Self-Suspending Proppant, LLC:

Member	Membership Interests
Fairmount Minerals, Ltd.	100	%***

***	Fairmount Minerals, Ltd.’s share ownership could be reduced in the event certain earn-out calculation thresholds are not met in the future.

Shakopee Sand LLC:

Member	Membership Interests
Fairmount Minerals, Ltd.	100%

FML Sand, LLC:

Member	Membership Interests
Fairmount Minerals, Ltd.	100%

FML Resin, LLC:

Member	Membership Interests
Fairmount Minerals, Ltd.	100%

FML Terminal Logistics, LLC:

Member	Membership Interests
Fairmount Minerals, Ltd.	100%

FML Alabama Resin, Inc.:

Member	Ownership Percentage
Fairmount Minerals, Ltd.	100%

Santrol (Yixing) Proppant Company, Ltd.:

Shareholder	Interests
Technimat LLC	70%

Schedule 4.02 - 3

Santrol (Tianjin) Proppant Company, Ltd.:

Shareholder	Interests
Technimat LLC	70%

Fairmount Minerals Sales de Mexico, S. de R.L. de C.V.:

Shareholder	Quota in the Capital
Fairmount Minerals, Ltd.	99.67%
TechniSand, Inc.	.33%

Santrol de Mexico, S. de R.L. de C.V.:

Shareholder	Series A Equity Quota (fixed and variable)	Series B Equity Quota (fixed)
Fairmount Minerals Sales de Mexico, S. de R.L. de C.V.	99.985%	—
Fairmount Minerals, Ltd.	—	0.015%

Santrol Europe ApS:

Shareholder	Interests
Technisand Inc.	100%

Technisand Canada Sales, Ltd.:

Shareholder	Ownership Percentage
Technisand Inc.	100%

Schedule 4.02 - 4

SCHEDULE 4.13

TO CREDIT AND GUARANTY AGREEMENT

Real Estate Assets

Owned Real Property:

A. Best Sand Corporation (f/k/a Walter C. Best, Inc.)

1.	Geauga County, Ohio (11830 Ravenna Road, Chardon, Oh, 44024 - Munson Township, and Claridon Township)

a.	Warranty Deed (Vol. 667, Page 1137)

Trinity Lutheran Seminary to Walter C. Best, Inc.

Sublots 36 & 37 in Section L of the Clifton Investment Company’s Division No. 1

Parcel Nos. 21-057700 & 21-057800

b.	Warranty Deed (Vol. 683, Page 912)

Walter C. Best to Bestone, Inc.

Part of Lots 4 & 10 in the East Division of Tract 1; Parcel No. 21-017150

c.	Quit-Claim Deed (Vol. 693, Page 1386)

Ruth I. Dietz to Walter C. Best, Inc.

All of Sublots Nos. 15 & 16 in the Clifton Investment Company’s Mayfield Garden No. 1, being a Subdivision of part of Original Munson Township Lot No. 4, Tract No. 1; Parcel No. 21-051700

d.	Warranty Deed (Vol. 693, Page 869)

Thomas & Carol Bevington to Walter C. Best, Inc.

Parts of Lots Nos. 10 & 4 in Great Lot No. 4 in the East Division of Tract No. 1; Parcel No. 21-031600

e.	Deed of Executrix (Vol. 1004, Page 974)

Jean C. Richardson, Exec. of Estate of Howard Alan Richardson to Best Sand Corporation

Part of Original Lot No. 2; Parcel No. 21-136700

f.	Warranty Deed (Vol. 1004, Page 970)

Howard S. Richardson to Best Sand Corporation

Part of Lot No. 2, Tract No. 2 - Parcel No. 21-176358

g.	Warranty Deed (Vol. 895, Page 683)

Thomas McMaster Exec. of Estate of Florence McMaster to Best Sand Corporation

Part of Lot No. 5, Section No. 4, Tract No. 1 East Division Parcel No. 21-111100

Schedule 4.13 - 1

h.	Warranty Deed (Vol. 895, Page 681)

William G. & Louise McMaster to Best Sand Corporation Part of Lot 5 in Great Lot No. 4, East Division of Tract 1 Parcel No. 21-111100 (this is the same property as described in the above item g)

i.	Executor’s Deed Under a Will (Vol. 773, Pg. 1157)

Timmy Chambers, Exec. of Estate of Gertrude Chambers to Best Sand Corporation

Part of Lot No. 3, East Division of Tract No. 1 - Parcel No. 043100

j.	Warranty Deed recorded March 25, 1946 (Vol. 221, Pg. 128)

May Whitelaw to Walter C. Best, Inc.

Part of Range No. 8, Tract 1, Lot No. 4, Sub Lot No. 5 - Part of Parcel No. 21-019200

k.	Warranty Deed recorded April 12, 1950 (Vol. 233, Pg. 467)

Bass Lake Community, Inc. to Walter C. Best, Inc.

Lot No. 5, Section No. 4, East Division of Tract No. 1 - Part of Parcel No. 21-019200

l.	Warranty Deed recorded February 29, 1944 (Vol. 217, Pg. 502)

William J. Taylor to Walter C. Best, Inc.

Part of Lots. Nos. 4 and 5 in Section No. 4 East Division of Tract No. 1 - Part of Parcel No. 21-019200

m.	Sheriff’s Deed recorded February 28, 1951 (Vol. 243, Pg. 243)

S. M. Harland, Sheriff of Geauga County to Walter C. Best, Inc.

Part of Lots 4 and 10, Great Lot 4, East Division of Tract No. 1 - Part of Parcel No. 21-019200

n.	Warranty Deed recorded December 5, 1962 (Vol. 423, Page 510)

Bass Lake Community, Inc. to Walter C. Best, Inc.

Part of Lots Nos. 4 and 10 in East Division of Tract No. 1 and Part of Lots Nos. 6 and 7 in Tract No. 2 - Part of Parcel No. 21-019200

o.	Warranty Deed recorded December 5, 1962 (Vol. 423, Pg. 518)

Charles M. Evans and Marjory K. Evans to Walter C. Best, Inc.

Part of Lot No. 4 of the East Division of Tract No. 1 - Part of Parcel No. 21-019200

p.	Warranty Deed recorded December 5, 1962 (Vol. 423, Pg. 520)

Martin L. Evans and Rita B. Evans to Walter C. Best, Inc. Part of Lot No. 6, Tract No. 2 - Part of Parcel No. 21-019200

q.	Warranty Deed recorded October 11, 1978 (Vol. 631, Pg. 594)

Walter C. Best to Walter C. Best, Inc.

Part of Lot No. 4 in Section No. 4 of the East Division of Tract 1 and Lot No. 1 of Tract No. 2 - Parcel No. 21-017853

Schedule 4.13 - 2

r.	Warranty Deed recorded October 11, 1978 (Vol. 631, Pg. 597)

Walter C. Best to Walter C. Best, Inc.

Part of Lot No. 4 in Section No. 4 of the East Division of Tract 1 and Lot No. 1 of Tract No. 2 - Parcel No. 21-017852

s.	Warranty Deed recorded October 11, 1978 (Vol. 631, Pg. 599)

Walter C. Best to Walter C. Best, Inc.

Part of Lot Nos. 4 and 10 in Section No. 4 of the East Division of Tract No. 1 and Lot Nos. 6 and 7 in Tract No. 2 - Parcel No. 21-017851

t.	Warranty Deed recorded May 8, 1979 (Vol. 643, Pg. 3)

Esther Eldred, nka Esther Burns to Walter C. Best, Inc. Sublots 7 and 8 in Section L of the Clifton Investment Company’s Subdivision # 1 - Parcel Nos. 21-054600 (SL 7) and 21-054700 (SL 8)

u.	Deed on Decree or Order of Sale recorded March 20, 1980 (Vol. 663, Pg. 547) Carl E. Henderson, Sheriff to Walter C. Best, Inc. Sublot Nos. 3, 10, 18, 19, 20 in Section K; Sublot Nos. 38 and 39 in Section L; and Sublot Nos. 38 and 39 in Section M in the Clifton Investment Company’s Mayfield Gardens Subdivision No. 1 - Parcel Nos. 21-045600, 21-045700, 21-163500, 21-083300, 21-083200, 21-095400, 21-095500, 21-151100 and 21-151200

v.	Deed on Decree or Order of Sale recorded June 26, 1980 (Vol. 665, Pg. 872) Carl E. Henderson, Sheriff to Walter C. Best, Inc. Sublot No. 4 in Mayfield Gardens Subdivision No. 1 - Parcel No. 21-159600

w.	Warranty Deed recorded October 25, 1982 (Vol. 690, Pg. 1156) Louise Kiefer, Trustee to Walter C. Best, Inc. Sublots 17 and 18 in Section M - Parcel Nos. 21-091100 & 21-091000

x.	Quit-Claim Deed recorded July 30, 1986 (Vol. 764, Pg. 280) Gertrude E. Adams to Best Sand Corporation Part of Lot No. 2 and 3 in East Division of Tract No. 1 - Parcel No. 21-047510

y.	Trustees’ Deed recorded July 13, 1992 (Vol. 909, Pg. 668) Sandra M. Davis and Robert W. Best, Successor-Trustees to Best Sand Corporation Part of Lot No. 1 in Tract No. 2, Part of Lot No. 5 and 9 in Section No. 4 of the East Division of Tract No. 1; Part of Lot No. 5 in Section No 4 of the East Division of Tract No. 1; Part of Lot No. 5 in Section No. 4 of the East Division of Tract No. 1 - Parcel Nos. 21-046860, 21-017154, 21-017153 and 21-176474

Schedule 4.13 - 3

NOTE THAT PARCEL NOS. 21-046860 AND 21-017153 ARE NO LONGER OWNED BY BEST SAND CORPORATION

z.	Trustees’ Deed recorded July 13, 1992 (Vol. 909, Pg. 678) Sandra M. Davis and Robert W. Best, Successor-Trustees to Best Sand Corporation Lots No. 4 and 10 in Section No. 4 of the East Division of Tract No. 1 and Lots No. 1, 2, 3, 4, 5, 6, 7 and 8 in Tract No. 2, and Lot No. 31 in Tract No. 3 - Parcel No. 21-176395

aa.	Trustees’ Deed recorded July 13, 1992 (Vol. 909, Pg. 687) Sandra M. Davis and Robert W. Best, Successor-Trustees to Best Sand Corporation Part of Lot No. 4 in Section No. 4 - Parcel No. 21-176537

bb.	Trustees’ Deed recorded July 13, 1992 (Vol. 909, Pg. 697) Sandra M. Davis and Robert W. Best, Successor-Trustees to Best Sand Corporation Sublots Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 in Section “A”, Sublots Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 12, 13, 14, 15, 16, 23 and 24 in Section “B” and Sublots Nos. 6, 7, 9, 10, 18, 19, 20, 21, 22 and 23 in Section “C” - Parcel No. 21-017155

cc.	Warranty Deed recorded August 19, 1998 (Vol. 1161/page 685) Betty Jean Mlcoch aka Bette Jean Mlcoch to Best Sand Corporation Sublot No. 10 in Section B of the Clifton Investment Company’s Mayfield Gardens Subdivision No. 1- Parcel No. 21-116200

dd.	Warranty Deed recorded February 26, 1999 (Vol. 1219, Pg. 940) Lawrence L. Berkebile and Elaine S. Berkebile to Best Sand Corporation Sublots Nos. 11 and 12 in Section C of the Clifton Investment Company’s Subdivision No. 1- Parcel No. 21-016000

ee.	Warranty Deed recorded October 31, 2000 (Vol. 1324, Pg. 70) Donald L. Hamilton and Agnes W. Hamilton, Trustees to Best Sand Corporation Sublot 9, Section B of the Clifton Investment Company Mayfield Gardens Allotment lot 4 East Division of Tract 1 and Lots 1 and 2 of Tract 2 in Munson Township, Geauga County, Ohio- Parcel No. 21-110-800

ff.	Warranty Deed recorded January 24, 1997 (Vol. 1089, Pg. 340) Charles M. Loya and Donna J. Loya to Best Sand Corporation Sublots Nos. 11 and 12 in Section A of Clifton Investment Company’s Subdivision No. 1- Parcel No. 21-139500

gg.	Warranty Deed recorded January 31, 1997 (Vol. 1090, Pg. 211) Jon W. Hough and Darlene A. Hough to Best Sand Corporation Lot No. 4 of the East Division of Tract No. 1 in Munson Township- Parcel No. 21-015900

Schedule 4.13 - 4

hh.	Warranty Deed recorded September 26, 1996 (Vol. 1071, Pg. 1020) Raymond Pogorzelski to Best Sand Corporation Sublots Nos. 24 and 25 in Section “C” of the Clifton Investment Company’s Subdivision No. 1-Parcel Nos. 21-130200 and 21-130300

ii.	Warranty Deed recorded January 24, 1997 (Vol. 1089, Pg. 338) Vivian C. Reid to Best Sand Corporation Sublot No. 8 in Section “C” of the Clifton Investment Company’s Mayfield Gardens Subdivision No. 1- Parcel No. 21-092800

jj.	Warranty Deed recorded June 26, 1997 (Vol. 1110, Pg. 1026) Robert W. Best to Best Sand Corporation Sublots No. 1, 2, 3, 4, 5, 13, 14, 15, 16 and 17 in Section “C” of the Clifton Investment Company’s Mayfield Garden Subdivision- Parcel Nos. 21-016800 and 21-016900

kk.	Warranty Deed recorded May 29, 1997 (Vol. 1106, Pg. 577) Bette J. Mlcoch to Best Sand Corporation Sublot No. 22 in Section “B” of the Clifton Investment Company’s Subdivision No. 1 -Parcel No. 21-116100

ll.	Warranty Deed recorded October 3, 1997 (Vol. 1124, Pg. 380) Bette J. Wozniak and Thomas F. Wozniak to Best Sand Corporation Sublot No. 18 in Section “B” of the Clifton Investment Company’s Subdivision No. 1 and Sublot No. 19 in Section “B” of the Clifton Investment Company’s Subdivision No. 1- Parcel Nos. 21050500 and 21-173230

mm.	Aquilla Road Lot 8 Section 8, Claridon Township, Ohio; PPN 13-015564

nn.	12296 Harvard Road, Munson Township, Ohio; PPN 21-120400

oo.	37 Mayfield Gardens, Munson Township, Ohio; PPN 21-092800

2. 1183 Walker Ridge Road, Beaver, Ohio 45613

a.	General Warranty Deed, recorded October 4, 1994 in Vol. 35, Page 149, from Melvin Schrader and Barbara Schrader to Best Sand Corporation (property situated in the Township of Jackson, County of Pike and State of Ohio - Parcel No. 05-053900)

b.	General Warranty Deed, recorded October 4, 1994 in Vol. 35, Page 153, from Pamela J. Smith to Best Sand Corporation (property situated in the Township of Jackson, County of Pike and State of Ohio - Parcel No. 05-063400)

Schedule 4.13 - 5

3. 3535 Whiskey Run Road, Vigo Road and Wiles Lane, Richmond Dale, Jefferson Township, Ross County, Ohio, 43673

a.	Warranty Deeds, recorded April 12, 1995 in Vol. 560, Pages 555, 557 and 559, from Southern Silica, Inc. to Best Sand Corporation (Part of Section 13 and Section 14 of Jefferson Township, County of Ross, and State of Ohio - Parcel Nos. 18-0510037.000, 18-0505052.000, 18-050310038.000 and 18-05044.000)

B. Wedron Silica Company

1. 3450 E. 2056th Road, Wedron, Illinois, 60557

a.	Warranty Deed, recorded February 5, 1991 in Vol. 91-01295, Page 2, from Martin Marietta Corp. to Wedron Silica Company—new Warranty Deed recorded to correct legal description, dated June 14, 1991 in Vol. 91-07714, Page 1 (Property in LaSalle County, Illinois Parcel Nos. 15 03 300 000, 15 03 404 000, 15 09 200 000, 15 09 201 000, 15 09 423 000, 15 10 100 000, 15 10 101 000, 15 10 102 000, 15 10 103 000, 15 10 203 000, 15 10 300 000, 15 09 401 000, 15 09 402 000, 14 09 219 003, 14 09 213 005, 14 09 214 004, 14 09 229 000, 14 09 230 000, 14 09 231 000, 14 09 205 009, 14 09 211 003, 14 09 212 004, 14 04 403 000, 14 16 108 000, 14 17 206 000, 14 08 202 000,14 08 403 000, 14 09 104 000, 14 09 209 012, 14 09 217 009, 14 09 218 009, 14 09 308 000, 14 09 404 000, 14 17 403 000, 15 09 400 002, 15 09 432 000, 14 09 104 026 and part of 14 09 213 009). The following portion of the above-referenced property was sold in March of 2006: that part of the Southwest Quarter of Section 10, Township 34 North, Range 4 East of the Third Principal Meridian, described as follows: Beginning at the iron pin 1,427.32 feet East of the Northwest corner of the Southwest Quarter of said Section 10, as measured on the North line of the South Half of said Section 10, continue on an assumed bearing of South 89 degrees 58 minutes 51 seconds East, 500.04 feet to an iron pin; thence South 01 degrees 01 minutes 09 seconds East, 509.98 feet to an iron pin; thence South 89 degrees 43 minutes 16 seconds West, 500.00 feet to an iron pin; thence North 01 degrees 10 minutes 09 seconds West, 512.58 feet to the point of beginning; containing 5.868 acres, more or less. Also shown on plat of survey recorded in the LaSalle County Recorder’s Office as document #R2005-24978. Pt. Tax ID# 15-10-300-000

b.	Warranty Deed, recorded December 6, 1988 in Vol. 88-14038, Page 3, from Waters Edge Farm, Inc. to Wedron Silica Company (property situated in the County of LaSalle and State of Illinois - Index Nos. 14 20 201 000, 14 17 205 000, 14 21 100 000 and 14 16 301 000)

c.	Warranty Deed, recorded October 31, 1991 in Volume 91-14817, Page 1, from LaSalle County Farm Supply to Wedron Silica Company (Lots 1 and 2 in Block 15 in Bellrose Addition, LaSalle County, Illinois - Index Nos. 14 09 219 002 and 14 09 219 005)

Schedule 4.13 - 6

d.	Warranty Deed, recorded October 1, 1987 in Volume 87-1114, Page 1, from Charles J. Zemaitis, Executor of the Estate of Charles A. Zemaitis, Deceased to Wedron Silica Company (Lots 6, 7 and 8 in Block 12 in Bellrose’s Addition, Wedron, LaSalle County, Illinois - Part of Index No. 14 09 213 009)

2. E. 1951st. Road, Wedron, Illinois 60557

a.	Warranty Deed recorded March 13, 2012 as document number 2012-05294 from Joseph Temple, to Wedron Silica Company, approximately 36 acres that lie south of the center line of the east-west public highway know as East 1951st. Road: the Northwest Quarter of the Northeast Quarter of Section 17, Township 34 North, Range 4 East of the Third Meridian, Wedron, LaSalle County, Illinois

b.	Trustee’s Deed recorded March 13, 2012 from Bradley A. Temple, as Trustee of the Mercedes W. Temple Testamentary Trust to Wedron Silica Company, approximately 40 acres the Northeast Quarter of the Northwest Quarter of Section 17, Township 34 North, Range 4 East of the Third Principal Meridian, Wedron, LaSalle County, Illinois

c.	Warranty Deed recorded March 13, 2012 as document number 2012-05302 from Bradley Temple and Betty J. Lowe to Wedron Silica Company, approximately 124 acres which contain two parcels: Parcel 1: The West Half of the Southeast Quarter of Section 8 and the East Half of the East Half of the Southwest Quarter of Section 8, Township 34 North, Range 4 East of the Third Principal Meridian; Parcel 2: which lies north of the center line of the east-west public highway know as East 1951st. Road: the Northwest Quarter of the Northeast Quarter of Section 17, Township 34 North, Range 4 East of the Third Principal Meridian, Wedron, LaSalle County, Illinois

3. 3448 E. 2153rd Road, Wedron IL 61350 (a portion of the land is ground leased to TechniSand, Inc.)

4. 776 Centennial Drive, Ottawa, Illinois 61350

a.

Warranty Deed recorded June 29, 2012 as document number 2012-14077 from Thomas A. Schnabel and Lorraine M. Schnabel (husband & wife) and Thomas A. Schnabel, Jr. and Eileen K. Schnabel (husband & wife) to Wedron Silica Company, approximately 4.513 acres which contain two parcel numbers: 14-36-416-014 & 14-36-416-016: Lots 5,6,7 and the East 35 feet of lot 8, in Etna Plaza subdivision #1, a Subdivision of part of the South Half of Section 36, Township 34 North,

Schedule 4.13 - 7

Range 3, East of the Third Principal Meridian, according to the Plat recorded July 15, 1976 in Plat Book 2, Pages 91, 92, 93, and 94 as Document #629474, in LaSalle County Illinois.

5. 3444 E. 19th. Rd., Ottawa, Illinois 61350

a.	Warranty Deed recorded December 31, 2012 in the LaSalle County Recorder’s Offices as Document No. 2012-28371 from David Lee Hite to Wedron Silica Company. Parcel Index Number(s): 01-08-300-000; 14-08-301-000 and 14-17-100-000.

C. TechniSand, Inc.

1. Michigan (Van Buren and Allegan County property have no mailing address, they are raw mining land only. Berrien County address is 3840 and 3739 Livingston Road, Berrien County, Michigan, 49106)

a.	Warranty Deed, dated November 20, 1995 in Vol. 1061, Page 41, from Fairmount Minerals, Ltd. to TechniSand, Inc. (property in Covert Township, County of Van Buren, Michigan, Tax Parcel No. 80 07-086-010-03 and 80-07-086-013-00)

b.	Warranty Deed, recorded August 1, 1991 in Vol. 0915, Page 027, from Manley Bros. of Indiana, Inc. to TechniSand, Inc., (9 sites situated in the Township of Covert, County of Van Buren and State of Michigan - Note: certain sites were sold in 2003 and other tax parcels have been consolidated. The following is a list of the Tax Roll Numbers (parcel nos. are subject to change): 80-07-592-004-01, 80-07-008-012-01, 80-07-086-002-01, 80-07-086-009-00, 80-07-086-013-00

c.	Warranty Deed, recorded August 1, 1991 in Vol. 1470, Page 569, from Manley Bros. of Indiana, Inc. to TechniSand, Inc., (10 sites situated in the Townships of Lake, Lincoln, and Hagar, County of Berrien and State of Michigan -Parcel Nos. 11-11-0005-0028-03-1, 11-11-0005-0028-02-3, 11-11-0005-0028-01-5, 11-11-0005-0028-13-9, 11-11-0005-0027-00-1, 11-11-0005-0037-00-6, 11-11-0005-0029-00-3, 11-12-0031-0005-01-9,11-11-0018-0002-26-3, 11-11-0018-0002-50-6, 11-110018-0002-47-6, 11-10-0001-0012-00-6, 11-10-0001-0001-03-9, 11-10-0001-0014-00-9, 11-11-0008-0008-00-1, 11-11-0008-0008-01-9, 11-11-0008-0007-01-2 and 11-0008-0015-06-6, parcel nos. subject to change); 3 parcels to be conveyed to State of Michigan: 11-11-0018-0002-26-3, 11-11-0018-0002-50-6, 11-11-0018-0002-47-6

d.	Warranty Deed, recorded September 14, 1993 in Liber 1421, Page 440, from Landvest Corporation to TechniSand, Incorporated (Property in Casco Township, Allegan County, Michigan - Tax ID No. 0302-020-012-00)

Schedule 4.13 - 8

e.	Warranty Deed, recorded December 6, 1993 in Liber 1439, Page 002, from Harry Gast, Jr. and Vera Jean Gast to TechniSand, Inc. (Property in Casco Township, Allegan County, Michigan; Tax ID No. 0302-020-003-00)

f.	Warranty Deed from Dolores Coe and Genevieve Wymer, survivors of Josephine M. Livengood, deceased, to Technisand, Inc. recorded May 27, 2010 in Liber 2922, Page 780 (3739 Livingston Road, Bridgman, Berrien County, Michigan; Tax ID 11-11-0008-0007-02-1)

g.	Quit-Claim Deed from John Maier, spouse of Genevieve Wymer, to Technisand, Inc. recorded May 27, 2010 in Liber 2922, page 777 (3739 Livingston Road, Bridgman, Berrien County, Michigan; Tax ID 11-11-0008-0007-02-1)

h.	Quit-Claim Deed from Vernon Coe, spouse of Delores Coe, to Technisand, Inc. recorded May 27, 2010 in Liber 2922, page 778 (3739 Livingston Road, Bridgman, Berrien County, Michigan; Tax ID 11-11-0008-0007-02-1)

2. Montana

a.	Warranty Deed from United Grain Corporation of Oregon to Technisand, Inc. recorded on March 29, 2013 in Roosevelt County Montana, as document number 398518

3. Texas

a.	General Warranty Deed recorded March 1, 1994 in Vol. 2628, Page 1378, from Strataprop, Inc. to TechniSand, Inc. (5.242 acres located at 2727 FM 521, Fort Bend County, Texas, 77545 - Tax ID No. 0169-00-000-3653-907)

(1)	Lease Agreement dated July 26, 2002 between TechniSand, Inc., as Lessor, and Black Lab Corporation, as Lessee, for certain portions of the property.

b.	Warranty Deed, recorded February 25, 1994 in Vol. 550, Page 528, from Strataprop, Inc. to TechniSand, Inc. (Property situated at the intersection of Kempe and Goliad Streets, Jim Wells County, Texas, -Tax Account No. 12650-041-000-00)

c.	Quit-Claim Deed, recorded February 25, 1994 in Vol. 550, Page 525, from Strataprop, Inc. to TechniSand, Inc. (a strip of land 10 feet in width in the City of Alice, Jim Wells County, Texas - this property is included in tax account no. listed above).

Schedule 4.13 - 9

4. Wynnewood Road, Roff, Oklahoma, 74865

a.	Warranty Deed, recorded July 31, 1991 in Book 1370, Page 220, from BESCO Products, Inc. to TechniSand, Inc. (Parcel Nos. 0000-26-002-004-0-005-000, 0000-26-002-004-0012-000, 0000-26-002-004-0-013-000 and 1130-00-182-003-0000-000)

b.	Warranty Deed recorded May 23, 1995 in Book 1448, Page 682, from Ruby Williams, now Jennings, Gene Jennings and Judy and Jodie Young to TechniSand, Inc. (property situated in Pontotoc County, State of Oklahoma)

c.	Warranty Deed recorded May 17, 1993 in Book 1406, Page 761, from Frances Lucille Hendrix to TechniSand, Inc. (Lots 3, 4, 5 and 6 in Block 182, Roff, Oklahoma)

d.	Warranty Deed recorded August 4, 2008 in Book 2293, Page 149 from Janice M. King to Technisand, Inc.

5. 633 W. Pontotoc Ave., Roff, Oklahoma

a.	Warranty Deed recorded October 12, 2010 in Book 2482, Page 160 from Oklahoma Heritage Bank f/k/a Pontotoc County Bank to TechniSand, Inc. (Lots 3-4, Block 181; Parcel No. 1130-00-181-003-0-000-00)

6. NW/4 NE/4 NE4 and NW/4 and that part of the W/2 lying East of the center line of the Burlington Northern Railroad, all in Section 35, Township 2 North, Range 4 East, containing 66.6 acres more or less

a.	Warranty Deed recorded December 31, 2012 in Book 2708 Pg: 289 from Joe Don and Mary L. Ray, husband and wife to Technisand, Inc.

7. SE/4 SW/4 of Section 26, Township 2 North, Range 4 East, less the railroad right-of way

a.	Warranty Deed recorded December 31, 2012 Book 2708 Pg: 288 from Michael Wyche

8. NE/4 SW/4 of Section 26, Township 2 North Range 4 East of the I.B.M., lying East of the center line of the Burlington Northern Santa Fe Railroad right-of-way, more particularly described as follows: Beginning at the Northeast Corner of the NE/4 SW/4 of said Section 26; thence South 00°35’46” East, along the East line of said NE/4 SW/4, a distance of 1321.55 feet; thence Sought 89°14’05” West, along the South line of said NE/4 SW/4, a distance of 530.72 feet to a point on the center line of the Burlington Northern Santa Fe Railroad; thence Northerly along asid center line on a curve to the right, having a radius of 5731.85 feet, for a distance of 1360.46 feet (chord bearing of N 12°20’40” E and a chord distance of 1357.27 feet) to a point on the North line of said NE/4 SW/4; thence North 89°19’27” East, a distance of 226.77 feet to the point of beginning, containing 12.33 acres, of which 1.56 acres lies within the railroad right-of-way.

a.	Warranty Deed recorded April 11, 2013 Book 2739 Pg: 70 from Joseph Lee Morrow and Monica Ruth Morrow, husband and wife to Technisand, Inc.

Schedule 4.13 - 10

D. Wisconsin Industrial Sand Company, L.L.C. (successor by merger to Wisconsin Frac Sand, Inc.)

1. W3302 Highway 35 S, Pierce County, Wisconsin, 54750

a.	Warranty Deed, recorded September 3, 1996, in Volume 334, Page 257, from Dean A. Holden and Mary L. Holden to Wisconsin Frac Sand, Inc. (Property situated in Pierce County, Wisconsin)

b.	Warranty Deed, recorded January 25, 1995 in Volume 308, Page 415, from Jama Edge Lumber, Inc. to Wisconsin Frac Sand, Inc. (Property located in Pierce County, Wisconsin)

c.	Mineral Deed, recorded July 11, 2001 as Instrument Number 415668 from Eldon Duncan to Wisconsin Frac Sand, Inc. (Property located in Pierce County, Wisconsin)

2. E5610 US Highway 12/State Road 29, Dunn County, Menomonie, Wisconsin 54751

3. N1467 770th Street, Town of Trenton, Pierce County, Wisconsin (former Krchnavy property)

a.	Sheriff’s Deed, recorded December 9, 2008 as Instrument Number 507379, from Pierce County Sheriff to Wisconsin Industrial Sand Company, LLC

4. Warranty Deed, recorded May 14, 2010, from Gary C. Peterson and Jennifer L. Peterson to Wisconsin Industrial Sand Company, L.L.C. as Instrument No. 519538, Parcel Identification Number 151-01029-0200

5. W3601 Lakeview Ave., Maiden Rock, Pierce County, Wisconsin

a.	Warranty Deed, recorded in Pierce County, November 19, 2010 from Thomas P. Bamford, Philip W. Bamford and Anastasia Bamford to Wisconsin Industrial Sand Company, L.L.C. as Instrument No. 524308 Parcel Identification Number(s): 151-01003-0100; 151-01002-0200; 151-01001-0800; 151-01001-0700; 151-01001-0600; 151-01004-0100; 151-01003-0200; 151-01001-0200; 151-01011-0200; 151-01010-0600; 151-01002-1000)

Schedule 4.13 - 11

6. Maiden Rock, Pierce County, Wisconsin (No mailing address, 400 +/- raw mining land only)

a.	Special Warranty Deed from Lost Creek Farms, Inc. to Wisconsin Industrial Sand Company, L.L.C. recorded December 14, 2010 as Instrument No. 524931. Parcel Identification Numbers: 016-01087-05000; 016-01087-0600; 016-01089-0300; 151-01001-0400; 016-01087-0900; 016-01090-0800; 016-01090-0700; 016-0100900; 016-01091-0100 and 016-01091-0700; 151-01001-0500; and 151-01001-0900

7. 970 County Road S, Maiden Rock, Pierce County, Wisconsin

a.	Warranty Deed from Timothy W. Smith to Wisconsin Industrial Sand Company, L.L.C. recorded February 3, 2012 as Instrument No. 533541. Parcel Identification Number: 016-01091-0610

8. N460 State Road 35, Maiden Rock, Pierce County, Wisconsin

a.	Warranty Deed from Arnold L. Johnson and Evelyn H. Johnson to Wisconsin Industrial Sand Company, L.L.C. recorded December 4, 2012 as Instrument No. 540806, Parcel Identification Number: 151-01003-1000 and 016-01102-0200

NOTE: The house and 3 garages are being leased back to the Johnson until they either vacate or the 1st anniversary which neither Seller is living

9. Part of Government Lot 3, Section 15, Township 24 North, Range 16 West, Village of Maiden Rock, Pierce County, Wisconsin

a.	Quit Claim Deed from David J. Kaasa and Rayna Kaasa to Wisconsin Industrial Sand Company, L.L.C. recorded December 28, 2012 as Instrument No. 541426, Parcel Identification Number: 151-01010-0200

E. Wexford Sand Co.

1. Cleon Township, Manistee County, Michigan (No mailing address, raw mining land only)

a.	Warranty Deed, recorded in Liber 396, Page 130, Sargent Minerals, Co. to Wexford Sand Co. (THAT PART OF THE N 1⁄2 OF THE S 1⁄2 OF THE NE 1⁄4 LYING SOUTH OF THE RAILROAD, SECTION 24, T 24 N, R 13 W.) Parcel ID: 51-04-024-150-01

b.	Warranty Deed, recorded in Liber 396, Page 130, Sargent Minerals, Co. to Wexford Sand Co. (title policy parcel no. 3.) (THE S 1⁄2 OF THE NW 1⁄4 AND THE N 1⁄2 OF THE SW 1⁄4 LYING NORTH AND EAST OF

Schedule 4.13 - 12

RAILROAD, SECTION 24, T 24 N, R 13 W. The following portion of the above-referenced property were sold in 2005: Part of the West 1⁄2 of Section 24, T24N, R13W, Cleon Township, Manistee County, Michigan, being more particularly described as: Commencing at the West 1⁄4 corner of said Section; thence North 00° 47’ 23” East along the West Section line, 1005.38 feet to the Point of Beginning; thence continuing North 00° 47’ 23” East along said line, 330.12 feet to the North 1⁄8 line; thence South 88° 48’ 49” East along said line, 1318.74 feet to the West 1⁄8 line; thence South 00° 47’ 34” West along said line, 2,515.30 feet to the North right-of-way line of the AA Railroad; thence along said line on a curve to the right 462.97 feet, said curve having a radius of 1614.16 feet, a chord distance and bearing of (461.39 feet, North 40° 37’ 12” West) along said right-of-way; thence North 32° 25’ 00” West along said line, 1850.45 feet to the point of beginning, together with and subject to Easement A: a 6.00 foot wide Easement for ingress/egress and the installation and maintenance of public utilities, located in the Township of Cleon, County of Manistee, State of Michigan, and described as follows, to wit: Part of the West 1⁄2 of Section 24, T24N, R13W, being 33 feet each side of and adjacent to a centerline being more particularly described as commencing at the West 1⁄4 corner of said Section; thence North 00° 47’ 23” East along the West Section line, 1005.38 feet to the North right of way line of the AA Railroad; thence South 32° 25’ 00’ East along said right of way line, 60.18 feet; thence North 00° 47’ 23” East parallel with the West Section line, 60.23 feet to the point of beginning; thence South 32° 25’ 00” East, 952.87 feet; thence South 53° 10’ 03” East, 149.78 feet; thence South 33° 20’ 44” East, 391.15 feet; thence South 47° 23’ 07” East, 146.31 feet; thence South 71° 30’ 27” East, 472.33 feet; thence North 79° 11’ 29” East, 308.32 feet; thence North 61° 22’ 31” East, 524.09 feet; thence North 25° 46’ 17” East, 113.24 feet to the South line of aforementioned Parcel A and being the Point of Ending.

51-04-024-250-01

2. 8770 West 28 Mile Road, Wexford Township, Wexford County, Michigan, 49638

a.

Warranty Deed, recorded April 20, 1998, (Liber 360, Page 637) Sargent Minerals Co. to Wexford Sand Co. (THE SE  1⁄4 OF SECTION 30, T24N, R12W, Parcel No. 2412-30-3101) Note: The following portions of the above referenced property were sold in 2003: (1) the SW  1⁄4 of the SE  1⁄4, Section 30, T24N, R12W, together with an easement, per warranty deed recorded in Liber 530, Page 405, and except (2) the NW  1⁄4 of SE  1⁄4, Section 30, T24N, R12W, together with an easement, per warranty deed recorded in Lieber 518, Page 801, and except (3) the E  1⁄2 of the SE  1⁄4, Section 30, T42N, R12W, described as commencing at the E  1⁄4 corner of said section; thence S01°28’25”W, 1326.82 feet along the east line to the S  1⁄16th line of said section; thence S89°52’26”W 1331.33 feet

Schedule 4.13 - 13

along the S 1⁄16th line to the E 1⁄16th line of said section; thence N01°42’53” E 1331.24 feet along the E 1⁄16th line to the E-W 1⁄4 line of said section; thence S89°56’33”E 1325.62 feet along the E-W 1⁄4 line of said section to the E 1⁄4 corner and the point of beginning, together with an easement, per warranty deed recorded in Liber 537, Page 210, and except (4) the E 1⁄2 of the SE 1⁄4, Section 30, T24N, R12W, described as commencing at the E 1⁄4 corner of said section; thence S01°28’25”W, 1326.82 feet along the E line to the S 1⁄16th line of said section and the point of beginning; thence S01°28’25”W 1326.82 feet along the E line to the S line of said section; thence S89°41’31”W 1337.06 feet along the S line to the E 1⁄16th line of said section; thence N01°42’53”E 1331.24 feet along the E 1⁄16th line to the S 1⁄16th line of said section; thence N89°52’26”E 1331.33 feet to the E line of said section and the point of beginning, together with an easement, per warranty deed recorded in Liber 537, Page 210

b.	Slagle Township, Wexford County, Michigan (No mailing address, raw mining property only)

c.	Warranty Deed, recorded April 20, 1998, (Liber 360, Page 650) Sargent Minerals Co. to Wexford Sand Co. (THAT PART OF THE NW 1⁄4 OF THE NW 1⁄4 OF SECTION 3 T3N, R12W LYING EAST OF THE ANN ARBOR RAILROAD RIGHT-OF-WAY, Parcel No. 2212-03-2201)

d.	Warranty Deed, recorded April 20, 1998, (Liber 360, Page 644) Sargent Minerals Co. to Wexford Sand Co. (THE NE 1⁄4 OF THE NW 1⁄4 OF SECTION 3, T22N, R12W, EXCEPTING THEREFROM A RECTANGULAR PARCEL OF LAND COMMENCING AT THE INTERSECTION OF THE CENTERLINES OF 26 MILE ROAD AND 7 1⁄2 MILE ROAD AND RUNNING 600 FEET ALONG 26 MILE ROAD AND 300 FEET ALONG 7 1⁄2 MILE ROAD, Parcel No. 2212-03-2101)

e.	Warranty Deed, recorded April 20, 1998, (Liber 360, Page 647) Franek, Inc. to Wexford Sand Co. (THE S 3⁄4 OF THE NE 1⁄4 OF SECTION 3, T22N, R12W, Parcel No. 2212-03-1102)

f.	Warranty Deed, recorded April 20, 1998, (Liber 360, Page 640) Franek, Inc. to Wexford Sand Co. (PART OF THE SE 1⁄4 OF THE SW 1⁄4 OF SECTION 3, T22N, R12W LYING EAST OF THE ANN ARBOR RAILROAD, Parcel No. 2212-03-4402)

g.	Warranty Deed, recorded April 20, 1998, (Liber 360, Page 653) Michigan Mining and Exploration, Inc. to Wexford Sand Co. (THE EAST 42 ACRES OF THE SE 1⁄4 OF THE SW 1⁄4 OF SECTION 3, T22N, R12W, EXCEPT PART OF THE SE 1⁄4 OF THE SW 1⁄4 OF SECTION 3, T22N, R12W LYING EAST OF THE ANN ARBOR RAILROAD, Parcel No. 2212-03-4401)

Schedule 4.13 - 14

h.	Warranty Deed, recorded in Liber 280, Page 246, Sargent Sand Co., to Wexford Sand Co. (title policy parcel no. 8.) (THAT PORTION OF THE SOUTH 1⁄2 OF THE FRACTIONAL NW 1⁄4 LYING EAST OF THE ANN ARBOR RAILROAD RIGHT-OF-WAY, SECTION 3, T 22 N, R 12 W.

i.	Warranty Deed, recorded August 20, 1980 (Liber 280, Page 246), Sargent Sand Co. to Wexford Sand Co. (THE SE 1⁄4 OF THE NW 1⁄4 AND THE EAST 10 ACRES OF THE SW 1⁄4 OF THE NW 1⁄4, CONTAINING 50.0 ACRES, MORE OR LESS, ALL IN SECTION 3 OF SAID TOWNSHIP), conveying the same rights as conveyed to Sargent Sand Co. by the United States of America in that certain Exchange Deed, recorded on March 18, 1976 (Liber 262, Page 909)

F. Construction Aggregates Corporation of Michigan, a wholly owned subsidiary of Cheyenne Sand Corp., a Michigan Corporation

1. 18042 N. Shore, Ferrysburg, Michigan, 49456

a.	Warranty Deed, recorded March 22, 1983, in Liber 974, Page 650, from Construction Aggregates Corporation to Construction Aggregates Corporation of Michigan

b.	Warranty Deed, recorded June 28, 1987 from Construction Aggregates Corporation to Construction Aggregates Corporation of Michigan

G. Standard Sand Corporation, a wholly owned subsidiary of Cheyenne Sand Corp., a Michigan Corporation

1. 14201 Lakeshore, Grand Haven, Michigan, 49417

a.	Warranty Deed, dated November 30, 1976, from Southern Silica Corporation to Standard Sand Corporation (“Rosy Mound Property”) in Grand Haven, Ottawa County, Michigan)

H. Fairmount Minerals, Ltd.

1. Township of Claridon, County of Geauga, State of Ohio

a.	Deed dated December 11, 2003 from Farmore Farms, LLC to Fairmount Minerals, Ltd. (PPN 12-095181; 12-026400; and 12-090326); 3 acre parcel (12-020800) conveyed to Habitat for Humanity

Schedule 4.13 - 15

2. 5245 East Marginal Way South, Seattle, Washington

a.	Bill of Sale dated as of September 30, 2003 between United Western Supply Company and Fairmount Minerals, Ltd.

I. Wisconsin Specialty Sands, Inc.

1. Pierce County, Wisconsin

a.	Quit Claim Deed recorded January 25, 2006 (Document Number 481107 from Thomas & Betts Corporation to Wisconsin Specialty Sand, Inc.

b.	Quit Claim Deed recorded April 7, 2006 (Document Number 482980) from Hugh Schilling, Trustee of the Hugh Schilling Trust, and Charles M. Brown and Lynn S. Brown, husband and wife to Wisconsin Industrial Sand, Inc. Part of the property was deeded to Hugh K. Schilling Revocable Trust U/A dated February 21, 1995 by Quit Claim Deed recorded June 29, 2006 as Document Number 482251

c.	Warranty Deed recorded June 21, 2006 (Document Number 485014) from Lloyd R. Anderson and Nellie M. Anderson, husband and wife, to Wisconsin Specialty Sand

d.	Warranty Deed recorded August 23, 2005 (Document Number 476052) from Lloyd R. Anderson and Nellie M. Anderson, husband and wife, to Wisconsin Specialty Sand, Inc.

e.	Trustee’s Deed recorded June 29, 2006 (Document Number 485253 from Hugh K. Schilling, Trustee of the Hugh K. Schilling Revocable Trust U/A dated February 21, 1995 to Wisconsin Specialty Sand, Inc.

f.	Warranty Deed recorded December 7, 2007 (Document Number 499469) from Charles M. Brown and Lynn S. Brown, husband and wife, to Wisconsin Specialty Sands, Inc.

g.	Warranty Deed recorded November 13, 2007 (Document Number 498908) from Melissa R. Hutter-Duncan to Wisconsin Specialty Sands, Inc.

h.	Quit Claim Deed (mineral rights only) recorded September 27, 2007 (Document Number 497806) from Eldon L. Duncan to Wisconsin Specialty Sands, Inc.

J. Santrol de Mexico, S. de R.L. de C.V.

1. Autopista Monterrey Reynosa Km. 32 S/N Cadereyta Jim., N.L. C.P. 67450

Schedule 4.13 - 16

K. Santrol (Yixing) Proppant Company, Ltd.

1. Tongli Road Dingshu Town YiXing Wuxi City Jiangsu Province, P.R. China 214200

L. Alpha Resins, LLC

1. 17350 Ryan Road, Detroit, Michigan (parcel 1)

a.	Warranty Deed from Mark-Lucas Properties, Inc. to Alpha Resins, LLC recorded June 9, 2011 in Liber 49224, Pages 66-67

Tax Identification No. 13020478-9

2. 4211/4225 Nancy Ave. and 17308 Sunset Ave, Detroit, Michigan (parcel 3)

a.	Warranty Deed from Leonard Fountain Investments, LLC to Alpha Resins, LLC recorded June 9, 2011 in Liber 49224, Pages 68-69

Tax Identification Nos. 13019963-8 and 13019517-22

3. 17305, 17311 and 17319 Dean Ave., Detroit, Michigan (parcel 4)

a.	Warranty Deed from Sunset Rental, Inc. to Alpha Resins, LLC recorded June 9, 2011 in Liber 49224, Pages 70-71

Tax Identification Nos. 13020367; 13020366; and 13020365

4. 17332 Shields Ave., Detroit, Michigan (parcel 5)

a.	Warranty Deed from Embrooke Properties, Inc. to Alpha Resins, LLC recorded June 9, 2011 in Liber 49224, Pages 75-76

Tax Identification No. 13020480

5. 17331 Dean Avenue, Detroit, Michigan (parcel 9)

a.	Warranty Deed from Sunset Rental, Inc. to Alpha Resins, LLC recorded June 9, 2011 in Liber 49224, Pages 72-74

Tax Identification No. 13020363-4

M. Black Lab LLC (fka FML BL Acquisition LLC)

1. 3624 E. 2351st Road, Serena, Illinois 60549

a.	Special Warranty Deed from Yellow Lab, LLC to FML BL Acquisition LLC recorded July 12, 2011 in Instrument No. 2011-14964

Permanent Real Estate Index Numbers: 14-03-202-000; 09-34-408-000; and 09-34-407-000

Schedule 4.13 - 17

2. 11730 Ravenna Road, Chardon, Ohio 44024

a.	Limited Warranty Deed from Yellow Lab, LLC to FML BL Acquisition LLC recorded July 7, 2011 recorded July 7, 2011 as Instrument No. 201100827088, Book 1904, Page 2017

Permanent Parcel Number: 21-177026

3. 11766 Ravenna Road, Chardon, Ohio 44024

a.	Limited Warranty Deed from Trouble Properties, LLC fka Deming IV, LLC to FML BL Acquisition LLC recorded July 7, 2011 as Instrument No. 201100827087, Book 1904, Page 2012

Permanent Parcel Number: 21-111000

Leased Real Property

A. Best Sand Corporation

1. Ohio

a.	Lease and Memorandum of Lease, dated October 4, 1994, between The Mead Corporation, Mead Paper Chillicothe Division, as lessor, and Best Sand Corporation, as lessee, Jackson Township, Pike County, Ohio

Assignment and Assumption of Lease, dated October 4, 1994, between Melvin Schrader, assignor, and Best Sand Corporation, as assignee

Amendment to Lease dated July 19, 1996

Lease dated August 16, 1999, between The Mead Corporation and Best Sand Corporation

Second Amendment to Lease dated October 1, 2009

Memorandum of Lease documenting extension of lease term and providing more accurate legal description recorded November/December     , 2010

b.	Lease between Howard S. Richardson as Lessor and Ohio Outside Advertising as Lessee dated August 28, 1989 (Lease for billboard located on Rt. 44 in Geauga County, Ohio)

c.	Lease between Best Sand Company as Landlord and Ohio Outdoor Advertising as Tenant dated April 2, 1997 (Lease for billboard located on Rt. 44, Bass Lake Road)

Schedule 4.13 - 18

B. Wedron Silica Company

1. Texas

a.	Jefferson Terminal (No address for terminal-property is part of a track)-Industry Track Agreement, dated May 1, 1993, between The Kansas City Southern Railway Company and TechniSand/Wedron Silica (Lease for 1503 feet of SLIC Track No. 016 near Jefferson Station, Marion County, Texas)

b.	Longview Terminal, 1305 E. Cotton, Midland, TX. Track Lease Agreement dated June 20, 1997 between the Burlington Northern and Santa Fe Railway Company as Lessor and Wedron Silica Company as Lessee (Lease for 600 feet of track)

c.	Tatum Terminal (no address for terminal-property is part of a track)- Track Lease Agreement dated June, 2002 between K.R. Smith Wood Transfer, Inc. as Lessor and Fairmount Minerals - Wedron Division as Lessee (lease for 1500 feet of track)

2. Colorado

a.	Walker Terminal, 803 50th Ave., Walker, Co, 80634 Track Lease Agreement, dated March 15, 1994, between Great Western Railway of Colorado, Inca and Wedron Silica Company (Lease for 800 feet of Track near County Road 13, Walker, Colorado)

3. Illinois

a.	Industrial Track Agreement, dated July 7, 1977, between Burlington Northern, Inc., as Railroad, and Wedron Silica Division, Pebble Beach Corporation, as Industry

Assignment of Industrial Track Agreement, dated May 19, 1980, between Burlington Northern Inc., as Railroad, Wedron Silica Company (successor in interest to Wedron Silica Division, Pebble Beach Corporation), as Assignor, and Industrial Sand Div., Martin Marietta Aggregates, Martin Marietta Corporation, as Assignee

b.	Lease Agreement, dated July 1, 1982, between Burlington Northern Railroad Company, as Lessor, and Martin Marietta Aggregates, as Lessee (lease of certain tracks at Wedron, Illinois)

c.	Troy Grove Terminal, Vermillion Street, Troy Grove, IL 61372

Fixed Track Lease Agreement - Permanent (Non Hazardous Commodities Only), dated January 31, 1995, between Chicago and North Western Railway Company, as Lessor, and Wedron Silica Company, as Lessee (400 feet of track situated at or near Troy Grove, Illinois)

Schedule 4.13 - 19

d.	Track Lease dated July 16, 1998, between Illinois Rail Net, Inc. as Lessor and Wedron Silica as Lessee (Lease for 1,000 feet of railway track)

e.	Industry Track Contract Articles of Agreement, entered into as of June 21, 2000 between Union Pacific Railroad Company and Wedron Silica Company for the continued use of 1-25 feet of Track No ICC 67 at M.P. 64.25, Troy Grove Branch, Troy Grove, LaSalle County, Illinois, continuing unless terminated with 30 days written notice.

Related Bill of Sale, dated June 21, 2000, from Union Pacific to Wedron Silica for 975 Feet of Track No. ICC 67, but not the underlying real property

f.	Wire Line Crossing Agreement (No. 246,300) dated February 16, 1984 between Burlington Northern Railroad Company and Martin Marietta as permittee

g.	Permit (No. 244,287) dated June 1, 1983, between Burlington Northern Railroad Company and Martin Marietta Corporation Industrial Sands Division

h.	Industrial Track Agreement (no date) between Burlington Northern Inc. and Wedron Silica Division, Del Monte Properties Company

4. Illinois

a.	Agreement, dated January 7, 1963, between Chicago, Burlington & Quincy Railroad Company, as first party, and Wedron Silica Company, as second party

b.	Lease, dated March 1, 1948, between Chicago, Burlington & Quincy Railroad Company, as Railroad Company, and Wedron Silica Company, as Lessee

c.	Lease, dated September 15, 1941, between Chicago, Burlington & Quincy Railroad Company, as Railroad Company, and Wedron Silica Company, as Lessee

d.	Storage Lease (Lease No. 247,553), dated December 1, 1984, between Burlington Northern Railroad Company, as Lessor, and Wedron Silica Company, as Lessee (lease of premises situate at or near the station of Wedron, Illinois)

Storage Lease (Lease No. 247,554), dated December 1, 1984, between Burlington Northern Railroad Company, as Lessor, and Wedron Silica Company, as Lessee (lease of premises situate at or near the station of Wedron, Illinois)

Schedule 4.13 - 20

e.	Land Lease, dated as of September 1, 1998 between CSX Transportation, Inc. and Wedron Silica Company for approximately 8 acres located in Ottawa, LaSalle County, Illinois

f.	Lease of Property, dated April 18, 2000, between Union Pacific Railroad Company as Lessor and Wedron Silica Company as Lessee, for 1.4 acres located at Troy Grove, Illinois

g.	Agreement, dated March 26, 1985, between Burlington Northern Railroad Company and Wedron Silica Company for permit for overhead pipeline bridge with sand slurry and water pipeline at Wedron Station, County of LaSalle, Illinois

h.	Private Road Grade Crossing Agreement, dated as of December 23, 1998, between Illinois RailNet, Inc. and Wedron Silica Company

i.	Lease Agreement dated December 31, 2012 between Wedron Silica Company (as “Landlord”) and David Hite (as “Tenant”) for lease of approximately 2 acres, including the dwelling house, out buildings and machine shed. Term expires when Mr. Hites vacates the premises, or the Tenant is not longer living.

5. Texas

a.	Indefinite Term Land Lease dated November 1, 1997, between The Burlington and Santa Fe Railway Company as Lessor and Wedron Silica Company as Lessee for property located at 1305 E Cotton, Longview, Texas

b.	Lease Agreement for Industrial Site, dated November 1, 1992

c.	Lease Agreement dated February 1, 2013 between Edwards & Rose Cottonseed, LP, d/b/a Cape & Son (Lessor) and Technisand, Inc.(Lessee) a non-exclusive a portion of the rail siding and the land with all rights necessary for vehicle access to premises, including driveway/roadways across Lessor’s adjacent real property.

6. Colorado

a.	Lease of Property at Walker, dated March 15, 1994 between Great Western Railway of Colorado, Inc. as Lessor and Wedron Silica Company as Lessee for property located in Walker, Weld County, Colorado

b.	Related Transportation Agreement, dated March 15, 1994 between Great Western Railway of Colorado and Wedron Silica Company for switching by Great Western of railcars out of or into Wedron’s re-load facility located at Walker, Colorado

Schedule 4.13 - 21

7. Virginia

a.	Land Lease, dated December 12, 1986, effective August 1, 1986 between Norfolk and Western Railway Company as Lessor and Wedron Silica Company as Lessee for lease of .2 acres at St. Paul, Virginia

8. Canada

a.	License Agreement dated April 6, 2006, between Canadian Pacific Railway Company and Wedron Silica Company

C. TechniSand, Inc.

1. Texas

a.	Alice Terminal (Kempe & Goliad Streets) Agreement, Alice Lease No. 33, dated as of January 1, 1995 and executed on March 22, 1995, between Texas Mexican Railway Company, as Lessor, and TechniSand, Inc., as Lessee (Lease for 820 Track feet of Lessor’s Track TM 24, Alice, Texas)

b.	Jefferson Terminal (No address for this) Industry Track Agreement, dated May 1, 1993, between The Kansas City Southern Railway Company and TechniSand/Wedron Silica (Lease for 1503 feet of SLIC Track No. 016 near Jefferson Station, Marion County, Texas)

c.	Tyler Terminal, Highway 69 North, Tyler, TX 75706 Track Lease dated April 19, 2002 between Union Pacific Railroad Company as Lessor and TechniSand/Fairmount Minerals as Lessee (lease for 500 feet of Track No. 760 near Tyler, TX)

d.	Commercial Lease dated December 9, 2008, between TechniSand, Inc. and Simron Properties, LLP for premises known as 50 Sugar Creek Center Blvd., Suite 300, Sugar Land, Texas (approximately 6,112 SF)

e.	Commercial Lease dated , 2011, between TechniSand, Inc. and Eldridge Point Office Condos, LLC for premises known as 142 Eldridge Rd., Building 11, Sugar Land, Texas

Commercial Lease Amendment dated December 6, 2011, changing the address of the leased premises from 142 Eldridge Rd., Building 11 to 146 Eldridge Rd., Building 10

f.	Option to Lease dated November 3, 2011 between TechniSand, Inc. and Eldridge Point Office Condominiums, LLC for the option to lease the premises known as 142 Eldridge Rd., Building 10, Sugar Land, Texas

Schedule 4.13 - 22

g.	Commercial Lease No. 11555 dated January 1, 2013 between TechniSand, Inc. and The University of Texas System Board of Regents for 163.857 acres of land in Sections 07, 08, 11 & 18, Block 11 University Land, Reagan County, Texas

h.	Sublease dated April 15, 2013 by and between South Texas Proppants & Supply L.L.C. (Sublandlord) and Technisand, Inc. (Subtenant). Sublandlord is tenant and Texas Pacific Transportation Ltd. is landlord (Master Landlord) of Lease Agreement dated February 23, 2013 (Master Lease) in which Sublandlord leases to Subtenant, the right to the use of certain land and track of approximately 18.8 acres situated at MP 791 of the TXPF line/San Angelo Subdivision of the Texas Pacifico Railroad in Reagan County, Texas.

i.	Terminal Contract effective March 1, 2013 by and between Technisand, Inc and South Texas Proppants & Supply, L.L.C. (Operator). Big Lake Texas Terminal approximately 18 acres. This contract runs concurrent with Commercial Lease No. 11555 dated January 1, 2013 between TechniSand, Inc. and The University of Texas System Board of Regents

j.	Transloading and License Agreement entered into May 1, 2013 by and between Vulcan Construction Materials, LP and Technisand, Inc., for the sole purpose of unloading frac sand from railcars into customers trucks. This License Agreement runs for a term of one (1) year and may be renewed thereafter month by month.

2. Wyoming

a.	Rock Springs Terminal-Lease of Industrial Property at Rock Springs, Wyoming, dated September 16, 1993, between Union Pacific Railroad Company as Lessor and TechniSand, Inc. as Lessee for property located at 381 N. Blair, Rock Springs, Sweetwater County, Wyoming, 82901, commencing on August 26, 1993

Letter regarding increase of rent payments, dated July 2, 1999

Supplemental Track Agreement, dated as of October 28, 2005, between Union Pacific Railroad Company and TechniSand, Inc.

b.	Industry Track Contract Articles of Agreement dated September 1, 1997, between Union Pacific Railroad Company and Technisand

c.	Industry Track Contract Articles of Agreement dated March 11, 2009, between Union Pacific Railroad Company and Fairmount Minerals

d.	Lease of Industrial Property at Rock Springs, Wyoming, dated September 16, 1993, between Union Pacific Railroad Company as

Schedule 4.13 - 23

Lessor and TechniSand, Inc. Lessee for property located at Rock Springs, Sweetwater County, Wyoming, commencing on August 26, 1993

Supplemental Track Agreement, dated as of August 26, 1997, between Union Pacific Railroad Company and TechniSand, Inc. for Track 501

3. Colorado

a.	Parachute Terminal Lease - Indefinite Term Lease of Land for Property at Parachute, Garfield County, Colorado dated May 19, 2004 between The Burlington Northern and Santa Fe Railway Company as Lessor and Fairmount Minerals/TechniSand, Inc. as Lessee for property located at milepost 403, Parachute, Colorado

4. Illinois

a.	Lease dated July 31, 1991, between Ralph Eggleston and Myrtle Eggleston, Trustee, as Landlord, and TechniSand, Inc., as Tenant for certain real property located at Vermillion Street, the Township of Troy Grove, Illinois, 61372; approximately 155 acres

Memorandum of Lease, dated June 21, 1994, and recorded December 9, 1994 in Volume 94-19614, Page 1 of the LaSalle County Recorder’s Office

First Amendment to Lease dated February 2, 2011

b.	Ground Lease dated August 5, 2010 between Wedron Silica Company, as lessor, and Technisand, Inc., as lessee, for a portion of the land located at 3448 E. 2153rd Road, Wedron, Illinois, 61350

5. Michigan

a.	Land Lease, dated October 1, 1995, between CSX Transportation, Inc., as Lessor, and TechniSand, Inc., as Lessee (Vacant and/or Unimproved Land located at Bridgman, Berrien County, Michigan). This lease terminates and supersedes the agreement dated March 4, 1960

b.	Track Lease from 1997 between CSX Transportation, Inc. and TechniSand Inc.

6. Pennsylvania

a.	Sublease, dated May 31, 2012 between Modern Material Services, LLC as Sublandlord and TechniSand, Inc. as Subtenant. TechniSand will sublease approximately 150 acres of real property located in Pine Creek Township, Clinton County, Pennsylvania. This sublease terminates September 1, 2017.

b.	Reinstatement of and First Amendment to Sublease, effective September 1, 2012 between Modern Material Services, LLC and TechniSand Inc.

Schedule 4.13 - 24

7. Oklahoma

a.	Commercial Lease and Deposit Receipt, dated August 1, 1995, between TechniSand, Inc. and RSE Enterprises, Inc. (Ada, Oklahoma), expires February 28, 2007

b.	Commercial Lease Agreement dated May 21, 2012 between TechniSand, Inc., and RSE Enterprises, Inc., , (Ada, Oklahoma) expires February 29, 2017, option to renew initial term 2 years

D. Fairmount Custom Products, Inc. (f/k/a Fairmount Abrasives, Inc., f/k/a Serena Properties, Inc.)

1. Serena Terminal, LaSalle County Highway 2, Serena, Illinois, 60549

a.	Combined, Amended and Restated Lease Agreement, dated October 1, 1987, between Stanley E. Hoxsey and Eliza K. Hoxsey, as lessors, and Serena Properties, Inc., as lessee (lease for approximately 132.9 acres of land and mineral rights located in the Township of Serena, County of LaSalle and State of Illinois), expires on September 30, 2012

Sublease dated July 26, 2002, between Fairmount Custom Products, Inc., as sublessor, and Black Lab Corporation, as sublessee for certain portions of the property

E. Lake Shore Sand Company (Ontario) Ltd.

1. Ontario, Canada

a.	Lease of a portion of Pier 23, Hamilton, Ontario, Canada containing approximately 175,040 square feet of land pursuant to a lease dated March 22, 2007

Lease Renewal and Amending Agreement dated December 1, 2009 between Hamilton Port Authority (Lessor) and Lake Shore Sand Company (Ontario) Ltd. (Lessee) extends term until December 31, 2011

Lease Renewal and Amending Agreement dated September 17, 2012 between Hamilton Port Authority (Lessor) and Lake Shore Sand Company (Ontario) Ltd. (Lessee) extending term until December 31, 2017

Schedule 4.13 - 25

b.	Wharf Agreement dated January 1, 1993 between The Hamilton Harbour Commissioners (grantor) and Lake Shore Sand Company (Ontario) Ltd. (grantee) for the non-exclusive lease of land and wharf located in Hamilton, Ontario, Canada

Wharf Amending Agreement dated September 11, 1996

Wharf Renewal Agreement dated December 1, 2009 between The Hamilton Port Authority and Lakeshore Sand Company Ontario Ltd. extending term until December 31, 2011

Wharf Renewal and Amending Agreement dated September 17, 2012 between Hamilton Port Authority and Lakeshore Sand Company Ontario Ltd. extending term to December 31, 2016

c.	Lease Agreement dated as of January 1, 1999 between 1158929 Ontario Inc. (Landlord) and Lake Shore Sand Company (Ontario) Ltd. (Tenant) of approximately 4.18 acres of land located at 735 Strathearne Avenue, Hamilton, Ontario, Canada

Lease Extension Agreement between 1158929 Ontario Inc. (Landlord) and Lakeshore Sand Company (Ontario) Ltd. (Tenant) dated October 14, 2004, extending term of lease until December 31, 2009

Lease Amending Agreement dated January 1, 2010 between Great Bay Development Corp. (Lessor) and Lakeshore Sand Company Ontario Limited (Lessee) extending term of lease until December 31, 2010

F. Wisconsin Industrial Sand Company, L.L.C. (successor by merger to Wisconsin Frac Sand, Inc.)

1. Wisconsin

a.	Lease Agreement, dated May 22, 1991, between Michael W. Julian, as lessor, and Wisconsin Frac Sand, Inc., as lessee (recorded in Vol. 228, Page 534)

Assignment of Lease dated August 25, 1998, to transfer leasehold interest of Michael W. Julian to Dean A. Holden and Mary L. Holden

First Amendment to Lease, dated January 1, 2009

b.	Lease Agreement, commencing on June 7, 2001, between David and Rayna Kaasa as Lessor and Wisconsin Industrial Sand Company, LLC as Lessee

First Amendment to Lease Agreement dated November 23, 2010

Schedule 4.13 - 26

c.	Lease Agreement dated May 22, 1991, between William E. Steele and Jo Ann J. Steele, as lessors, and Wisconsin Frac Sand, Inc., as lessee

d.	Lease Agreement dated June 6, 1991, between Steven Groh, as lessor, and Wisconsin Frac Sand, Inc., as lessee

Assignment of Lease dated August 4, 1994, to transfer leasehold interest of Steven Groh to Dean A. Holden and Mary L. Holden

Amendment to Lease, dated July 31, 1996

Amendment to Lease, dated July 31, 1996

Third Amendment to Lease, dated January 1, 2009

e.	Lease Agreement dated April 24, 1991, between Dean A. Holden and Mary L. Holden, as lessors, and Wisconsin Frac Sand, Inc., as lessee

Addendum to Lease, dated May 14, 1991

Amendment to Lease, dated July 31, 1996

Amendment to Lease, dated July 31, 1996

Third Amendment to Lease, dated January 1, 2009

f.	Sublease Agreement, dated May 21, 2007, between FG Minerals LLC and Wisconsin Industrial Sand, LLC

g.	Sublease Agreement, dated May 21, 2007, between FG Minerals LLC and Wisconsin Industrial Sand, LLC

h.	Sublease Agreement, dated May 21, 2007, between FG Minerals LLC and Wisconsin Industrial Sand, LLC

i.	Sublease Agreement, dated May 21, 2007, between FG Minerals LLC and Wisconsin Industrial Sand, LLC

j.	Lease Agreement, dated May 7, 2008, Jeffery L. Von Holtum and Kelly Von Holtum, and Wisconsin Industrial Sand Company, LLC

k.	Lease Agreement, dated June 9, 2009, between Edmund and Dawn Daleiden, as lessors, and Wisconsin Industrial Sand Company, LLC, as lessee

Schedule 4.13 - 27

l.	Lease of Land for Construction/Rehabilitation of Track dated April 1, 2008, between BNSF Railway Company and Wisconsin Industrial Sand Company

m.	Industry Track Agreement dated April 1, 1998, between BNSF Railway Company and Wisconsin Industrial Sand Company

n.	Agreement and Consent to Joint Use of Track dated July 1, 2008, between Union Pacific Railroad Company, Cardinal, FG Company and Wisconsin Industrial Sand

o.	Mineral Lease and Rights Agreement dated October 3, 2011, between MOAP, LLC and Troll King, LLC as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee for approximately 817.8 acres in Diamond Bluff, Pierce County, Wisconsin

p.	Lease Agreement dated December 14, 2011 between William F. Holst, III, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee for premises located in Town of Trenton, Pierce County, Wisconsin (adjacent to railroad tracks)

First Amendment to Lease Agreement dated January 31, 2012

q.	Mineral Lease and Rights Agreement dated April 10, 2012, between William McCusker, as owner and Wisconsin Industrial Sand Company, L.L.C. for approximately 78.9 acres in Diamond Bluff, Pierce County Wisconsin

r.	Mineral Lease and Rights Agreement dated April 16, 2012, between William F. Holst III and Wisconsin Industrial Sand Company, L.L.C. for approximately 845.836 acres in Diamond Bluff, Pierce County, Wisconsin

s.	Mineral Lease and Rights Agreement dated April 16, 2012 between W T W Properties and Wisconsin Industrial Sand Company, L.L.C. for approximately 154.17 acres located in Diamond Bluff, Pierce County, Wisconsin

t.	Mineral Lease and Rights Agreement dated April 16, 2012 between Helen V. Holst and Wisconsin Industrial Sand Company, L.L.C. for approximately 5.89 acres located in Diamond Bluff, Pierce County, Wisconsin

u.	Mineral Lease and Rights Agreement dated April 16, 2012 between William F. Holst, IV and Wisconsin Industrial Sand Company, L.L.C. for approximately 11.037 acres located in Diamond Bluff, Pierce County, Wisconsin

Schedule 4.13 - 28

v.	Mineral Lease and Rights Agreement dated April 16, 2012 between Big Acres, Inc. and Wisconsin Industrial Sand Company, L.L.C. for approximately 273 acres located in Oak Grove, Pierce County, Wisconsin

w.	Mineral Lease and Rights Agreement dated April 16, 2012 between Nancy J. Beeler and Wisconsin Industrial Sand Company, L.L.C. for approximately 86 acres located in Oak Grove, Pierce County, Wisconsin

x.	Mineral Lease and Rights Agreement dated September 18, 2012 between Cynthia J. Hanson, her heirs and assigns and Wisconsin Industrial Sand Company, L.L.C. approximately 80 acres located in Pierce County, Wisconsin

y.	Mineral Lease and Rights Agreement dated November 19, 2012 between Gordon and Kathleen Thayer and John J. and Lisa M. Thayer and Wisconsin Industrial Sand Company, L.L.C. for approximately 80 acres located Hartland Township, Pierce County, Wisconsin

G. Construction Aggregates Corporation of Michigan, Inc.

1. Michigan

a.	Oral Agreement between Leroy and Jackie Frye as lessees and CACM as lessor for lot and house located at 11662 North Cedar Drive, Robinson Township, Ottawa County, Michigan (confirmed by letter dated May 30, 2000 from CACM to Leroy Frye)

H. Wexford Sand Co.

1. Michigan

a.	Property Lease Agreement dated February 5, 2007 between Roy J. Hughes and Bonnie Jean Hughes (“Lessors”) and Wexford Sand Co. (“Lessees”) for property located at 8770 West 28 Mile Road, Wexford County, Michigan, 49638

I. Fairmount Minerals, Ltd.

Land Leases

1. Michigan

a.	Lease agreement, dated January 15, 2007 (as amended to date), between Tower Crossing Associates, LLC and Fairmount Minerals, Ltd. for the right to lease premises at 400 Riverview Drive, Suite 302, Benton Harbor, Michigan

Schedule 4.13 - 29

2. Wisconsin

a.	Property Lease Agreement, dated April 21, 2008, between Wisconsin Central Ltd. and Fairmont Minerals [sic] for approximately 2 acres of land on West Railroad Avenue in Wheeler, Wisconsin

3. Louisiana

a.	Lease of Property dated December 3, 2010 between Union Pacific Railroad Company and Fairmount Minerals [sic] for land located at Hollywood Junction, Louisiana for a one year term commencing on December 3, 2010 which will be automatically extended from year to year

4. North Dakota

a.	Indefinite Term Lease for Land dated September 20, 2010 between BNSF Railway Company and Fairmount Minerals, Ltd. for transloading industrial sand and construction, installation, operation, maintenance, repair, replacement and removal of lessee’s improvements in Blaisdell, North Dakota for an indefinite term commencing on September 20, 2010 unless terminated by either party by providing thirty (30) days advance written notice

Track Leases

5. Wisconsin

a.	Track Lease for Loading and Unloading of Cars (No. WC 2858), dated April 21, 2008, between Wisconsin Central Ltd. and Fairmount Minerals in Wheeler, Wisconsin

6. Texas

a.	Lease for Land and Track (Existing Track Only - No Construction of Track or Improvements) dated January 19, 2011 between BNSF Railway Company and Fairmount Minerals for the transloading of railcars in Pampa, Texas for an indefinite term commencing on January 19, 2011 unless terminated by either party by providing thirty (30) days advance written notice

7. South Dakota

a.	Lease of Land Including New Track Construction dated September 20, 2010 between BNSF Railway Company and Fairmount Minerals, Ltd. for the removal of railroad tracks and construction of new railroad tracks in Blaisdell, North Dakota for an indefinite term commencing on September 20, 2010 unless terminated by either party by providing thirty (30) days advance written notice

Schedule 4.13 - 30

Building Leases

8. Ohio

a.	Lease dated June 14, 2012, between ICI-OH, LLC (Landlord) and Fairmount Minerals, Ltd., approximately 6,000 sq. ft. of office space known as Suite A located at 8834 Mayfield Road, Chesterland, Ohio

9. Illinois

a.	Commercial Lease Agreement, dated February 2, 2009, between Halterman-Reynolds, LLC (Landlord) and Fairmount Minerals, Ltd. (Tenant) for premises located at 4115 Progress Dr., Ottawa, Illinois

J. Mineral Visions, Inc.

1. 300 East Fremont, Ottawa IL 61350

a.	Commercial Lease with Option to Purchase, dated June 8, 2007 between Property Plus One, LLC and Mineral Visions, Inc. for the premises in Ottawa, Illinois

First Amendment to Lease dated October 1, 2007

Second Amendment to Lease dated June 10, 2010 increases the purchase price for the premises to $471,900

K. Wisconsin Specialty Sands, Inc.

1. Pierce County, Wisconsin

a.	Lease Agreement dated July 20, 2006, between Dennis Potts, as lessor, and Wisconsin Specialty Sands, Inc.

b.	Lease Agreement dated July 12, 2006, between Hugh Schilling Revocable Trust, as lessor (subsequently assigned to My Course, LLC), and Wisconsin Specialty Sands, Inc., as lessee

First Amendment to Lease, dated December 28, 2007, between My Course, LLC and Wisconsin Specialty Sands, Inc., to transfer the mineral rights of lessor to My Course, LLC

c.	Lease Agreement dated July 3, 2005, between Lloyd and Nellie Anderson, Richard Anderson and Gregory Anderson, as lessors, and Wisconsin Specialty Sands, Inc., as lessee

Schedule 4.13 - 31

Amendment to Lease Agreement, dated June 21, 2006

d.	Lease Agreement dated June 28, 2006, between Brown Seed Farms, Inc., as lessor (subsequently assigned to Charles M. Brown and Lynn S. Brown), and Wisconsin Specialty Sands, Inc., as lessee

First Amendment to Lease, dated February 8, 2008, between Charles M. Brown and Lynn S. Brown and Wisconsin Specialty Sands, Inc., to transfer the mineral rights of lessor to Charles M. Brown and Lynn S. Brown

e.	Mineral Rights granted to Wisconsin Specialty Sands, Inc. by Eldon L. Duncan through a Quit Claim Deed recorded September 27, 2007 as Document Number 497806

L. Fairmount Water Solutions, LLC

1. Ohio

a.	Commercial Lease Agreement dated December 21, 2009, between Kinetico Incorporated and Fairmount Water Solutions, LLC, for the lease of office and manufacturing space located at 10975 Kinsman Road, Newbury, Ohio 44065

Addendum to Commercial Lease Agreement dated July 1, 2011 adds an additional 7,000 square feet to the premises and grants renewal terms until June 30, 2016

M. Alpha Resins, LLC

1. Michigan

a.	17352 Ryan Road, Detroit, Michigan (parcels 7 and 8)

Sublease Agreement dated June 1, 2011 between Alpha Resins, Inc. successor in interest to Delta Resins & Refractories, Inc, as sublessor, and Alpha Resins, LLC, as sublessee for the premises at 17352 Ryan Rd., Detroit, Michigan; month-to-month tenancy until terminated by sublessee

Other Terminals

A. TechniSand, Inc.

1. Oklahoma

a.	Ada Terminal, 300 East Arlington, Ada, Oklahoma 74820. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

b.	Clinton Terminal -1101 Smith Industrial S.W., Clinton, Oklahoma 73601. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

Schedule 4.13 - 32

2. Quebec, Canada

a.	Mineral Mart, 102 McCarthy, St. Joseph De Sore, Quebec, Canada T63 1E9. No written lease for this terminal

3. Alberta, Canada

a.	Seven Persons Terminal, 44117 West of 4th, Alberta, Canada. No written lease for this terminal

4. Texas

a.	Terminal, 3215 W. Murphy, Odessa, Ector County, Texas. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

b.	Terminal, 208 W. Main, Alice, Texas. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

c.	Terminal, 502 Haywood, Jefferson, Texas. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

B. TechniSand, Inc.

1. Illinois

a.	Ottawa Terminal, 2162 North 3450th Road, Ottawa, Illinois. No written lease for this terminal

2. Georgia

a.	Atlanta Terminal, 1000 Chattahoche Ave. Atlanta, Georgia. No written lease for this terminal

3. Pennsylvania

Terminal, 3900 Nolt Road, Landisville, Pennsylvania. No written lease for this terminal

Schedule 4.13 - 33

SCHEDULE 4.16

TO CREDIT AND GUARANTY AGREEMENT

Material Contracts

1.	Supply Agreement, dated August 1, 2012, between Fairmount Minerals, Ltd. and Halliburton Energy Services, Inc.

2.	Supply Agreement, dated April 13, 2012, between Technisand, Inc., through its Santrol division, and Performance Technologies LLC.

3.	Supply Agreement, dated September 1, 2013 between Technisand, Inc., through its Santrol division, and Pioneer Natural Resources Pumping Services.

4.	Supply Agreement, dated [ ], 2013, among FTS International Services, LLC, Technisand, Inc., through its Santrol division and Fairmount Minerals, Ltd.

Schedule 4.16 - 1

SCHEDULE 5.17(b)

TO CREDIT AND GUARANTY AGREEMENT

Restatement Date Mortgaged Properties

•	Voca Plant

•	14282 Fred Dobbs Road, Mason, Mason County, Texas

•	14490 Voca Road, Mason, Mason County, Texas

•	133 Kettner William Road, Mason, Mason County, Texas

•	Voca, McCulloch & Mason Counties, Texas (Dobbs Property)

•	Katemcy, McCulloch & Mason Counties, Texas (Holley Property)

•	300 PR 685, McCulloch County, Texas

•	300 PR, McCulloch County, Texas

•	Katemcy Project

•	478 E. Ranch Rd 1222, Mason, Mason County, Texas

•	628 E. Ranch Rd 1222, Mason, Mason County, Texas

•	Mason, Mason County, Texas (Taff Property)

•	11283 U.S. Hwy 87 N, Camp Air, Mason County, Texas

•	12580 Ranch Rd 2618, Fredonia, Mason County, Texas

•	FM Hwy No. 1222, Mason, Mason County, Texas

•	Mason, Mason County, Texas (Tallent Property)

•	Arcadia Project

•	St. Hwy 95, Arcadia, Trempealeau County (Gandyra Property)

•	St. Hwy 95, Arcadia, Trempealeau County (Sobotta Property)

•	St. Hwy 95, Arcadia, Trempealeau County (Dunn Property)

•	St. Hwy 95, Arcadia, Trempealeau County (Sonsalla Property)

•	St. Hwy 95, Arcadia, Trempealeau County (Wagner Property)

Schedule 5.17(b) - 1

SCHEDULE 6.01

TO CREDIT AND GUARANTY AGREEMENT

Certain Indebtedness

1.	Maximum Amount Mortgage Contract, dated March 18, 2008 (renewable annually), between Santrol (Yixing) Proppant Co., Ltd. and Bank of China, Yixing Shushan Branch, in the maximum principal balance amount of RMB 2,500,000.

2.	Loan Agreement, dated as of September 1, 2007, between Town of Red Cedar, Wisconsin (the “Issuer”) and Wisconsin Industrial Sand Company, L.L.C. relating to the Issuer’s Variable Rate Demand Industrial Development Revenue Bonds (Fairmount Minerals, Ltd. Project), Series 2007, in the aggregate principal amount of $10,000,000.

3.	Stock Purchase Agreement, dated as of March 20, 2001, among Fairmount Minerals, Ltd., Jack Goldfarb and David Sensibar, pursuant to which there is a deferred purchase price to be paid in 20 annual installments, together with a contingent purchase amount to be paid in 20 annual installments based on the tonage of industrial sand mined and sold. The current outstanding amount of the deferred purchase price is $126,006.

4.	Acceptance Certificate and Financing Lease Schedule No. 053 to Master Lease Agreement No. 1184, dated as of November 29, 2011, by and between The Huntington National Bank, as lessor, and Best Sand Corporation, as lessee, for the lease of a 980K Wheel Loader in the original amount of $175,000.

5.	Acceptance Certificate and Financing Lease Schedule No. 065 to Master Lease Agreement No. 1184, dated as of March 27, 2013, by and between The Huntington National Bank, as lessor, and Best Sand Corporation, as lessee, for the lease of a New 2013 988HQ Loader in the original amount of $436,000.

6.	Acceptance Certificate and Financing Lease Schedule No. 050 to Master Lease Agreement No. 1184, dated as of April 25, 2011, by and between The Huntington National Bank, as lessor, and Wedron Silica Company, as lessee, for the lease of a Caterpillar D8T ARO Track Type Truck in the original amount of $380,950.

7.	Acceptance Certificate and Financing Lease Schedule No. 061 to Master Lease Agreement No. 1184, dated as of August 9, 2012, by and between The Huntington National Bank, as lessor, and Wedron Silica Company, as lessee, for the lease of a Titan rail car mover, block heater and radio controls in the original amount of $376,458.

8.	Acceptance Certificate and Financing Lease Schedule No. 060 to Master Lease Agreement No. 1184, dated as of July 17, 2012, by and between The Huntington National Bank, as lessor, and Wedron Silica Company, as lessee, for the lease of a D9T Tractor in the original amount of $669,000.

Schedule 6.01 - 1

9.	Acceptance Certificate and Financing Lease Schedule No. 043 to Master Lease Agreement No. 1184, dated as of November 12, 2010, by and between The Huntington National Bank, as lessor, and Technisand, Inc., as lessee, for the lease of a CAT Dozer in the original amount of $355,000.

10.	Acceptance Certificate and Financing Lease Schedule No. 46 to Master Lease Agreement No. 1184, dated as of February 18, 2011, by and between The Huntington National Bank, as lessor, and Technisand, Inc., as lessee, for the lease of a Hercules Track Mobile in the original amount of $257,617.

11.	Acceptance Certificate and Financing Lease Schedule No. 063 to Master Lease Agreement No. 1184, dated as of January 10, 2013, by and between The Huntington National Bank, as lessor, and Technisand, Inc., as lessee, for the lease of a SWX525 Rail Car Mover in the original amount of $350,225.

12.	Acceptance Certificate and Financing Lease Schedule No. 069 to Master Lease Agreement No. 1184, dated as of July 22, 2013, by and between The Huntington National Bank, as lessor, and Technisand, Inc., as lessee, for the lease of a Shuttlewagon SWX525 in the original amount of $350,448.

13.	Acceptance Certificate and Financing Lease Schedule No. 051 to Master Lease Agreement No. 1184, dated as of June 9, 2011, by and between The Huntington National Bank, as lessor, and Technisand, Inc., as lessee, for the lease of a Hercules Serial No. LGN989290411 in the original amount of $305,389.54.

14.	Acceptance Certificate and Financing Lease Schedule No. 056 to Master Lease Agreement No. 1184, dated as of May 31, 2012, by and between The Huntington National Bank, as lessor, and Fairmount Minerals, Ltd., as lessee, for the lease of a Titan Rail Car Mover in the original amount of $386,820.21.

15.	Acceptance Certificate and Financing Lease Schedule No. 052 to Master Lease Agreement No. 1184, dated as of September 28, 2011, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee, for the lease of a Oldenberg 2011 Model DPI-1-HD Jumbo Drill and Spare CH38 120075LH 2 Drifter in the original amount of $409,112.87.

16.	Acceptance Certificate and Financing Lease Schedule No. 058 to Master Lease Agreement No. 1184, dated as of May 31, 2012, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee, for the lease of a Caterpillar 980K Wheel Loader in the original amount of $400,044.

17.	Acceptance Certificate and Financing Lease Schedule No. 059 to Master Lease Agreement No. 1184, dated as of May 31, 2012, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee, for the lease of a Caterpillar 980K Wheel Loader in the original amount of $400,044.

18.	Acceptance Certificate and Financing Lease Schedule No. 066 to Master Lease Agreement No. 1184, dated as of March 27, 2013, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee, for the lease of a New Gradall Mine Scaler in the original amount of $688,000.

Schedule 6.01 - 2

19.	Acceptance Certificate and Financing Lease Schedule No. 064 to Master Lease Agreement No. 1184, dated as of February 28, 2013, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee, for the lease of a New Caterpillar 980K Wheel Loader in the original amount of $360,234.

20.	Acceptance Certificate and Financing Lease Schedule No. 068 to Master Lease Agreement No. 1184, dated as of May 10, 2013, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee, for the lease of a Komatsu Wheel Loader WA500-7 in the original amount of $350,250.

21.	Acceptance Certificate and Financing Lease Schedule No. 042 to Master Lease Agreement No. 1184, dated as of October 15, 2010, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee, for the lease of a 2010 Canon DPI-1-HD Single Boom Diesel/Hyd. Jumbo Drillw//CAT Engine CH38 Hammer in the original amount of $374,840.27.

22.	Acceptance Certificate and Financing Lease Schedule No. 057 to Master Lease Agreement No. 1184, dated as of may 31, 2010, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee, for the lease of a Gradall XL5320 Wheel Mounted Hydraulic Excavator in the original amount of $548,495.

23.	Acceptance Certificate and Financing Lease Schedule No. 055 to Master Lease Agreement No. 1184, dated as of May 31, 2012, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee, for the lease of a Caterpillar 980K Wheel Loader in the original amount of $430,474.

24.	Acceptance Certificate and Financing Lease Schedule No. 062 to Master Lease Agreement No. 1184, dated as of September 21, 2012, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee, for the lease of a UV-6 Anfo Truck in the original amount of $400,000.

25.	Acceptance Certificate and Financing Lease Schedule No. 067 to Master Lease Agreement No. 1184, dated as of April 29, 2013, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee, for the lease of a Resin Roofbolter in the original amount of $505,113.31.

26.	Acceptance Certificate and Financing Lease Schedule No. 070 to Master Lease Agreement No. 1184, dated as of July 30, 2013, by and between The Huntington National Bank, as lessor, and Technisand, Inc., as lessee, for the lease of a Shuttlewagon SWX525 in the original amount of $348,898.

Schedule 6.01 - 3

27.	Letter Agreement to Master Lease Agreement No. 1184, dated as of November 22, 2011 by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand Company, L.L.C., as lessee, for the rental of a Railserve Leaf Locomotive in the original amount of $800,000.

Schedule 6.01 - 4

SCHEDULE 6.02

TO CREDIT AND GUARANTY AGREEMENT

Certain Liens

Debtor	Secured Party	Collateral	State	Jurisdiction	Original File Date and Number

Best Sand Corporation	The Huntington National Bank	Purchase Money Security interest in 2007 John Deere Loader	OH	Secretary of State	2/24/2010 #OH00140445425

Best Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in the used Caterpillar D9T Tractor	OH	Secretary of State	2/24/2010 #OH00140444857

Best Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in the one new Caterpillar Tractor	OH	Secretary of State	3/31/2010 #OH00141141684

Best Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in the one 2010 Deere 850J crawler dozer	OH	Secretary of State	3/31/2010 #OH00141141240

Best Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in the new Caterpillar 980H Wheel Loader	OH	Secretary of State	4/8/2010 #OH00141331819

Best Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in the Wiese-Trackmobile	OH	Secretary of State	5/12/2010 #OH00142139448

Best Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Hercules	OH	Secretary of State	5/13/2010 #OH00142183431

Schedule 6.02 - 1

Best Sand Corporation; Additional Debtor: Wisconsin Industrial Sand Company, L.L.C.; Fairmount Minerals Ltd.; FML Holdings, Inc.; Wedron Silica Company; Technisand, Inc.; Best Sand of Pennsylvania, Inc.; Cheyenne Sand Corporation; Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.	The Huntington National Bank	Caterpillar 980H Wheel Loader	OH	Secretary of State	12/28/2010 OH00147122185

Best Sand Corporation; Additional Debtor: Best Sand of Pennsylvania, Inc.	The Huntington National Bank	CAT 980H Wheel Loader	OH	Secretary of State	2/24/2011 #OH00148370474

Best Sand Corporation; Additional Debtor: Best Sand of Pennsylvania, Inc.	The Huntington National Bank	Hercules Track Mobile	OH	Secretary of State	2/24/2011 #OH00148370363

Best Sand Corporation; Additional Debtor: Best Sand of Pennsylvania, Inc.	The Huntington National Bank	CAT 980H Wheel Loader	OH	Secretary of State	2/24/2011 #OH0018370585

Best Sand Corporation; Additional Debtor: Best Sand of Pennsylvania, Inc.	The Huntington National Bank	CAT 980H Wheel Loader	OH	Secretary of State	3/16/2011 #OH00148753971

Best Sand Corporation; Additional Debtor: Best Sand of Pennsylvania, Inc.	The Huntington National Bank	Caterpillar D8T ARO Track Type Tractor	OH	Secretary of State	4/27/2011 #OH00149741513

Best Sand Corporation; Additional Debtor: Best Sand of Pennsylvania, Inc.	The Huntington National Bank	Purchase Money Security Interest in Hercules S/N LGN989290411	OH	Secretary of State	6/7/2011 #OH00150742871

Best Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in Titan Trackmobile	OH	Secretary of State	1/24/2011 #OH00147749688

Schedule 6.02 - 2

Best Sand Corporation	The Huntington National Bank	Caterpillar 980K Wheel Loader	OH	Secretary of State	12/5/2011 #OH00154594193

Best Sand Corporation	The Huntington National Bank	Caterpillar 988HQ Loader	OH	Secretary of State	3/28/2013 OH00165842062

Best Sand of Pennsylvania, Inc.	The Huntington National Bank	Purchase Money Security Interest in the 2007 John Deere 844J Loader	OH	Secretary of State	2/24/2010 #OH00140445869

Best Sand of Pennsylvania, Inc.	The Huntington National Bank	Purchase Money Security Interest in the used Caterpillar D9T Track Tractor	OH	Secretary of State	2/24/2010 #OH00140445192

Best Sand of Pennsylvania, Inc.	The Huntington National Bank	Purchase Money Security Interest in the one 2010 Deere 850J crawler dozer stock	OH	Secretary of State	3/31/2010 #OH00141141462

Best Sand of Pennsylvania, Inc.	The Huntington National Bank	Purchase Money Security Interest in the one new Caterpillar tractor	OH	Secretary of State	3/31/2010 #OH00141141795

Best Sand of Pennsylvania, Inc.	The Huntington National Bank	Purchase Money Security Interest in the new Caterpillar 980H Wheel Loader	OH	Secretary of State	4/8/2010 #OH00141331920

Best Sand of Pennsylvania, Inc.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile	OH	Secretary of State	5/12/2010 #OH00142139559

Best Sand of Pennsylvania, Inc.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Hercules	OH	Secretary of State	5/13/2010 #OH00142183542

Cheyenne Sand Corp.	The Huntington National Bank	Purchase Money Security Interest in the used Caterpillar D9T Track Tractor	MI	Department of State	3/2/2010 #2010028623-5

Cheyenne Sand Corp.	The Huntington National Bank	Purchase Money Security Interest in the 2007 Deere 844J Loader	MI	Department of State	3/2/2010 #2010028643-7

Schedule 6.02 - 3

Cheyenne Sand Corp.	The Huntington National Bank	Purchase Money Security Interest in one 2010 Deere 820J crawler dozer stock	MI	Department of State	3/31/2010 #2010043751-5

Cheyenne Sand Corp.	The Huntington National Bank	Purchase Money Security Interest in one new Caterpillar Tractor	MI	Department of State	3/31/2010 #2010043759-1

Cheyenne Sand Corp.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Tita	MI	Department of State	5/12/2010 #2010064875-2

Cheyenne Sand Corp.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Hercules	MI	Department of State	5/13/2010 #2010065687-4

Cheyenne Sand Corp. Additional Debtors: Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.	The Huntington National Bank	Purchase Money Security Interest in the Tital Trackmobile	MI	Department of State	1/24/2011 #2011010455-0

Cheyenne Sand Corp. Additional Debtors: Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.	The Huntington National Bank	Caterpillar D8T ARO Track Type Tractor	MI	Department of State	4/27/2011 #2011060750-6

Cheyenne Sand Corp. Additional Debtors: Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.	The Huntington National Bank	Hercules Track Mobile	MI	Department of State	2/24/2011 #2011026523-3

Schedule 6.02 - 4

Cheyenne Sand Corp. Additional Debtors: Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.	The Huntington National Bank	CAT 980H Wheel Loader	MI	Department of State	2/24/2011 #2011026526-9

Cheyenne Sand Corp. Additional Debtors: Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.	The Huntington National Bank	CAT 980H Wheel Loader DCA-1	MI	Department of State	2/24/2011 #2011026527-1

Cheyenne Sand Corp. Additional Debtors: Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.	The Huntington National Bank	CAT 980H Wheel Loader DCA-3	MI	Department of State	3/16/2011 #2011036569-1

Cheyenne Sand Corp. Additional Debtors: Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.	The Huntington National Bank	Purchase Money Security Interest in Hercules S/N LGN989290411	MI	Department of State	6/7/2011 #2011081578-5

Construction Aggregates Corporation of Michigan, Inc.	The Huntington National Bank	Purchase Money Security Interest in the used Caterpillar D9T tractor	MI	Department of State	3/2/2010 #2010028626-1

Construction Aggregates Corporation of Michigan, Inc.	The Huntington National Bank	Purchase Money Security Interest in the 2007 John Deere 844J Loader	MI	Department of State	3/2/2010 #2010028646-3

Construction Aggregates Corporation of Michigan, Inc.	The Huntington National Bank	Purchase Money Security Interest in one 2010 Deere 850J crawler dozer stock	MI	Department of State	3/31/2010 #2010043752-7

Schedule 6.02 - 5

Construction Aggregates Corporation of Michigan, Inc.	The Huntington National Bank	Purchase Money Security Interest in one new Caterpillar Tractor	MI	Department of State	3/31/2010 #2010043760-4

Construction Aggregates Corporation of Michigan, Inc.	The Huntington National Bank	Purchase Money Security Interest in the new Caterpillar 980H Wheel Loader	MI	Department of State	4/8/2010 #2010047554-1

Construction Aggregates Corporation of Michigan, Inc.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Tita	MI	Department of State	5/12/2010 #2010064881-5

Construction Aggregates Corporation of Michigan, Inc.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile	MI	Department of State	5/13/2010 #2010065688-6

Fairmount Minerals, Ltd.	The Huntington National Bank	Purchase Money Security Interest in the new Volvo Loader	DE	Secretary of State	9/29/2008 #2008 3284922

Fairmount Minerals, Ltd.	The Huntington National Bank	Purchase Money Security Interest in the Oldenburg-ANFO Truck	DE	Secretary of State	11/10/2008 #2008 3752589

Fairmount Minerals, Ltd.	The Huntington National Bank	Purchase Money Security Interest in the used Caterpillar Tractor	DE	Secretary of State	2/24/2010 #2010 0625370

Fairmount Minerals, Ltd.	The Huntington National Bank	Purchase Money Security Interest in the 2007 John Deere 844J Loader	DE	Secretary of State	2/24/2010 #2010 0626295

Fairmount Minerals, Ltd.	The Huntington National Bank	Purchase Money Security Interest in one 2010 Deere 850J crawler dozer stock	DE	Secretary of State	3/31/2010 #2010 1106321

Fairmount Minerals, Ltd.	The Huntington National Bank	Purchase Money Security Interest in one new Caterpillar Tractor	DE	Secretary of State	3/31/2010 #2010 1106776

Fairmount Minerals, Ltd.	The Huntington National Bank	Purchase Money Security Interest in the new Caterpillar 980H Wheel Loader	DE	Secretary of State	4/8/2010 #2010 1213044

Fairmount Minerals, Ltd.	The Huntington National Bank	Purchase Money Security Interest in the Wiese-Trackmoble Tita	DE	Secretary of State	5/12/2010 #2010 1657893

Schedule 6.02 - 6

Fairmount Minerals, Ltd.	The Huntington National Bank	Purchase Money Security Interest in the Wise Trackmobile Hercules	DE	Secretary of State	5/13/2010 #2010 1685548

Fairmount Minerals Ltd.	Ikon Financial Services	Leased equipment	OH	Secretary of State	12/15/2010 OH00146858133

Fairmount Minerals Ltd.	Ikon Financial Services	Leased equipment	OH	Secretary of State	5/30/2011 OH00150532735

Fairmount Minerals, Ltd.	The Huntington National Bank Equipment Finance Division	Titan Rail Car Mover	DE	Secretary of State	6/1/2012 #2012 2108738

Fairmount Minerals, Ltd.	The Huntington National Bank	Trackmobile Titan, block heater, radio controls	DE	Secretary of State	8/10/2012 #2012 3105485

Fairmount Minerals, Ltd.	The Huntington National Bank	Caterpillar D9T Tractor	DE	Secretary of State	9/24/2012 #2012 3936814

Fairmount Minerals, Ltd.	GreatAmerica Leasing Corporation	Mitel 3300 phone systems	DE	Secretary of State	10/8/2012 #2012 4049989

Fairmount Minerals, Ltd.

Additional Debtors: Technisand, Inc.; Wisconsin Industrial Sand Company, L.L.C.; FML Holdings, Inc.; Wedron Silica Company; Best Sand Corporation; Best Sand of Pennsylvania, Inc.; Cheyenne Sand Corporation; Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.

	The Huntington National Bank	Purchase Money Security Interest in the Trackmobile Hercules	DE	Secretary of State	6/7/2010 #2010 1978067

Schedule 6.02 - 7

Fairmount Minerals, Ltd.

Additional Debtors: Technisand, Inc.; Wisconsin Industrial Sand Company, L.L.C.; FML Holdings, Inc.; Wedron Silica Company; Best Sand Corporation; Best Sand of Pennsylvania, Inc.; Cheyenne Sand Corporation; Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.

The Huntington National Bank	Purchase Money Security Interest in the Trackmobile Hercules	DE	Secretary of State	6/7/2010 #2010 1978091

Fairmount Minerals, Ltd.

Additional Debtors: Technisand, Inc.; Wisconsin Industrial Sand Company, L.L.C.; FML Holdings, Inc.; Wedron Silica Company; Best Sand Corporation; Best Sand of Pennsylvania, Inc.; Cheyenne Sand Corporation; Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.

The Huntington National Bank	Purchase Money Security Interest in Komatsu HM300-2 Articulated Truck	DE	Secretary of State	7/6/2010 #2010 2340465

Schedule 6.02 - 8

Fairmount Minerals, Ltd.

Additional Debtors: Technisand, Inc.; Wisconsin Industrial Sand Company, L.L.C.; FML Holdings, Inc.; Wedron Silica Company; Best Sand Corporation; Best Sand of Pennsylvania, Inc.; Cheyenne Sand Corporation; Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.

	The Huntington National Bank	Purchase Money Security Interest in Komatsu HM300-2 Articulated Truck	DE	Secretary of State	7/6/2010 #2010 2340523

Specialty Sands, Inc.	The Huntington National Bank	Purchase Money Security Interest in the used Caterpillar Tractor	MI	Department of State	3/2/2010 #2010028617-2

Specialty Sands, Inc.	The Huntington National Bank	Purchase Money Security Interest in the 2007 John Deere 844J Loader	MI	Department of State	3/2/2010 #2010028639-8

Specialty Sands, Inc.	The Huntington National Bank	Purchase Money Security Interest in one 2010 850J crawler dozer stock	MI	Department of State	3/31/2010 #2010043747-6

Specialty Sands, Inc.	The Huntington National Bank	Purchase Money Security Interest in one new Caterpillar Tractor	MI	Department of State	3/31/2010 #2010043757-7

Specialty Sands, Inc.	The Huntington National Bank	Purchase Money Security Interest in the new Caterpillar 980H Wheel Loader	MI	Department of State	4/8/2010 #2010047550-3

Specialty Sands, Inc.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trac	MI	Department of State	5/12/2010 #2010064883-9

Specialty Sands, Inc.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Hercules	MI	Department of State	5/13/2010 #2010065689-8

Schedule 6.02 - 9

Standard Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in the used Caterpillar tractor	MI	Department of State	3/2/2010 #2010028621-1

Standard Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in the 2007 John Deere 844J Loader	MI	Department of State	3/2/2010 #2010028641-3

Standard Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in one 2010 Deere 850J crawler dozer stock	MI	Department of State	3/31/2010 #2010043750-3

Standard Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in one new Caterpillar tractor	MI	Department of State	3/31/2010 #2010043758-9

Standard Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in the new Caterpillar 980H Wheel Loader	MI	Department of State	4/8/2010 #2010047551-5

Standard Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in the new Caterpillar 980H Wheel Loader	MI	Department of State	4/8/2010 #2010047552-7

Standard Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Tita	MI	Department of State	5/12/2010 #2010064887-7

Standard Sand Corporation	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Hercules	MI	Department of State	5/13/2010 #2010065690-1

TechniSand, Inc.	The Huntington National Bank	Purchase Money Security Interest in the used Caterpillar Tractor	DE	Secretary of State	2/24/2010 #2010 0625248

TechniSand, Inc.	The Huntington National Bank	Purchase Money Security Interest in the 2007 John Deere 844J Loader	DE	Secretary of State	2/24/2010 #2010 0626246

TechniSand, Inc.	The Huntington National Bank	Purchase Money Security Interest in the one 2010 Deere crawler dozer stock	DE	Secretary of State	3/31/2010 #2010 1106388

TechniSand, Inc.	The Huntington National Bank	Purchase Money Security Interest in the one new caterpillar tractor	DE	Secretary of State	3/31/2010 #2010 1107063

Schedule 6.02 - 10

TechniSand, Inc.	The Huntington National Bank	Purchase Money Security Interest in the new caterpillar 980H wheel loader	DE	Secretary of State	4/8/2010 #2010 1213101

TechniSand, Inc.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Tita	DE	Secretary of State	5/12/2010 #2010 1658123

TechniSand, Inc.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Hercules	DE	Secretary of State	5/13/2010 #2010 1685431

TechniSand, Inc.	The Huntington National Bank	Shuttlewagon SWX525 Rail Car Mover	DE	Secretary of State	1/10/2013 #2013 0150269

TechniSand, Inc.	The Huntington National Bank	Shuttlewagon SWX525	DE	Secretary of State	7/23/2013 2013 2841907

TechniSand, Inc.	The Huntington National Bank	Shuttlewagon SWX525	DE	Secretary of State	7/30/2013 2013 2958446

TechniSand, Inc.

Additional Debtors: Fairmount Minerals Ltd.; Wisconsin Industrial Sand Company, L.L.C.; FML Holdings, Inc.; Wedron Silica Company; Best Sand Corporation; Best Sand of Pennsylvania, Inc.; Cheyenne Sand Corporation; Construction Aggregates Corporation of Michigan, Inc.; Specialty Sands, Inc.; Standard Sand Corporation; Wexford Sand Co.

	The Huntington National Bank	Purchase Money Security Interest in CAT Dozer	DE	Secretary of State	11/22/2010 #2010 4098699

Schedule 6.02 - 11

TechniSand, Inc. Additional Debtors: Fairmount Minerals Ltd.; Wisconsin Industrial Sand Company, L.L.C.; FML Holdings, Inc.; Wedron Silica Company	The Huntington National Bank	Purchase Money Security Interest in Hercules S/N LGN989290411	DE	Secretary of State	2/24/2011 #2011 0680119

TechniSand, Inc. Additional Debtors: Fairmount Minerals Ltd.; Wisconsin Industrial Sand Company, L.L.C.; FML Holdings, Inc.; Wedron Silica Company	The Huntington National Bank	CAT 980H Wheel Loader	DE	Secretary of State	2/24/2011 #2011 0680135

TechniSand, Inc. Additional Debtors: Fairmount Minerals Ltd.; Wisconsin Industrial Sand Company, L.L.C.; FML Holdings, Inc.; Wedron Silica Company	The Huntington National Bank	CAT 980H Wheel Loader DCA-1	DE	Secretary of State	2/24/2011 #2011 0680143

TechniSand, Inc. Additional Debtors: Fairmount Minerals Ltd.; Wisconsin Industrial Sand Company, L.L.C.; FML Holdings, Inc.; Wedron Silica Company	The Huntington National Bank	Purchase Money Security Interest in ID # 4456JHercules S/N LGN989290411	DE	Secretary of State	6/7/2011 #2011 2169384

Wedron Silica Company	The Huntington National Bank	Trackmobile Titan, block heater, radio controls	OH	Secretary of State	8/21/2012 #OH00160685396

Wedron Silica Company	The Huntington National Bank	Caterpillar D9T Tractor	OH	Secretary of State	9/24/2012 #OH00161486395

Schedule 6.02 - 12

Wexford Sand Co.	The Huntington National Bank	Purchase Money Security Interest in the used Caterpillar tractor	MI	Department of State	3/2/2010 #2010028614-6

Wexford Sand Co.	The Huntington National Bank	Purchase Money Security Interest in the 2007 John Deere 844J Loader	MI	Department of State	3/2/2010 #2010028630-0

Wexford Sand Co.	The Huntington National Bank	Purchase Money Security Interest in the one 2010 850J crawler dozer stock	MI	Department of State	3/31/2010 #2010043746-4

Wexford Sand Co.	The Huntington National Bank	Purchase Money Security Interest in the one new Caterpillar tractor	MI	Department of State	3/31/2010 #2010043756-5

Wexford Sand Co.	The Huntington National Bank	Purchase Money Security Interest in the new Caterpillar 980H Wheel Loader	MI	Department of State	4/8/2010 #2010047537-5

Wexford Sand Co.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Tita	MI	Department of State	5/12/2010 #2010064998-2

Wexford Sand Co.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Hercules	MI	Department of State	5/13/2010 #2010065691-3

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Purchase Money Security Interest in the Industrial Scale Model	DE	Secretary of State	9/12/2008 #2008 3101324

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Purchase Money Security Interest in the Volvo Front Loader	DE	Secretary of State	2/17/2009 #2009 0505518

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Purchase Money Security Interest in the Caterpillar Wheel Loader	DE	Secretary of State	2/20/2009 #2009 0560430

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Purchase Money Security Interest in the Anfo Loader	DE	Secretary of State	5/12/2009 #2009 1499521

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Purchase Money Security Interest in one Komatsu Excavator	DE	Secretary of State	6/12/2009 #2009 1878724

Schedule 6.02 - 13

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Purchase Money Security Interest in the used Caterpillar tractor	DE	Secretary of State	2/24/2010 #2010 0625487

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Purchase Money Security Interest in the 2007 John Deere Loader	DE	Secretary of State	2/24/2010 #2010 0626337

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Purchase Money Security Interest in one 2010 John Deere crawler dozer stock	DE	Secretary of State	3/31/2010 #2010 1106198

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Purchase Money Security Interest in one new Caterpillar tractor	DE	Secretary of State	3/31/2010 #2010 1106818

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Purchase Money Security Interest in one new Caterpillar wheel loader	DE	Secretary of State	4/8/2010 #2010 1212624

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Tita	DE	Secretary of State	5/12/2010 #2010 1657950

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Purchase Money Security Interest in the Wiese Trackmobile Hercules	DE	Secretary of State	5/13/2010 #2010 1685597

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Oldenburg 2011 Model DPI-1-HD Jumbo Drill and Spare CH38 2 Drifter	DE	Secretary of State	9/26/2011 #2011 3684944

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Railserve Leaf Locomotive	DE	Secretary of State	12/12/2011 #2011 4752492

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	6/1/2012 #2012 2108548

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank Equipment Finance Division	Gradall XL5320 Wheel Mounted Hydraulic Excavator	DE	Secretary of State	6/1/2012 #2012 2108951

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank Equipment Finance Division	Caterpillar 980K Wheel Loader	DE	Secretary of State	6/1/2012 #2012 2109058

Schedule 6.02 - 14

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	6/1/2012 #2012 2109199

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Oldenburg UV-6 Anfo Truck	DE	Secretary of State	9/21/2012 #2012 3650092

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	2/28/2013 #2013 0785726

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	DPI HD Jumbo Drill	DE	Secretary of State	2/28/2013 #2013 0785916

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Roland Machinery Co. Gradall Mine Scaler Model No. XL7320	DE	Secretary of State	3/28/2013 #2013 1197673

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Komatsu Wheel Loader WA500-7	DE	Secretary of State	5/16/2013 #2013 1870543

Wisconsin Industrial Sand Company, L.L.C. Additional Debtors: Fairmount Minerals, Ltd.; Technisand, Inc., FML Holdings, Inc., Wedron Silica Company	The Huntington National Bank	Caterpillar 980H Wheel Loader DCA-3	DE	Secretary of State	3/16/2011 2011 0972805

Wedron Silica Company Additional Debtor: Wisconsin Industrial Sand Company, L.L.C.; Fairmount Minerals, Ltd.; FML Holdings, Inc.; Technisand, Inc.	The Huntington National Bank	Purchase Money Security Interest in Titan Trackmobile	DE	Secretary of State	1/24/2011 #2011 0256993

Schedule 6.02 - 15

Wedron Silica Company Additional Debtor: Wisconsin Industrial Sand Company, L.L.C.; Fairmount Minerals, Ltd.; FML Holdings, Inc.; Technisand, Inc.	The Huntington National Bank	Caterpillar D8T AROTrack Type Tractor	DE	Secretary of State	4/27/2011 #2011 1576258

Wisconsin Industrial Sand Company, L.L.C	Oldenburg Group Incorporated	UV 11 Anfo Utility Vechicle	WI	Secretary of State	090005322719 04/29/09

Wisconsin Industrial Sand Company, L.L.C	Aring Equipment Company Inc.	One (1) Rosco Broom RB48, proceeds	WI	Secretary of State	090014076422 12/02/09

Wisconsin Industrial Sand Company, L.L.C	Aring Equipment Company Inc.	Two (2) Volvo L220F, proceeds	WI	Secretary of State	090014482423 12/11/09

Wisconsin Industrial Sand Company, L.L.C	Miller-Bradford & Risberg Inc.	2007 Case 430 Uniloader	WI	Secretary of State	100001390316 02/04/10

Additional Liens:

1.	First lien mortgage with respect to certain real property located at 14201 Lakeshore, Grand Haven, Michigan, 49417, pursuant to the Mortgage, dated as of March 20, 2001, by and between Standard Sand Corporation and David Sensibar and Jack Goldfarb, securing the indebtedness set forth as item 5 on Schedule 6.01.

2.	First lien mortgage with respect to certain real property located at 18042 N. Shore, Ferrysburg, Michigan, 49456, pursuant to the Mortgage, dated as of March 20, 2001, by and between Construction Aggregates Corporation of Michigan, Inc. (“Construction Aggregates”) and David Sensibar and Jack Goldfarb (collectively, the “Sellers”), securing the indebtedness set forth as item 5 on Schedule 6.01.

3.	First Lien mortgage with respect to certain real property located in Robinson Township, Ottawa County, Michigan pursuant to the Mortgage, dated as of March 20, 2001, by and between Construction Aggregates and the Sellers, securing the indebtedness set forth as item 5 on Schedule 6.01.

Schedule 6.02 - 16

4.	First lien security interest in all of Wisconsin Industrial Sand Company, L.L.C.’s (“Pledgor”), right, title and interest in and to the Drawing Bonds (as such term is defined in that certain Bond Pledge Agreement, dated as of September 1, 2007, by and among Pledgor, National City Bank (“Bank”) and U.S. Bank National Association) and all income therefrom and proceeds thereof granted in favor of Bank to secure Pledgor’s obligations under the Reimbursement Agreement (defined therein).

5.	Real Estate Purchase Agreement (Clark Farm Property), dated as of March 21, 2001, by and between Construction Aggregates and Tacoma Industries LLC, pursuant to which Tacoma Industries LLC has the right and obligation to purchase the related real property located in Robinson Township, Ottawa County, Michigan from Construction Aggregate.

6.	Real Estate Purchase Agreement (SAG Property), dated as of March 21, 2001, by and between Construction Aggregates Corporation of Michigan, Inc. and Tacoma Industries LLC, pursuant to which Tacoma Industries LLC has the right and obligation to purchase real property located at 18042 N. Shore, Ferrysburg, Michigan, 49456.

7.	Real Estate Purchase Agreement (Rosy Mound Property), dated as of March 21, 2001, by and between Standard Sand Corporation and Tacoma Industries LLC, pursuant to which Tacoma Industries LLC has the right and obligation to purchase real property located at 1at 14201 Lakeshore, Grand Haven, Michigan, 49417 from Standard Sand Corporation.

Schedule 6.02 - 17

SCHEDULE 6.06

TO CREDIT AND GUARANTY AGREEMENT

Certain Investments

1.	An Investment-Rabbi Trust-SERP maintained at Huntington Bank in the name of Fairmount Minerals, Ltd.

2.	An investment account maintained with Morgan Stanley Smith Barney LLC in the name of Best Sand Corporation.[1]

[1]	Note: this scheduled Investment relates to Investments in such account as of the Restatement Date and no further Investments shall be made into such account unless in compliance with the other terms and provisions of Section 6.06 of this Agreement.

Schedule 6.06 - 1